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Exhibit 10.1

WIND TURBINE GENERATOR

SUPPLY AGREEMENT

By and Between

MITSUBISHI POWER SYSTEMS AMERICAS, INC.,

a Delaware corporation ("Seller"),

and

EDISON MISSION ENERGY

a Delaware corporation ("Owner")

Dated as of

March 28, 2007

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ARTICLE 6.	CHANGE ORDERS AND SUSPENSION	19
6.1	Change Order	19
6.2	Suspension Upon Nonpayment	20
ARTICLE 7.	PROJECT DESIGNATION, DELIVERY, MECHANICAL COMPLETION, COMMISSIONING, SUBSTANTIAL COMPLETION AND FINAL COMPLETION	20
7.1	Project Designation	20
7.2	Delivery	22
7.3	Mechanical Completion	24
7.4	Commissioning	27
7.5	WTG Substantial Completion	28
7.6	Final Completion	30
7.7	Representatives	32
7.8	Coordination with SCADA Contractor	32
ARTICLE 8.	DELAYS AND DELAY DAMAGES	32
8.1	***	32
8.2	Delivery Delay Damages	32
8.3	Commissioning Delay Liquidated Damages	33
8.4	Delay Damages Not Penalty	33
ARTICLE 9.	[RESERVED]	34
ARTICLE 10.	LIMITED MECHANICAL WARRANTY OF SELLER	34
10.1	Limited Mechanical Warranty	34
10.2	Warranty Period	34
10.3	LIMITED WARRANTY, NO IMPLIED WARRANTIES	34
10.4	Remedies	35
10.5	Access	36
10.6	Quality of Repairs Etc	36
10.7	Warranty Conditions and Exclusions	37
10.8	Limitations on Warranty Exclusions	38
10.9	Reserved Rights	39
ARTICLE 11.	AVAILABILITY GUARANTY; NOISE GUARANTY	39
11.1	Availability Guaranty	39
11.2	Noise Guaranty	41

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11.3	Power Curve Threshold Guaranty	42
11.4	Maximum Design Output	45
ARTICLE 12.	LIMITATION OF LIABILITY	45
12.1	No Consequential Damages	45
12.2	Consequential Damages Exclusion, Subcap of Certain Liquidated Damages	45
12.3	Total Cap of Liquidated Damages	46
12.4	Total Limitation of Liability of Seller	46
ARTICLE 13.	FORCE MAJEURE	46
13.1	Excusable Delay	46
13.2	Mitigation	47
13.3	Termination Due to Force Majeure	47
ARTICLE 14.	TITLE	48
14.1	Clean Title	48
14.2	Transfer of Title; Risk of Loss	48
14.3	Title	49
ARTICLE 15.	INSURANCE	49
15.1	Insurance	49
ARTICLE 16.	DEFAULT/TERMINATION	50
16.1	Default	50
16.2	Cancellation and Termination; Deferral of Purchase Obligations	51
ARTICLE 17.	INDEMNIFICATION	53
17.1	General Indemnity	53
17.2	Indemnity Against Infringement	54
17.3	Treatment of Infringing Equipment	54
17.4	Indemnification Procedure	55
17.5	Survival of Indemnities	55
ARTICLE 18.	REPRESENTATIONS AND WARRANTIES	55
18.1	Representations and Warranties by Seller	55
18.2	Representations and Warranties of Owner	56
ARTICLE 19.	CONFIDENTIALITY	57
19.1	Confidentiality	57
ARTICLE 20.	DISPUTE RESOLUTION	58

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20.1	Dispute Resolution; Consent to Non-Exclusive Jurisdiction	58
ARTICLE 21.	GENERAL PROVISIONS	58
21.1	Waiver	59
21.2	Successors and Assigns	59
21.3	Notices	59
21.4	[Reserved]	60
21.5	Governing Law	60
21.6	Amendments	61
21.7	Attachments Incorporated	61
21.8	Entire Agreement	61
21.9	Survival	61
21.10	Attorneys' Fees and Costs	61
21.11	Site Regulations	61
21.12	Wind Speed Projections	61
21.13	Intellectual Property	62
21.14	Counterparts	62
21.15	Time for Claims	62
21.16	Late Payments; Right to Withhold Disputed Amounts	62
21.17	Financier's Cure Rights	62
21.18	Modification to Standards	62
21.19	English Language Documents	63

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LIST OF APPENDICES

APPENDIX 1 Definitions

LIST OF EXHIBITS

EXHIBIT A	Specifications for Wind Turbines
(i) MWT92/2.4 model with 80 meter Tower (with 4.5 meter outer diameter)
(ii) MWT92/2.4 model with 80 meter Tower (with 4.8 meter outer diameter)
(iii) MWT95/2.4 model with 80 meter Tower (with 4.5 meter outer diameter)
(iv) MWT95/2.4 model with 80 meter Tower (with 4.8 meter outer diameter)
EXHIBIT B	Requirements for Site Conditions Report
EXHIBIT B-1	Site Description
EXHIBIT B-2	Site Plan
EXHIBIT C-1	Form of MHI Guaranty Agreements
EXHIBIT C-2	Form of Owner Parent Guaranty Agreement
EXHIBIT D	Delivery Schedule
EXHIBIT D-1	Transportation Requirements
EXHIBIT E	Component Shipping List
EXHIBIT F	Site Calibration Procedures
EXHIBIT G-1	Site Conditions
EXHIBIT G-2	[Reserved]
EXHIBIT H	Power Curve Test Procedures
EXHIBIT H-1	Power Curve Test Certificate
EXHIBIT I	Noise Requirement
EXHIBIT I-1	Noise Level Test Procedures
EXHIBIT J	Insurance Requirement (Owner & Seller)
EXHIBIT K	Form of Partial (Conditional/Unconditional) Lien Waiver
EXHIBIT K-1	Form of Final Unconditional Lien Waiver
EXHIBIT L	Technical Advisor Fee Schedule
EXHIBIT M	Form of Mechanical Completion Certificate
EXHIBIT M-1	Mechanical Completion Checklist
EXHIBIT N	Form of Commissioning Certificate
EXHIBIT O	Commissioning Procedures
EXHIBIT P	Certificate of Project Commercial Operations
EXHIBIT Q	Form of WTG Substantial Completion Certificate
EXHIBIT R	Form of Final Completion Certificate
EXHIBIT S	Form of Wind Turbine Maintenance and Service Agreement
EXHIBIT T	Form of Project Designation (for Original Project Per Section 7.1.2.3)
EXHIBIT U	Form of Owner Letter of Credit
EXHIBIT V	Recommended Initial Spare Parts List
EXHIBIT W	Designation of Additional Project (Per Section 3.1(b))
EXHIBIT X	Escalation Adjustment Procedure

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Wind Turbine
Supply Agreement

        THIS WIND TURBINE GENERATORS SUPPLY, TECHNICAL ASSISTANCE AND WARRANTY AGREEMENT (this "Agreement" or "Supply Agreement"), dated as of this 28th day of March, 2007 (the "Effective Date") is made and entered into by and between EDISON MISSION ENERGY, a Delaware corporation ("Owner" or "EDISON"), and MITSUBISHI POWER SYSTEMS AMERICAS, INC., a Delaware corporation ("Seller" or "MPS").

Recitals:

        A.    Seller sells, and its affiliate, Mitsubishi Heavy Industries, Ltd., a Japan corporation ("MHI"), designs, procures components for and assembles, MHI MWT92 or 95/2.4 MW wind turbine generators, as more particularly described in Exhibit A attached hereto and made a part hereof, as the same may be modified from time to time by Seller pursuant to the terms of this Agreement.

        B.    MPS wishes to sell and EDISON desires to purchase eighty three (83) units per year for calendar years 2008 and 2009 equal to a combined total of one hundred sixty six (166) units of MHI 2.4 MW wind turbine generators with Owner's selection of either or both of MWT92/2.4 or MWT95/2.4, together with 80m towers with Owner's selection of either or both of 4.5 meter or 4.8 meter diameter towers, as shown Exhibit A and certain ancillary equipment (collectively, "Wind Turbines"), all as particularly defined in Appendix 1 and as set out in the wind turbine specifications attached hereto as Exhibit A (the "Specifications"), one (1) set of Special Tools (defined in Appendix 1) for such Wind Turbines at each Project (up to a maximum of four (4) total sets of Special Tools), as identified in the Turbine Installation and Erection Manual (defined in Appendix 1), and manuals for the installation, operation and maintenance of the Wind Turbines and other necessary documentation all as specifically described in this Agreement.

        C.    Concurrently with the execution and delivery hereof, to reserve the manufacturing slots and delivery schedule for the Wind Turbines, EDISON shall pay MPS a reservation fee (the "Reservation Fee") in the amount of (i) with respect to the first *** 2008 delivery units (the "First 2008 Units"), *** percent (***%) of the Contract Price for such First 2008 Units, less *** US Dollars ($***) previously paid as a "Good Faith Fee" plus any additional payments under the Term Sheet dated December 7, 2006 made prior to this contract signing to reserve the manufacturing slots and delivery schedule for the Wind Turbines, plus (ii) with respect to the next *** 2008 delivery units (the "Last 2008 Units"), *** percent (***%) of the Contract Price for such Last 2008 Units, plus with respect to the 2009 delivery units, *** percent (***%) of the Contract Price for such 2009 delivery units.

        D.    Owner and Seller anticipate that the Wind Turbines to be purchased by Owner will be used for the purpose of developing, constructing, building and installing a wind energy project for each of the 2008 and 2009 delivery units (each, a "Project") to be located on real property at a location to be determined by Owner and subsequently to be as described in Exhibit B-1 and Exhibit B-2 for each Project (each, a "Site"); provided, however, that Owner shall, at its sole discretion, have the option to use such Wind Turbines in connection with up to two additional Projects per year (individually an "Individual Project", and collectively, the "Individual Projects") to be located on real property at locations to be determined by Owner and subsequently to be described in Exhibit B-1 and Exhibit B-2 to a separate Wind Turbine Generator Supply Agreement, which shall be on the same terms as this Agreement other than as described in Section 3.1(b) of this Agreement (an "Additional Supply Agreement"), all as more fully described herein. As used herein, the term "Site" shall be deemed to

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refer to the Site of the Project for the 2008 delivery units, to the Site of the Project for the 2009 delivery units, and/or to the Site of each Additional Project designated by Owner, as the context may require. As used herein, the term "Project" shall mean the applicable Individual Project or Individual Projects in question (including Additional Projects).

        E.    Following the determination of a Site for a Project pursuant to this Agreement, Owner (or its assignee) and Seller (in its capacity as Servicer, the "Servicer") will enter into a Wind Turbine Maintenance and Service Agreement in the form attached as Exhibit S (the "Service Agreement"), pursuant to which Servicer will maintain, service and repair the Wind Turbines subject to the terms thereof.

        F.     MPS represents that it is experienced in designing, manufacturing, commissioning, and maintaining Wind Turbines and has the necessary skill, expertise, resources and capacity in order to satisfy its obligations under this Agreement and EDISON represents that it has all of the funds, permits, manpower and the necessary skill, expertise, resources and capacity in order to satisfy its obligations under this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Owner agree as follows intending to be legally bound:

Article 1. Definitions

  1.1
  Defined Terms, Phrases.

                        (a)    For purposes of this Agreement, capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in Appendix 1.

                        (b)    As used herein, the phrase "first WTG shipment" and similar phrases shall be deemed to mean, for the 2008 delivery units, the first 2008 WTG shipped to the applicable Project, and for the 2009 delivery units, the first 2009 WTG shipped to the applicable Project.

Article 2. Interpretation

  2.1
  Sections, Articles, Appendices and Exhibits.

        References to Sections, Articles, Appendices and Exhibits are, unless otherwise indicated, made to Sections of, Articles of, Appendices to and Exhibits to this Agreement. The parties acknowledge that the Recitals, Appendices and Exhibits hereto form an integral part hereof.

  2.2
  Headings.

        The headings to Sections and Articles of this Agreement are for ease of reference only and do not form part of this Agreement and shall not in any way affect its construction or interpretation.

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  2.3
  Gender.

        The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa, and references to persons shall include individuals, bodies corporate, unincorporated associations and partnerships.

  2.4
  Successors and Assigns.

        References to parties in this Agreement shall be deemed to include references to their successors and permitted assigns.

  2.5
  Miscellaneous.

        The words "herein," "hereof" and "hereunder" shall refer to this Agreement as a whole and not to any particular article, section or subsection of this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America, consistently applied. References to this Agreement shall include a reference to all Exhibits and Appendices hereto, as the same may be amended, modified, supplemented or replaced from time to time. References to any agreement, document or instrument shall mean a reference to such agreement, document or instrument as the same may be amended, modified, supplemented or replaced from time to time. The use of the word "including" in this Agreement to refer to specific examples shall be construed to mean "including, without limitation" or "including but not limited to" and shall not be construed to mean that the examples given are an exclusive list of the topics covered. The word "day" shall constitute a calendar day of twenty-four (24) hours measured from midnight to the next midnight.

Article 3. Seller's Obligation

  3.1
  Sale of Wind Turbines; Option to Designate Additional Project; Option to Designate Delivery Location.

                (a)   Upon the terms and subject to the conditions of this Agreement, Seller hereby agrees to (i) sell and deliver to Owner, and provide technical advice pursuant to Section 7.3.2 during the assembly, installation and erection of, the Wind Turbines, as described in the Specifications, and (ii) perform the Wind Turbine Work.

                (b)   Additional Project Designation. Seller hereby agrees that Owner has an option to designate up to two additional Projects per year (each, an "Additional Project") for use of the Wind Turbines. This option is valid only if the following occurs:

  (1) Owner exercises the option by notice to Seller designating one or two Additional Project sites, together with the selection of the number and models of turbines to be used at an Additional Project site or sites; delivered to Seller no later than *** months before first WTG shipment (Owner may exercise the option in either one notice or in two separate notices given at different times, provided the last notice must still be delivered no later than *** months prior to first WTG shipment to its respective Project for the applicable delivery year); and,

  (2) Owner shall use commercially reasonable efforts to schedule each Additional Project so as to enable Seller to utilize the same technical field advisor ("TFA") and commissioning team to

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  support the Project designated under this Agreement and an Additional Project; provided, however, that Seller agrees to provide multiple TFA and commissioning teams, if necessary, in order to support two Projects in parallel. Notwithstanding the foregoing, in the event Owner designates two Additional Projects in a year, the construction and commissioning work shall not be scheduled by Owner(s) in a manner such that Seller's TFA team will be required to work in a parallel time frame on the construction and commissioning work of more than two Projects. The additional costs associated with the Additional Projects shall be as set forth in Exhibit W and no Change Order shall be issued as a result thereof; and

  (3) each Additional Project will utilize not less than *** Wind Turbines, nor more than *** turbines unless covered differently through a formal Change Order; and

  (4) no later than fifteen (15) Business Days following such election of an Additional Project, Owner and Seller shall enter into an Additional Supply Agreement containing the same terms and conditions contained in this Agreement, but with the following changes:

    a) Changes to the Site Description, and,

    b) Changes to the Site Plan and Site Conditions; and,

    c) The Additional Supply Agreements shall not contain a Section 3.1(b), and;

    d) Changes to the method of delivery, including any changed Inland Transportation Quote elected by Owner, as the case may be; and;

    e) If the Additional Supply Agreement designates an amount of Wind Turbines between *** and ***, the Availability Guarantee set forth in Article 11 of the Additional Supply Agreement shall be amended as follows:

      Number of turbines selected = ("Y")

      The Availability Guaranty percentage number shall be: ***, rounded to two decimals. By way of example, if the Additional Supply Agreement designates *** turbines, the Availability Guaranty shall be adjusted to ***%.

      Notwithstanding the foregoing, in the event that the additional site is adjacent to an existing site designated by Owner for MHI wind turbines such as *** or ***, and the Additional Supply Agreement designates an amount of Wind Turbines comprising *** through *** (both inclusive), then the Availability Guarantee percentage number shall be: ***, rounded to two decimals. For the avoidance of doubt, in the event the additional site is designated adjacent to such an existing site, and the Additional Supply Agreement designates an amount of Wind Turbines more than 24, the Availability Guarantee percentage shall be ***%. By way of example, if the Additional Supply Agreement designates 23 turbines, the Availability Guarantee shall be adjusted to ***%.

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    f) The Contract Price of the Additional Supply Agreement shall be calculated by:

      (A) Multiplying the Unit Price in the Agreement times a number ("Z") as follows:

        Z = the number of Wind Turbines Owner elects for the Additional Supply Agreement.

        By way of example, if Owner designates 40 Wind Turbines for the additional site, the Additional Supply Agreement Contract Price shall be as follows: Unit Price × 40, or by way of another example, if Owner designates another 21 Wind Turbines for the second additional site after the designation of 40 turbines for the first additional site, the Additional Supply Agreement Contract Price for the second Additional Project shall be Unit Price × 21 and;

      (B) The Additional Supply Agreement Contract Price in (A) above shall then be adjusted upwards in the amounts set forth in Exhibit W, and the amount of the Inland Transportation Quote, if elected by Owner; and,

  (5) no later than fifteen (15) Business Days following the election to have an Additional Supply Agreement, Owner shall cause and issue a Change Order for this Agreement that:

    a) Reduces the Contract Price. The original Contract Price of this Agreement shall be reduced by an amount equal to the product of multiplying (i) the Unit Price in this Agreement by (ii) the total number of Wind Turbines Owner selected for the site or sites contemplated for the Additional Supply Agreement, and;

    b) Adjusts the Availability Guarantee. If the remaining number of Wind Turbine provided under this Agreement after the designation of additional site or sites under the Additional Supply Agreement is less than ***, the Availability Guaranty set forth in Article 11 of this Agreement shall be amended as follows:

      Number of turbines remained to be supplied under this Agreement = ("y")

      The availability guaranty percentage number shall be: ***, rounded to two decimal places. By way of example, if the remaining number of Wind Turbine supplied under this Agreement designates is *** turbines, the availability Guaranty in the original Agreement shall be adjusted to ***%. Notwithstanding anything to the contrary, if both the original Agreement and an Additional Supply Agreement are each allocated not less than *** Wind Turbines, then the Availability Guaranty for both projects shall be ***percent (***%) as set forth in Section 11.1.

      Notwithstanding the foregoing, in the event that the additional site is adjacent to an existing site designated by Owner for MHI wind turbines such as *** or ***, and the Additional Supply Agreement designates an amount of Wind Turbines comprising *** through *** (both inclusive), then the Availability Guarantee percentage number shall be: ***, rounded to two decimals. For the avoidance of doubt, in the event the additional site is designated adjacent to such an existing site, and the Additional Supply Agreement designates an amount of Wind Turbines more than ***, the Availability Guarantee

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      percentage shall be ***%. By way of example, if the Additional Supply Agreement designates *** turbines, the Availability Guarantee shall be adjusted to ***%.

    c) Upon Owner's designation of two Additional Projects for a year, deletes this Section 3.1(b)for such year. For the avoidance of doubt, Section 3.1(b) remains valid even if Owner designates one Additional Project, provided however the number of Additional Projects which Owner can designate shall be changed from two (2) to one (1) for the affected year;

    d) Seller and Owner consent and agree that the Contract Price under this Agreement, as adjusted above in 5(a) above, shall apply retroactively to any payment amounts set forth in Section 5.2.1, 5.2.2, 5.2.11 and 5.2.12 that have been received by Seller. Seller shall not be required to reimburse any overpayments; instead, the overpayment amount shall be immediately and automatically applied, and considered as payments under the Additional Supply Agreement. A Change Order shall issue for this Agreement, and the Additional Supply Agreement shall itself include a provision, that memorializes reallocation of such payments.

                (c)   Delivery Location Designation. Subject to approval of the Inland Transportation Quote provided in Section 7.1.2.3, Owner shall designate the delivery location for the Wind Turbines, which location shall be at the applicable Site. Owner shall pay Seller for all actual and reasonable costs of such transportation in accordance with the Transportation Adjustment set forth in Section 5.1.3.

                (d)   In addition to the creation of separate agreements for Additional Projects, if Owner designates a Project for the 2009 delivery units that is different from the Project(s) for any of the 2008 delivery units, then at Owner's request, Owner and Seller shall enter into a separate agreement for such 2009 delivery units on all of the same terms and conditions as contained in this Agreement that apply to the 2009 delivery units so that the 2009 delivery units are governed by a separate agreement from the 2008 delivery units.

  3.2
  Seller's Duties and Responsibilities.

                3.2.1    Design, Engineering and Delivery. Seller shall cause MHI to design, engineer and fabricate and shall procure from MHI, transport and deliver the Wind Turbines to the Site, in accordance with the Delivery Schedule attached hereto as Exhibit D and Section 7.2.

                3.2.2    Delivery of Documents. Seller shall prepare and deliver the following documents to Owner for each Project on or before the dates indicated:

                (a)   The Tower load data (the "Tower Load Data"), within thirty (30) Business Days following the last to occur of the NTP Date or the date of Owner's selection of MWT92/2.4 or MWT95/2.4 and 4.5 meter or 4.8 meter diameter towers for a particular Project.

                (b)   The Tower base flange drawing (the "Tower Base Flange Drawing") stamped "For Construction," within thirty (30) Business Days following the last to occur of the NTP Date or the date of Owner's selection of MWT92/2.4 or MWT95/2.4 and 4.5 meter or 4.8 meter diameter towers for a particular Project.

                (c)   The Tower assembly drawing (the "Tower Assembly Drawing")indicating the dimensions and weights of each Tower section, within thirty (30) Business Days following the last to occur of the

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NTP Date or the date of Owner's selection of MWT92/2.4 or MWT95/2.4 and 4.5 meter or 4.8 meter diameter towers for a particular Project.

                (d)   The Tower base plate drawing, within thirty (30) Business Days following the last to occur of the NTP Date or the date of Owner's selection of MWT92/2.4 or MWT95/2.4 and 4.5 meter or 4.8 meter diameter towers for a particular Project.

                (e)   The electrical schematics indicating the mounting and connection details for the down Tower electrical and communications equipment, within thirty (30) Business Days following the last to occur of the NTP Date or the date of Owner's selection of MWT92/2.4 or MWT95/2.4 and 4.5 meter or 4.8 meter diameter towers for a particular Project.

                (f)    The communications protocol document (the "Communications Protocol"), within thirty (30) Business Days following the last to occur of the NTP Date or the date of Owner's selection of MWT92/2.4 or MWT95/2.4 and 4.5 meter or 4.8 meter diameter towers for a particular Project.

                (g)   One copy per each Project of the manual describing the installation and erection of the Wind Turbines (the "Turbine Installation and Erection Manual"), within thirty (30) Business Days following the last to occur of the NTP Date or the date of Owner's selection of MWT92/2.4 or MWT95/2.4 and 4.5 meter or 4.8 meter diameter towers for a particular Project.

                (h)   Three (3) copies per Project of the Instruction Manual, on or before the Project Substantial Completion Date for the particular Project.

                (i)    A proposed schedule of Scheduled Maintenance for a Project covering the Initial Warranty Period, within thirty (30) Business Days following the last to occur of the NTP Date or the date of notification of Owner's election of a Site location for a particular Project pursuant to Section 7.1.2.

                (j)    The list of the initial Spare Parts recommended by Seller to be maintained at a Site, within thirty (30) Business Days following the last to occur of the NTP Date or the date of notification of Owner's election of a Site location for a particular Project pursuant to Section 7.1.2.

                (k)   Columnar Control Strategy for Wind Turbines, if any is recommended by Seller under Section 7.1.1(a), not later than sixty (60) days from Seller's receipt of Site Conditions and Site Plan from Owner pursuant to Section 7.1.1(a).

                (l)    The manufacturers' factory quality control check-sheet, concurrently with the shipment of each Wind Turbine nacelle, Tower section and blade set.

                3.2.3    Provision of Technical Service. Seller shall provide technical advisory service at the Site during assembly, installation and erection of the Wind Turbines, pursuant to Section 7.3.2.

                3.2.4    Commissioning of the Wind Turbines. Seller shall perform Commissioning of all of the Wind Turbines, pursuant to the Commissioning Procedures and Section 7.4.

                3.2.5    Consumable Parts and Spare Parts. Seller at its sole cost shall provide, during its performance of Wind Turbine Work, all Spare Parts and Consumable Parts as described in Exhibit V (Recommended Initial Spare Parts List) necessary or appropriate to achieve assembly, installation and

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Commissioning of the Wind Turbines at the Project. For the avoidance of doubt, the initial Spare Parts inventory shall be available pursuant to Section 2.3(c) of the Service Agreement.

                3.2.6    Special Tools. Within thirty (30) Business Days after the NTP Date, Seller shall provide Owner with a list of all Special Tools. Seller shall deliver to the applicable Site, assemble and make available one (1) set of Special Tools for each Project (up to a maximum of four (4) total sets of Special Tools) as identified in the Turbine Installation and Erection Manual on or before the first delivery of Wind Turbines to the Site pursuant to Section 7.2. Owner may at any time request in writing additional sets of Special Tools at the price of *** US Dollars ($***) per set (FOB Japan Port: Incoterms 2000), provided, however, the fifth set following the above four (4) included sets of Special Tools, only in event that Owner designates a second Additional Project, shall be provided by Seller at a discounted price of *** US Dollars ($***) subject to Owner's issuance of purchase order for an additional set of Special Tools concurrently with the notice to Seller of such second Additional site designation. Such additional set(s) of Special Tools shall be delivered to the Site in the United States not later than two hundred ten (210) days from the Seller's receipt of the remittance by Owner of the appropriate additional price stated in Seller's invoice following the issuance of Change Order by Owner. Actual transportation cost, including but not limited to; the cost of ocean freight from Japan to the Port of Entry, the costs of insurance for transportation to the Site entrance, the cost of inland freight and delivery (but excludes the unloading costs) at the Site entrance and all customs duties and other similar taxes due upon the importation of the additional sets of Special Tools into the United States plus 12.5% shall be paid by Owner to Seller within ten (10) Business Days after Owner's receipt of the invoice issued by Seller. Owner shall be liable for and shall pay all present and future taxes and duties levied upon the Special Tools in the United States including any sales tax, use tax, value added taxes, property tax, excise or similar taxes payable within the United States; if Seller is required by Applicable Law to pay or collect any such taxes on the additional Special Tools, then such taxes shall be paid by Owner in addition to the invoiced price.

                3.2.7    Permits. Seller shall obtain all Permits required for the importation, transportation and delivery of the Wind Turbines to the Site subject to Section 4.1.

                3.2.8    Calibration. Seller shall cause each turbine controller and each Wind Turbine Anemometer to be checked for accuracy and calibrated prior to delivery to the Site. All of the Wind Turbine Anemometers and any spare Wind Turbine Anemometers shall be calibrated utilizing NIST or MEASNET methods and standards. Prior to commencement of Commissioning of each Wind Turbine, Seller shall provide to Owner a calibration report for each Wind Turbine Anemometer which will include individual calibration documentation and a description of the methodology used.

                3.2.9    Parent Guaranty. Seller shall deliver to Owner, on or prior to the NTP Date, a guaranty agreement executed by its parent company (MHI) in the form attached hereto as Exhibit C-1 (the "MHI Guaranty Agreement"), pursuant to which MHI will guarantee Seller's performance and payment obligations under this Agreement and the Service Agreement.

  3.3
  Standard of Performance.

        Seller shall perform the Wind Turbine Work in accordance with the Specifications, Applicable Law, Prudent Wind Industry Practices, Permits described in Section 3.2.7, the Turbine Installation and Erection Manual (each such manual as modified by Seller from time to time; provided, that the manuals in effect at a given time shall govern the work performed at such time and any later

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modifications to any manual shall not render the work so performed inconsistent with the Requirements), and other express requirements of this Agreement (collectively, the "Requirements").

  3.4
  Cooperation and Non-interference.

        Seller acknowledges that, concurrently with the performance of the Wind Turbine Work under this Agreement, BOP Contractor will be erecting the WTGs and supplying, constructing, installing, and testing the balance of plant on behalf of Owner pursuant to the BOP Contract. Seller, on commercially reasonable basis, agrees not to interfere with the work of Owner and the BOP Contractor and Owner's other wind turbine generators operating within the construction area of the Project; provided that Owner had given Seller reasonable advance notice of actual or potential interference. Without limitation of Sections 6.1 and 6.2, Seller agrees to reasonably cooperate with Owner and BOP Contractor and to reasonably coordinate Seller's performance of the Wind Turbine Work with such other persons so as to allow Owner to cause all work performed at the Site to be completed in a timely and efficient manner, provided that Seller shall not be required to deviate from the Requirements. In addition, Seller will attend all coordination meetings at the Site provided that not less than two (2) Business Days prior notice of such meeting is given to Seller. Seller shall reasonably cooperate with Owner, at Owner's expense, in connection with Owner's efforts to obtain approvals, certificates, and Permits required to complete the Project.

  3.5
  GL Certification.

        Seller shall provide to Owner a Germanischer Lloyd ("GL") A-design certificate for the MWT92 model(s) and configurations, with Owner's selection of either or both of a) a 4.5 meter or b) a 4.8 meter diameter tower, including GL's power curve confirmation for the Wind Turbines prior to i) March 31, 2008 (with respect to the 4.5 meter diameter towers) or ii) September 30, 2007 (with respect to the 4.8 meter diameter towers), for the relevant turbine which shall be consistent with the Specifications and contain no qualification, exception or conditions. In addition, Seller shall provide to Owner, prior to March 31, 2008, a GL A-design certificate for the MWT95 model(s) and configurations (including both the 4.5 meter and the 4.8 meter diameter towers), including Seller's preliminary power curve test report or engineering sheet for the Wind Turbines, and within six (6) months thereafter provide GL's power curve confirmation for the relevant turbine which shall be consistent with the Specifications and contain no qualification, exception or conditions. If Owner elects the Cold Weather Package for some or all of the Wind Turbines pursuant to Section 5.1.2, then Seller shall by December 31, 2009 supply to Owner a GL A-design certificate for such Wind Turbine models, as modified to be equipped with the Cold Weather Package, which shall be consistent with the Specifications (as modified to include the Cold Weather Package) and contain no qualification, exception or conditions, along with confirmation that the GL power curve confirmations for such Wind Turbine models have not been affected by the addition of the Cold Weather Package. The Wind Turbines to be supplied by Seller to the Owner under this Agreement shall be materially consistent with the wind turbine generators for which the GL A-design certificate was issued, and will include any modifications or upgrades that were implemented in order to obtain said certificate. Seller shall not provide any site specific certification or confirmation. Failure of Seller to provide to Owner each GL A-design certificate and each GL power curve confirmation as provided in this Section 3.5 shall constitute a default pursuant to Section 16.1 hereof.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Article 4. Owner's Obligations

        Owner shall perform all of its obligations and duties under this Agreement, including but not limited to:

  4.1
  Project Site Access.

        Provide to Seller and its subcontractors and their respective employees and agents reasonable access to each Site and locations for Delivery as necessary to permit Seller to perform the Wind Turbine Work. The access to the Sites and such Delivery areas provided by Owner shall be broad enough and otherwise sufficient to permit access and egress by heavy trucks and highway trailers under normal weather conditions and shall comply with the requirements of Exhibit D-1.

  4.2
  Storage, Security Turbine Equipment.

        Owner shall provide, at its cost, appropriate storage at or near the Site and security for all Major Components, equipment, Consumable Parts, materials, supplies and other equipment required to assemble, erect and install the Wind Turbine, undertake Commissioning, and otherwise perform Seller's obligations under this Agreement. Owner shall also use the same care to protect any of Seller's property at or near the Site as it does with its own property and shall be responsible for any damage to such property resulting from its failure to use such care. Owner shall, and shall cause all of its employees, agents and subcontractors, to follow reasonable safety measures and procedures at the Site.

  4.3
  Mechanical Completion.

        Owner shall be responsible for achieving Mechanical Completion of each individual WTG delivered by Seller, which such installation of the WTGs shall be in accordance with the Turbine Installation and Erection Manual and in compliance with Applicable Laws and Prudent Wind Industry Practices.

  4.4
  Payment.

        Owner shall pay to Seller all payments due in accordance with this Agreement in compensation for Seller's performance of the Wind Turbine Work.

  4.5
  Parent Guaranty.

        If Owner is an entity other than Edison Mission Energy, Owner shall deliver to Seller on or prior to the NTP Date, a guaranty agreement executed by its parent company in the form attached hereto as Exhibit C-2 (the "Owner Parent Guaranty Agreement"), pursuant to which the parent company of the Owner will guarantee Owner's payment obligations under this Agreement and the Service Agreement..

  4.6
  Equipment Unloading.

        The Owner shall unload all Wind Turbines, Special Tools, Consumable Parts and Spare Parts, at its own cost and risk, in accordance with the requirements set forth in Section 7.2.1 (c).

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

  4.7
  Permits.

        Owner shall be responsible for all Owner's Permits.

  4.8
  Acceptance of Electricity Generated by WTGs during Commissioning.

        Owner shall make electricity available during Commissioning.

        Owner shall accept electricity generated by the WTGs during Commissioning. The Balance of Plant shall be designed by Owner to meet the interconnection requirements of the Interconnection Utility and based on the Specifications. Seller shall not be responsible for any loss or damage due to noncompliance by Owner with the interconnection requirements of the Interconnection Utility.

  4.9
  Cooperation and Non-Interference.

        Owner agrees (or shall cause BOP Contractor) not to interfere with Seller's performance of the Wind Turbine Work at or near the Site; provided that Seller had given Owner reasonable advance notice of actual or potential interference.

        Owner agrees (or shall cause BOP Contractor) to reasonably cooperate and coordinate with Seller so as to allow Seller to cause all the Wind Turbine Work performed at the Site to be completed in a timely and efficient manner.

  4.10
  Notice to Proceed.

        Owner shall deliver to Seller the NTP(s) on or before March 29, 2007 for the 2008 delivery units, and on or before June 30, 2007 for the 2009 delivery units (each date being the "NTP Deadline" for the applicable delivery units, and the date of actual issuance of an NTP being hereafter referred to as the "NTP Date" for the applicable units). In the event that Owner does not, for any reason (A) pay to Seller the NTP Payment applicable to the affected 2008 or 2009 delivery units when required pursuant to Section 5.2.2 or 5.2.12; and (B) deliver (i) the original Owner Parent Guaranty Agreement if required pursuant to Section 4.5, and (ii) the NTP to Seller on or before the applicable NTP Deadline, then this Agreement shall terminate without further notice with respect to the delivery units to which such NTP Deadline related, and the Reservation Fee (described in Section 5.2.1 and 5.2.11) applicable to affected 2008 or 2009 delivery units shall be retained by Seller as a nonrefundable cancellation fee. An election by Owner not to deliver an NTP for the 2008 delivery units, or not to provide the other funds or information required by this Section with respect to the 2008 delivery units, shall not affect Owner's right to exercise its option to deliver an NTP with respect to the 2009 delivery units. Similarly, an election by Owner not to deliver an NTP for the 2009 delivery units, or not to provide the other funds or matters required by this Section with respect to the 2009 delivery units, shall not affect Owner's rights with respect to the 2008 delivery units.

  4.11
  Owner's Other Obligations.

                (a)   Communication Lines. Owner shall provide Seller with internet access to the SCADA system, commencing with Commissioning through Project Substantial Completion. Such access shall be limited to (a) data access for analytical purposes and (b) control software access for monitoring, parametric verification, and Owner approved editing. WTG operating control access will only be provided as determined appropriate by the Owner. All such access shall be considered strictly

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

confidential and solely utilized for the benefit of the Project. Owner shall only be required to install the lines, cabling and wiring on the Site such that the WTGs are connected to the Owner's operation and maintenance facility located at or near the Site.

                (b)   Permitting Cooperation. If requested by Seller, Owner shall, at no cost or expense to Owner, cooperate with Seller to obtain the Seller Permits.

                (c)   BOP Safety Manual. Owner shall deliver any BOP Contractor Safety Manual to Seller promptly upon receipt thereof from BOP Contractor.

                (d)   Site Conditions. Owner shall provide to Seller the Site Conditions of the Site as required under this Agreement in the form attached hereto as Exhibit G-1.

                (e)   Mechanical Completion Schedule. Owner shall provide Seller with l a schedule, updated weekly once Owner's work on the Project commences, setting forth the number of WTGs per Site and dates by which same are expected to achieve Mechanical Completion.

                (f)    Office Space. Owner shall provide Seller with reasonable office space at a location at or near the Site.

                (g)   BOP Contractors. Owner shall provide Seller with a list of the names and notice addresses of the BOP Contractors, if any, within a reasonable period of time after such BOP Contractors are engaged by the Owner, and shall update such list if any other BOP Contractors are engaged by Owner.

Article 5. Contract Price and Payment

  5.1
  Unit Price; Contract Price and Tax.

        As full and complete payment for each Wind Turbine delivered in accordance with the provisions of this Agreement, the performance of the Wind Turbine Work and Seller's other obligations under this Agreement with respect thereto, Owner shall pay to Seller in the manner and at the time specified in Section 5.2 below, and Seller shall accept as payment in full by Owner, the applicable sum from the following price table, depending on the delivery unit year and Owner's selection of MWT92/2.4 or MWT95/2.4 models and of 4.5 meter or 4.8 meter diameter towers, which election by Owner shall be made no later than *** months before first WTG shipment as per Exhibit D.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Year 2008 units

Model	("Unit Price")	("Contract Price") (83 units)

(i) MWT92/2.4 with 4.5 meter diameter towers (*)	¥*** plus US$***	¥*** plus US$***

(ii) MWT92/2.4 with 4.8 meter diameter towers	¥*** plus US$***	¥*** plus US$***

(iii) MWT95/2.4 with 4.5 meter diameter towers(*)	¥*** plus US$***	¥*** plus US$***

(iv) MWT95/2.4 with 4.8 meter diameter towers ("2008 Basic Model")	¥*** plus US$***	¥*** plus US$***

Year 2009 units

model	("Unit Price")	("Contract Price") (83 units)

(i) MWT92/2.4 with 4.5 meter diameter towers(*)	¥*** plus US$*** (*)	¥*** plus US$*** (*)

(ii) MWT92/2.4 with 4.8 meter diameter towers	¥*** plus US$***	¥*** plus US$***

(iii) MWT95/2.4 with 4.5 meter diameter towers(*)	¥*** plus US$***	¥*** plus US$***

(iv) MWT95/2.4 with 4.8 meter diameter towers ("2009 Basic Model")	¥*** plus US$***	¥*** plus US$***

(*) The Unit Price and Contract Price relating to 4.5 meter diameter tower, except for the amount to be increased in accordance with other condition herein defined such as Escalation Adjustment, may be subject to minor reduction to be identified by Seller not later than the site designation made by Owner.

The Contract Price is for all Wind Turbines and the Wind Turbine Work and includes packing costs, the costs of insurance for transportation of the Wind Turbines, the cost of freight and delivery of the Wind Turbines. Seller shall pay all customs duties and any other similar taxes due upon the importation of the Wind Turbines into the United States. Owner shall be liable for and shall pay all present and future other taxes and duties including any sales tax, use tax, value added tax, property tax, excise or other similar taxes payable within the United States; if Seller is required by Applicable Law to pay or collect any such taxes on the Wind Turbine Work, then such taxes shall be paid by Owner in addition to the Contract Price. The Contract Price stated above excludes (i) any unloading costs, costs for assembly, installation and erection of the Wind Turbines at the Site, and balance of plant costs, all of which are the responsibility of Owner, (ii) the Technical Advisory Fee, which shall be paid separately in accordance with Section 7.3.2(a), (iii) any other sums expressly required under this Agreement to be paid or reimbursed by Owner to Seller and not described in this Section 5.1, (iv) if Seller is requested to supply additional sets of Special Tools pursuant to Section 3.2.6, any additional price therefore invoiced pursuant to Section 3.2.6, (v) the Cold Weather Package option, which shall be ordered and priced pursuant to Section 5.1.2, (vi) the Transportation Adjustment, which shall be ordered and priced pursuant to Section 5.1.3, and the Inland Transportation Adjustment, which shall be ordered and priced pursuant to Section 7.1.2.3, (vii) the Commissioning Fee as described in Section 5.1.5, (viii) the Lift Assist System option, which shall be ordered and priced pursuant to Section 5.1.7, and (ix) the 50

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Hertz option, which shall be ordered and priced pursuant to Section 5.1.8. With respect to the sums described in items (ii) through ix), inclusive, Owner shall be liable for and shall pay all present and future taxes and duties including any sales tax, use tax, value added tax, property tax, excise or other similar taxes payable within the United States; if Seller is required by Applicable Law to pay or collect any such taxes on such items, then such taxes shall be paid by Owner in addition to the Contract Price.

                5.1.1    Currency Conversion. Concurrently with the applicable NTP Payment, Owner may elect to convert any further payable Japanese Yen portion of the Contract Price associated with the WTGs covered by the applicable NTP Payment, except for the payments previously or concurrently made pursuant to Section 5.2.1, 5.2.2, 5.2.11 and 5.2.12, into US Dollars at the one month averaged exchange rate quoted in the Wall Street Journal, Western Regional Edition under the caption "Global Stocks and Currencies—Currencies" for the 30 trading days immediately prior to the date the applicable NTP Payment is made (or if such delivery date is not a trading day, the first trading day thereafter) plus currency hedge cost offered by The Bank of Tokyo-Mitsubishi UFJ; provided, however, that Owner (i) delivers a nonbinding written notice to Seller of its intention to make such conversion no later than five (5) Business Days prior to the applicable NTP Payment date; and (ii) delivers binding and irrevocable instructions to Seller with respect to such conversion as early as practicable, but in no event later than 12 Noon, Pacific Time, on the proposed trading day. In the event that Owner does not exercise such option as provided herein, then the Contract Price for the WTGs covered by the applicable NTP Payment shall remain payable in accordance with Section 5.2 below in Japanese Yen and US Dollars in the ratio that the two currencies bear to each other in the Contract Price. In the event that Owner does exercise such option as provided herein, then, following such currency conversion, the remaining payable Contract Price for the affected Wind Turbines shall be payable solely in US Dollars, except for the payment of escalation adjustment pursuant to Section 5.1.6. Notwithstanding the foregoing, Owner may elect currency conversion for the First 2008 Units (NTP Payment date of March 29, 2007) by giving written notice of such election to Seller no later than March 30, 2007 (and Owner shall be deemed to have given the non-binding notice of intention to make such conversion specified in clause (i) of the first sentence in this Section simultaneously with execution of this Agreement).

                5.1.2    Cold Weather Package. The Cold Weather Package will be available for inclusion on applicable Wind Turbines scheduled for delivery as shown on Exhibit D. Owner may elect to purchase the Cold Weather Package for each Wind Turbine by giving written notice of the same to Seller within thirty (30) days after designation of the Site for such Wind Turbines. Seller shall provide its good faith estimate of the cost of such Cold Weather Package (per turbine model) no later than August 31, 2007, and shall update such estimate from time to time as the cost becomes more certain; provided, however, that the final cost of such Cold Weather Package (per turbine model) shall not exceed US$*** per Wind Turbine. If Owner selects a Cold Weather Package and subsequently Seller provides the Cold Weather Package to other purchasers of similar of Wind Turbines with scheduled deliveries in 2008 or 2009 for a lower price than that charged Owner, then the price charged Owner for the Cold Weather Package shall be automatically adjusted to such lower price and, if already paid, the amount overpaid shall be promptly refunded to Owner.

                5.1.3    Transportation Adjustment. The Contract Price stated in Section 5.1 is based on shipment as follows: (i) Wind Turbine components originating from Japan, DDP United States Port of Entry on the West Coast that can accommodate delivery of the Wind Turbines (INCOTERMS 2000), (ii) Tower, ex-works of US factory location or through US Customs to a DDP Port of Entry on the West Coast that can accommodate delivery of the Wind Turbines, and (iii) blade, ex-works of Santa Teresa, New Mexico (the "Port of Entry"). As early as practicable, but in no event later than

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

16 months before WTG first shipment to a Project, Owner may elect by written notice to Seller to change the Port of Entry, or to elect multiple Ports of Entry, into the United States provided, however, that the Contract Price shall be equitably adjusted to be increased (and in no event to be decreased) so that Seller shall recover all actual and reasonable costs and expenses incurred in the change of Port of Entry (the "Transportation Adjustment").

                5.1.4    Inland Transportation Costs. The Contract Price stated in Section 5.1 includes all transportation related costs to the Port of Entry, does not include costs for transporting the Wind Turbines from the Port of Entry to the Site. The Inland Transportation Costs (as defined in Section 7.1.2.3) shall be payable as provided in Section 5.2.10 and 5.2.20.

                5.1.5    Commissioning Fee. Seller is responsible for Commissioning of all the Wind Turbines by provision of its commissioning engineers (the "Commissioning Engineers") services. The fee for such Commissioning Engineers' services shall be calculated on a rendered basis, in accordance with Technical Advisor Fee Schedule attached hereto as Exhibit L (the "Commissioning Fee"). The Contract Price stated in Section 5.1 does not include the Commissioning Fee, and the Owner shall pay the Commissioning Fee on a monthly basis pursuant to Section 5.2.9 and 5.2.19.

                5.1.6    Contract Price Adjustment. The Contract Price stated in Section 5.1 shall reflect (i) the actual models of Wind Turbines selected by Owner from the MHI MWT95/2.4 wind turbine generator with 4.8 meter diameter tower (the "2008 Basic Model" or "2009 Basic Model", collectively, the "Basic WTG Model") based on the Price Table in accordance with Section 5.1, (ii) the Escalation Adjustment, if the Escalation Adjustment is required in accordance with Exhibit X (the "Escalation Adjustment Procedure"), and (iii) the cost to modify the WTG Specifications if the WTG Specifications have to be modified to meet Site Conditions and/or the Site Plan stated in Section 7.1; provided, however, that such adjustment(s) shall apply only in the event that the Owner elects a different WTG model from the Basic WTG Model, the Escalation Adjustment is required or the WTG Specifications are modified as a result of site specific changes in the Site Conditions and/or Site Plan.

                5.1.7    Lift Assist System Option. The Lift Assist System option will be available for all Wind Turbines. Owner may elect to purchase the lift assist system for each Wind Turbine by giving written notice of the same to Seller 15 months prior to first WTG shipment. Upon such election, the Unit Price shall increase by an amount equal to the cost of the Lift Assist System plus ***%, and the Contract Price shall increase by an amount equal to the cost of the Lift Assist System plus ***% multiplied by the number of Wind Turbines for which the Lift Assist System is ordered.

                5.1.8    50 Hertz Option. Owner may elect to convert the specification of WTGs from 60 Hz to 50 Hz by giving written notice to Seller 15 months prior to WTG first shipment. In the event that such election leads to the change of delivery location from inside the United States to outside the United States (e.g., Europe), the appropriate and reasonable terms and condition including, but not limited to, the Contract Price, delivery terms, delivery schedule, etc. shall be revised and mutually agreed between Owner and Seller; provided, however, that Seller shall have the option, exercisable within 60 days after notice from Owner of the proposed change, to decline and/or change the Availability Guarantee, and the Service Agreement if the location selected by Owner presents obstacles that frustrate or prevent Seller's performance of its duties, and if Seller elects to make such adjustments, then Owner may withdraw its election pursuant to this Section 5.1.8 without penalty or cost so long as Owner gives written notice to Seller within ten (10) Business Days after Owner's receipt of Seller's election to make some or all of such adjustments.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

  5.2
  Payment Schedule and Method.

        Owner shall be obligated to pay the Contract Price (including any increase or adjustment thereto) to Seller by wire transfer to such account as may be directed by Seller in writing at the following times in the installments indicated provided; however, that each installment shall be due within ten (10) Business Days following delivery of Seller's invoice for the same (with the exception of the Reservation Fee, as provided in Section 5.2.1 and 5.2.11 below) The Contract Price shall be the Contract Price of the Basic WTG Model as defined in Price Table in Section 5.1 unless Owner selects the different model of WTG:

  For the 2008 delivery units

        (For the purposes of Sections 5.2.1 through 5.2.10, all references to "Contract Price" shall be deemed to be references to the Contract Price for 2008 delivery units and all references to WTGs or components thereof shall be deemed to be references to the 2008 delivery units).

                5.2.1    Reservation Fee:

                (a)   with respect to the First 2008 Units, Seller and Owner agree that a reservation fee equal to *** percent (***%) of the Contract Price for such First 2008 Units is due and payable upon execution and delivery of this Agreement. Seller acknowledges that Owner has previously paid the sum of *** US dollar ($***) and any other fee paid if any, which the parties agree shall be treated as a part of the Reservation Fee to be credited toward the payment of the Reservation Fee.

                (b)   With respect to the Last 2008 Units, Seller and Owner agree that a reservation fee equal to *** percent (***%) of the Contract Price for such Last 2008 Units is due and payable upon execution and delivery of this Agreement.

                5.2.2    ***% NTP Payment:

                (a)   With respect to the First 2008 Units, Owner shall be obligated to pay Seller an amount equal to *** percent (***%) of the Contract Price for the First 2008 Units on or before March 29, 2007 (an "NTP Payment").

                (b)   With respect to the Last 2008 Units, Owner shall be obligated to pay Seller an amount equal to *** percent (***%) of the Contract Price for the Last 2008 Units (an "NTP Payment") on or before May 20, 2007.

                5.2.3    ***% Twelve (12) Months Before 1st Shipment (Last 2008 Units Only). With respect to the Last 2008 Units only, upon the date which is twelve (12) months prior to the first scheduled shipment of a Wind Turbine nacelle for the Last 2008 Units from the manufacturer in Japan as described in the Delivery Schedule, Owner shall be obligated to pay to Seller an amount equal to *** percent (***%) of the Contract Price for the Last 2008 Units.

                5.2.4    ***% Four (4) Months Before 1st Shipment. Upon the date which is four (4) months prior to the first scheduled shipment of a Wind Turbine nacelle from the manufacturer in Japan as described in the Delivery Schedule, Owner shall be obligated to pay to Seller an amount equal to *** percent (***%) of the Contract Price.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

                5.2.5    ***% Ex-Works Factory: Upon the date which is fourteen (14) Business Days prior to shipment of Ex-Works factory of all WTG components, Owner shall be obligated to pay to Seller an amount equal to *** percent (***%) of the Contract Price. In addition, thirty (30) days prior to the scheduled Ex-Works date, Owner shall deliver to Seller an irrevocable letter of credit in the form attached as Exhibit U hereto issued by a bank reasonably satisfactory to Seller, for the remainder of the Contract Price including the amount increased by the Escalation Adjustment if any, terminable upon the payment in full of the Contract Price. Upon each payment by Owner pursuant to Section 5.2.5, 5.2.6, and 5.2.7, the amount of an irrevocable letter of credit shall be reduced in an amount corresponding to the payments made by Owner.

                5.2.6    *** % Upon Delivery: Upon delivery of all components identified in Exhibit E(the "Component Shipping List") for a complete WTG to the Site pursuant to Section 7.2, Owner shall be obligated to pay to Seller an amount equal to *** percent (***%) of the Contract Price pro rated per WTG.

                5.2.7    *** % Upon Completion of Commissioning. Within ten (10) Business Days from issuance or deemed issuance of the Commissioning Certificate attached hereto as Exhibit N of each WTG, Owner shall be obligated to pay Seller an amount equal to *** percent (***%) of the Contract Price pro rated for each WTG; provided, however, Owner shall not be obligated to make such payment (or portion thereof) to the extent that making such payment would cause the unpaid portion of the Contract Price to be less than *** percent (***%) of the then current total estimated cost of the Punch List.

                5.2.8    Technical Advisory Fee. The Technical Advisory Fee shall be calculated on a rendered basis, in accordance with Technical Advisor Fee Schedule attached hereto as Exhibit L and as further provided in Section 7.3.2, and shall be paid upon Seller's invoice net thirty (30) days.

                5.2.9    Commissioning Fee. The Commissioning Fee shall be calculated on a rendered basis, in accordance with Technical Advisor Fee Schedule attached hereto as Exhibit L, and shall be paid to Seller on a monthly basis upon Seller's invoice net thirty (30) days.

                5.2.10    Inland Transportation Costs. The Inland Transportation Costs shall be determined as provided in Section 7.1.2.3 and shall be paid to Seller on a monthly basis upon Seller's invoice net thirty (30) days, commencing on such date as provided in the Inland Transportation Quote.

  For the 2009 delivery units

        (For the purposes of Sections 5.2.11 through 5.2.20, all references to "Contract Price" shall be deemed to be references to the Contract Price for 2009 delivery units and all references to WTGs or components thereof shall be deemed to be references to the 2009 delivery units).

                5.2.11    ***% Reservation Fee. Seller and Owner agree that a reservation fee equal to *** percent (***%) of the Contract Price is due and payable upon execution and delivery of this Agreement.

                5.2.12    ***% NTP Payment. On or before August 30, 2007, Owner shall be obligated to pay Seller an amount equal to *** percent (***%) of the Contract Price (an "NTP Payment").

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

                5.2.13    ***% Twelve (12) Months Before 1st Shipment. Upon the date which is twelve (12) months prior to the first scheduled shipment of a Wind Turbine nacelle from the manufacturer in Japan as described in the Delivery Schedule, Owner shall be obligated to pay to Seller an amount equal to *** percent (***%) of the Contract Price.

                5.2.14    ***% Four (4) Months Before 1st Shipment. Upon the date which is four (4) months prior to the first scheduled shipment of a Wind Turbine nacelle from the manufacturer in Japan as described in the Delivery Schedule, Owner shall be obligated to pay to Seller an amount equal to *** percent (***%) of the Contract Price.

                5.2.15    ***% Ex-Works Factory: Upon the date which is fourteen (14) Business Days prior to shipment of Ex-Works factory of all WTG components, Owner shall be obligated to pay to Seller an amount equal to *** percent (***%) of the Contract Price. In addition, thirty (30) days prior to the scheduled Ex-Works date, Owner shall at its own selection, deliver to Seller an irrevocable letter of credit in the form attached as Exhibit U hereto issued by a bank reasonably satisfactory to Seller, for the remainder of the Contract Price including the amount increased by the Escalation Adjustment if any, terminable upon the payment in full of the Contract Price. Upon each payment by Owner pursuant to Section 5.2.15, 5.2.16 and 5.2.17, the amount of an irrevocable letter of credit shall be reduced in an amount that corresponds to the amount of payment made.

                5.2.16    ***% Upon Delivery: Upon delivery of all components identified in Exhibit E(the "Component Shipping List") for a complete WTG to the Site pursuant to Section 7.2, Owner shall be obligated to pay to Seller an amount equal to *** percent (***%) of the Contract Price pro rated per WTG.

                5.2.17    ***% Upon Completion of Commissioning. Within ten (10) Business Days from issuance or deemed issuance of the Commissioning Certificate attached hereto as Exhibit N of each WTG, Owner shall be obligated to pay Seller an amount equal to *** percent (***%) of the Contract Price pro rated for each WTG; provided, however, Owner shall not be obligated to make such payment (or portion thereof) to the extent that making such payment would cause the unpaid portion of the Contract Price to be less than *** percent (***%) of the then current total estimated cost of the Punch List.

                5.2.18    Technical Advisory Fee. The Technical Advisory Fee shall be calculated on a rendered basis, in accordance with Technical Advisor Fee Schedule attached hereto as Exhibit L and as further provided in Section 7.3.2, and shall be paid upon Seller's invoice net thirty (30) days.

                5.2.19    Commissioning Fee. The Commissioning Fee shall be calculated on a rendered basis, in accordance with Technical Advisor Fee Schedule attached hereto as Exhibit L, and shall be paid to Seller on a monthly basis upon Seller's invoice net thirty (30) days.

                5.2.20    Inland Transportation Costs. The Inland Transportation Costs shall be determined as provided in Section 7.1.2.3 and shall be paid to Seller on a monthly basis upon Seller's invoice net thirty (30) days, commencing on such date as provided in the Inland Transportation Quote.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

Article 6. Change Orders and Suspension

  6.1
  Change Order.

                6.1.1    Change Order Process. Either Owner or Seller may request changes in the Wind Turbine Work within the general scope of this Agreement consisting of additions, deletions, or other revisions. If a Party so desires to change the Wind Turbine Work, it shall submit a change request to the other Party in writing. Within ten (10) Business Days of delivery of any such request, requesting Party shall submit a detailed proposal requesting the change stating (i) the increase or decrease, if any, in the Contract Price which would result from such change, and (ii) the effect, if any, upon the Delivery Schedule, the Guaranteed WTG Commissioning Completion Date and/or any other guaranteed date of completion hereunder by reason of such proposed change, and (iii) the impact such change may have on any other provision in the Contract Documents affected by the change. The Party receiving such request of a Change Order shall have seven (7) Business Days to accept or reject in writing such proposal in relation to the requested change. Upon mutual agreement with regard to the proposal, Owner and Seller shall execute a Change Order reflecting the requested change in the Wind Turbine Work and proposed adjustments, if any, in the Contract Price, the Delivery Schedule, the Guaranteed WTG Commissioning Completion Date and/or any other guaranteed date of completion hereunder, and/or an equitable adjustment in such other provision in the Contract Documents affected by the change. In the event the receiving Party disagrees with the requesting Party's proposal, the receiving Party shall notify the requesting Party that it has decided to decline the requested change. Should receiving Party fail to respond to requesting Party in writing within the foregoing seven (7) Business Day period, the receiving Party shall be deemed to have declined the requested change.

                6.1.2    No Change. Notwithstanding anything to the contrary contained in this Contract, a Party shall not be obligated to proceed with any change in the Wind Turbine Work requested by the other Party unless and until a Change Order is executed by the parties in relation to such change. Further, Seller shall not be required to implement a requested change in the Wind Turbine Work by Owner if Seller reasonably believes the implementation of such change could impair its ability to achieve any of the performance guarantees, warranties or covenants set forth in the Contract Documents. Seller shall not perform any Change Orders until Owner has approved in writing the proposed adjustments.

                6.1.3    Change Order Caused by a Force Majeure Event. If a Force Majeure Event occurs that adversely affects the Wind Turbine Work such that Seller's performance of the Wind Turbine Work is temporarily or permanently prevented, Seller shall be entitled to a Change Order reflecting such impact of such Force Majeure Event, including equitable extensions of guaranteed dates of completion, taking into account each day Seller's performance hereunder is prevented due to such Force Majeure Event; provided, however, that (i) to the extent Seller is compensated for the effect of a Force Majeure Event by insurance required to be maintained pursuant to Article 17, or (ii) to the extent Owner would have been so compensated but for Seller's failure to provide such insurance, Seller shall not be entitled to a Change Order adjusting the Contract Price for such Force Majeure Event. Seller must request such Change Order in writing within fifteen (15) Business Days after Seller first becomes aware or should reasonably have been aware of the event that Seller asserts is a Force Majeure Event.

                6.1.4    Change Order Caused by Owner Delays. If an event of Owner Delays occurs that adversely affects on the Seller's performance of the Wind Turbine Work, Seller shall be entitled to a Change Order reflecting such impact of such event of Owner Delays on the Wind Turbine Work,

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including, but not limited to, the Contract Price, the Delivery Schedule, the Warranty and the Guaranteed WTG Commissioning Completion Date.

        Seller must request such Change Order in writing within fifteen (15) Business Days after Seller first becomes aware or should reasonably has been aware of the event that Seller asserts is an event of Owner Delays.

                6.1.5    Change Order Caused by Suspension. In the event of occurrence of suspension of the Wind Turbine Work by Seller pursuant to Section 6.2, Seller shall be entitled to a Change Order reflecting the result and impact of such suspension on the Wind Turbine Work, including, but not limited to, Contract Price, the Delivery Schedule, the Warranty and the Guaranteed WTG Commissioning Completion Date.

        Seller must request such Change Order in writing within fifteen (15) Business Days after cessation of such suspension.

                6.1.6    Change Order Caused by Change in Law. If a Change in Law occurs that adversely affects on the Seller's performance of the Wind Turbine Work, Seller shall be entitled to a Change Order reflecting the impacts of such Change in Law on the Wind Turbine Work, including, but not limited to, the Contract Price, the Delivery Schedule, the Warranty and the Guaranteed WTG Commissioning Completion Date.

  6.2
  Suspension Upon Nonpayment.

        In the event that any payments due under the Contract Documents (other than the NTP Payment) are not received within thirty (30) days from the date payment is due, provided that the unpaid amounts are not the subject of a good faith dispute, Seller may suspend performance of the Wind Turbine Work upon seven (7) Business Days written notice Owner. If such nonpayment from Owner continues for more than sixty (60) days, Seller shall have a remedy in accordance with Section 16.2. Seller will resume performance promptly after all outstanding amounts due are received. Upon doing so, Seller shall be entitled to an equitable adjustment in the Contract Price, and the time for performance of the Wind Turbine Work.

Article 7. Project Designation, Delivery, Mechanical Completion, Commissioning, Substantial Completion and Final Completion

  7.1
  Project Designation.

                7.1.1    Site Plan.

                (a)   Owner shall use commercially reasonable efforts to provide to Seller the information required pursuant to Exhibit B to the extent reasonably available, including (i) site descriptions in substantial compliance with the criteria described in Exhibit B and the Site Conditions in substantial compliance with the criteria described in Exhibit B with respect to such Site (including but not limited to then available basic Site data, Site wind conditions and seismic conditions, and Owner's report explaining, interpreting and analyzing the same) in no event later than 16 months from the first WTG shipment for such Site, and (ii) drawings of such Site illustrating the then current proposed Site Plan and placement of crane pads in no event later than 10 months from the first WTG shipment for such

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Site, copies of which, upon delivery to Seller, shall be attached to this Agreement as Exhibits B-1 (the "Site Description"), G-1 (the "Site Conditions") and B-2 (the "Site Plan"). From and after the delivery to Seller of the Site Conditions and Site Plan for each Site, the terms "Site" and "Project" shall mean and apply mutatis mutandis to the Site and Project described by Owner therein. Seller shall provide any and all comments to Owner with respect to the Site Conditions and the Site Plan within thirty (30) days from the date Seller receives such Site Plan contains data reasonably satisfactory to Seller; such comments may include the application of a Columnar Control Strategy to the Wind Turbines if in the opinion of Seller the Columnar Control Strategy is advisable to prevent loads on the Wind Turbines associated with such Site Conditions and Site Plan from exceeding the loads which were assumed as the design basis for the Wind Turbines. If Owner should revise the Site Conditions or the Site Plan for any Site, Owner will promptly provide the same to Seller for comments, if any, on the same terms as the initial Site Plan.

                (b)   Seller shall not in any way be responsible for the Site Conditions and the Site Plan for the Site, including but not limited to the placement of crane pads and design of the foundations, except to provide the information required by Section 3.2.2(a), (b) and (k). No action of Seller pursuant to Section 7.1.1(a) will relieve Owner of responsibility for any errors or omissions in the Site Plan, Site Conditions, Site layout, crane pads and the design of the foundations, nor any of its other contractual and legal obligations.

                (c)   Acceptance or approval by Owner of drawings or other documents provided by Seller in respect of work proposed and/or designed by Seller or its subcontractor(s) will not relieve Seller of responsibility for any errors or omissions therein.

                (d)   Any proposed changes to the WTGs or other equipment or materials by Seller or MHI, after having been approved and/or confirmed by Owner, are to be marked on the drawings, with relevant dimensions and provided to Owner as soon as reasonably possible. A complete list of such approved changes, together with the related drawings, shall be provided to Owner on or before Final Completion.

                7.1.2    Project Designation.

                7.1.2.1    Owner shall issue written notice of the Project Designation in compliance with the procedure set out in Section 7.1.2.2.

                7.1.2.2    Subject to Section 16.2.2, Owner will issue the Project Designation, by giving a written notice containing the information, as specified in Exhibit T, such Project Designation to be issued as soon as practicable, but in no event later than 16 months before WTG first shipment. Owner shall ensure that Project Designation is in compliance with the Delivery Schedule as set forth in Exhibit D.

                7.1.2.3    As soon as practicable, but no later than sixty (60) days after receipt of the Project Designation, Seller shall provide to Owner a transportation cost study, along with a reasonably competitive firm price quote, schedule adjustment (if any) and terms and conditions with regard to transport of the Wind Turbines covered under such Project Designation (collectively, the "Inland Transportation Quote"). The final cost and fixed price (all to be priced by Seller as provided above) for inland transit shall be subject to consultation with Owner regarding transit options taking into consideration the obligation on the part of Seller to use its reasonable efforts to minimize such transit costs and the need for a transportation routing study. No later than seven (7) Business Days following receipt of the Inland Transportation Quote, Owner shall accept or provide comments, if any, in writing

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on the Inland Transportation Quote in relation to the Inland Transportation to be the part of Wind Turbine Work. In the event that Owner comments on the Inland Transportation Quote, Seller shall respond to Owner within seven (7) Business Days following the receipt of such comments and shall make reasonable efforts to take such comments into account in revising the transportation plan and if such comments will result in a different transportation price, Seller will obtain a new price quote. Owner shall pay Seller the final firm price of the final Inland Transportation Quote, plus ***% of such amount (collectively, the "Inland Transportation Costs") as provided in Section 5.2.10 and 5.2.20 and a Change Order shall be issued that memorializes the Inland Transportation Costs, schedule adjustments (if any) and changes in terms and conditions (if any).

                7.1.3    Project Status Meeting.

                7.1.3.1    Weekly Project Status Meetings. From and after the delivery of the NTP, both Seller and Owner shall appoint a representative pursuant to Sections 7.7.1 and 7.7.2, respectively to attend weekly Project meetings that may be held upon request from a Party (which representatives may attend in person or by conference call, at his or her option) to discuss, among other items:

  (i)
  the schedule for the other Wind Turbine Work;

  (ii)
  delays and the reasons therefore and actions being taken;

  (iii)
  shortages of labor, plant or materials, and actions being taken;

  (iv)
  difficulties in the execution of subcontracts, if any, and actions being taken; and

  (v)
  any outstanding information previously requested by Owner or Seller.

                7.1.3.2    Other Project Status Meetings. Both Seller and Owner shall have a representative (which representatives may attend in person or by conference call, at his or her option) attend other meetings with respect to the Site when requested by the other upon reasonable notice and inform subcontractors when their presence is required.

                7.1.3.3    Monthly Project Status Reports. On the first day of each calendar month, Owner shall provide to Seller a report of the status to date of the development of the Project. Seller may request and Owner will supply additional updates at reasonable intervals from time to time.

  7.2
  Delivery.

                7.2.1    Delivery of Wind Turbines.

                (a)   Provided that Owner shall have paid the NTP Payment and delivered the effective NTP to Seller on or before the applicable NTP Deadline, Seller guarantees that each Delivery of a WTG shall occur no later than the dates set forth in the Delivery Schedule (the "Guaranteed Delivery Date"). Seller shall deliver each Wind Turbine at the times set forth on and in accordance with the Delivery Schedule attached hereto as Exhibit D. If the Inland Transportation Quote is accepted by Owner, then such delivery shall be to a location designated by Owner adjacent to the crane pad location for such Wind Turbine at the Site, or if any such crane pad location may not be available at the time Seller is ready to deliver the Wind Turbine, then to a storage location identified by Owner on or adjacent to the Site ("Delivery"). Owner shall provide to Seller, and its subcontractors and vendors

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and their respective employees and agents reasonable access to the Site and locations within or near the Site, or to the storage location on or adjacent to the Site, as designated by Owner and shown on the Site Plan attached as Exhibit B-2, as such access is necessary to permit Seller to perform the Wind Turbine Work, including the deliveries. The access to the Sites and such delivery locations provided by Owner shall be broad enough and otherwise sufficient to permit access and egress by heavy trucks and highway trailers and shall comply with the requirements of Exhibit D-1 ("Transportation Requirements").

                (b)   If the Inland Transportation Quote is accepted by Owner, then prior to unloading at the location designated by Owner adjacent to the crane pad location for such Wind Turbine at the Site, or at the storage location identified by Owner on or adjacent to the Site, Owner and Seller shall jointly inspect each component for visible external damage and road grime and, record such visible damage and road grime, if any. If the Inland Transportation Quote is not accepted, and Owner is providing inland transportation, then inspection for visible damage and road grime shall occur after unloading on the docks at the Port of Entry. Seller shall remove, or upon Seller's written request, Owner shall, at Seller's expense, cause BOP Contractor to remove any road grime from the delivered equipment, if any, identified during such inspection. If any damage is identified during such inspection, Seller shall either repair or replace the damaged component, provided, however, that if such damage was caused by Owner or BOP Contractor during such inspection, Owner shall reimburse Seller for the repair cost. Owner shall be responsible to unload, or cause to be unloaded, all Wind Turbines, components, equipment, Parts and Special Tools delivered by Seller, and Owner and Seller shall check-off such turbine equipment so delivered pursuant to a delivery process check-sheet ("Unloading Check-sheet") included with the Turbine Installation and Erection Manual. Provided that Seller has given Owner prior notice of the scheduled delivery date and time as set forth in the following sentence, and such delivery occurs during such time period (or during an alternative time period agreed to by Owner), Owner or BOP Contractor shall complete the unloading of each Wind Turbine, components, equipment, Parts and Special Tools within four (4) consecutive hours immediately after such Component passes the Site entrance gate; provided, however, that in no event shall Seller deliver more than sixteen (16) trucks (or highway trailers) per day (at such reasonable intervals as may be agreed to by the Parties to allow unloading within such four (4) hour period) to the delivery location unless otherwise agreed to by the Parties. Seller shall provide Owner with the following notices prior to the scheduled delivery of the Wind Turbines:

  (i)
  Fourteen (14) days prior to the scheduled delivery, Seller shall provide Owner with written notice of the date and time (which delivery must be during business hours) of the scheduled delivery;

  (ii)
  Five (5) days prior to the scheduled delivery; Seller shall provide Owner with written notice confirming the date and time of the scheduled delivery (or any changes in the schedule provided that Owner agrees to such changes);

  (iii)
  Twenty-four (24) hours prior to the scheduled delivery, Seller shall provide Owner with telephonic notice confirming the date and time of the scheduled delivery (or any changes in the schedule provided that Owner agrees to such changes).

        In the event that unloading is not accomplished within such four (4) hour period for any reason not attributable solely to Seller, Owner shall reimburse Seller for costs actually incurred as a result thereof including, without limitation, demurrage, additional insurance coverage and any re-transport. If the delivery does not occur during the scheduled time period as a result of a delivery failure or change

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in schedule by Seller or its delivery contractor, the unloading shall occur on the following Business Day and any costs associated with such delay shall be borne by Seller. Liability for any demurrage and subsequent re-transportation costs pursuant to this Section shall not be considered as nor included in consequential damages of any type or nature for either Owner and BOP Contractor or Seller. Seller and Owner agree that in the event of any unloading delay (attributable either to Seller or Owner), both parties shall exercise good faith efforts to mitigate any costs associated with such delay, including but not limited to demurrage and re-transportation costs.

                (c)   Delivery shall be complete for each WTG when the last component Part of the WTG arrives at the Port of Entry, or in the case that the Inland Transportation Quote is accepted by Owner and Seller performs such inland transportation, at the adjacent crane pad location, or at the storage location, as the case may be, for such component Part of a Wind Turbine. For the avoidance of doubt, but subject to the following sentence, (i) it is understood that Seller shall thereafter have no obligation, responsibility or risk with respect to the movement or re-delivery of such Wind Turbines or component Part thereof which shall be done by Owner at it's cost, and (ii) a full Wind Turbine shall be "Delivered" (as defined in subsection (a) above) when all component Parts (other than minor Parts which do not delay the erection of the WTGs) and Major Components comprising such Wind Turbines which are necessary to achieve Mechanical Completion have been delivered to the Site or at the storage location. Notwithstanding the foregoing, if the delivery of any Wind Turbine arrives more than ninety (90) days earlier than the scheduled delivery date for such Wind Turbine, Owner shall provide space to Seller in order to store such Wind Turbines at Seller's cost and risk up to the scheduled date for delivery in the Delivery Schedule and Seller shall pick up and redeliver such Wind Turbines at Seller's cost and at the times set forth on and in accordance with the Delivery Schedule; provided, however, that if Owner or BOP Contractor accept such Wind Turbines when delivered Seller shall bear no risk for the storage of such Wind Turbines and bear no cost for the pick up and redelivery of such Wind Turbines.

                7.2.2    Packing of Wind Turbines.

        Seller shall properly pack the Wind Turbines in accordance with the standard practice for such Wind Turbines and in such a manner as is necessary for safe intermodal and, where applicable, international transport and delivery to the Site.

  7.3
  Mechanical Completion.

                7.3.1    Owner's Work for Mechanical Completion.

                (a)   Owner shall be responsible for achieving Mechanical Completion of each individual WTG including making available for its own use all tools and necessary equipment that are required for the activities required for achieving Mechanical Completion including cranes but excepting the Special Tools.

                (b)   Beginning on the date on which the first WTG achieves Mechanical Completion and on every date thereafter on which a WTG has achieved Mechanical Completion, Owner shall prepare, or cause to be prepared, and submit to Seller a Mechanical Completion Certificate certifying that the WTG has been properly assembled, erected and installed and that the WTG is ready to commence Commissioning, substantially in the form of Exhibit M with respect to each such WTG as of such date. Each such Mechanical Completion Certificate shall include a Mechanical Completion Checklist (described in Exhibit M-1), and be presented in a form reasonably acceptable to Seller, with sufficient

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detail to demonstrate that Mechanical Completion has been achieved in accordance with the Requirements for each of the WTGs listed in such certificate, provided that Seller shall not be required to perform the review of more than three (3) Mechanical Completion Certificates per day.

                (c)   Within three (3) days following the date on which a Mechanical Completion Certificate is received by Seller, Seller shall review and inspect, on a "spot check" basis, certain WTGs for purposes of satisfying itself that the matters set forth in the Mechanical Completion Checklist attached to such Mechanical Completion Certificate with respect to the assembly, erection and installation of such WTG have been performed in accordance with the Turbine Installation and Erection Manual, and within such three (3) day period, Seller shall either (i) countersign and deliver to Owner the Mechanical Completion Certificate for such WTG to indicate its agreement that such Mechanical Completion has been achieved, or (ii) if reasonable cause exists for doing so, notify Owner of Seller's belief that Mechanical Completion has not been achieved with respect to those certain WTGs specified therein. Seller's review and inspection shall include spot checks and such checks shall be, in part, based on Seller's professional judgment of the WTG to assist Buyer in identifying whether assembly, erection and installation of the relevant WTG has been performed in accordance with Seller's Turbine Installation and Erection Manual. Any notice issued pursuant to this subparagraph (c) shall state in detail Seller's reasons for believing that any such WTG has not achieved Mechanical Completion and advise Owner and BOP Contractor of the actions required to achieve Mechanical Completion of such WTGs.

  (i)
  If and to the extent Owner reasonably agrees with such advice, Owner shall cause BOP Contractor to diligently complete the same in a good and workmanlike manner and in accordance with the Requirements.

  (ii)
  If Owner does not agree with such advice of Seller, Owner shall notify Seller and Independent Engineer of the same and, within one day following receipt thereof, Independent Engineer shall report in writing whether Mechanical Completion has been achieved. If the Independent Engineer shall report that Mechanical Completion has been achieved, such report shall constitute the Mechanical Completion Certificate for all purposes, and the fees and expense of Independent Engineer in preparing such report shall be for the sole account of Seller. If the Independent Engineer shall report that Mechanical Completion has not been achieved, such report shall identify those actions remaining to be achieved, and the fees and expense of Independent Engineer in preparing such report shall be for the sole account of Owner. Owner shall cause BOP Contractor to diligently complete the same in a good and workmanlike manner and in accordance with the Requirements. Upon completing such actions, Owner shall issue a new Mechanical Completion Certificate for such WTG for reconsideration by Seller pursuant to this subparagraph (ii). Such procedures shall be repeated as necessary until Mechanical Completion has been achieved for such WTG.

                (d)   For the purpose of this Agreement, the date of achievement of Mechanical Completion for any individual WTG shall be the date on which the last iteration of the Mechanical Completion Certificate for such Wind Turbine was countersigned by Seller or the date the Independent Engineer's report constituting the Mechanical Completion Certificate is issued, as applicable. Seller shall not unreasonably withhold its signature to the Mechanical Completion Certificate and Seller's failure to either countersign such certificate or notify Owner of Seller's reasons for the failure to do so within such three (3) day period shall constitute a deemed signature by Seller of the Mechanical Completion Certificate.

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                (e)   By countersigning the Mechanical Completion Certificate (or by providing notice of Seller's belief that Mechanical Completion is not completed), or providing visual review and technical advice services, or accepting the Wind Turbine for Commissioning, Seller does not assume any liability or responsibility with respect to any of Owner's Work or other matter for which Owner requests technical support services, including, without limitation, the correct performance of Mechanical Completion and the achievement of timely completion of the Mechanical Completion.

                7.3.2    Technical Assistance.

                (a)   Scope of Technical Assistance. For the fees and charges described in subsection (c) below, Seller shall make available at the Site a technical advisor (hereafter the "Technical Advisor") to provide to the engineers of Owner and Owner's contractors technical advice in the understanding and application of the Turbine Installation and Erection Manual during the assembly, installation and erection by Owner through Mechanical Completion of each Wind Turbine. The Technical Advisor shall be obligated to notify Owner of any irregularity or error in the assembly, installation and erection of each WTG that it may discover, and any other aspect of the Owner's Work that is defective or improper that Seller may discover. Notwithstanding the foregoing, Seller is not responsible for the errors in the work of others (not under Seller's control), regardless of whether or not Seller discovers or detects defects, etc. in such work. The Technical Advisor shall not, and no action or inaction of the Technical Advisor shall create any obligation or liability in Seller to, (i) supervise the employees of Owner or any of its contractors, (ii) prepare tools, machinery and materials for Owner's Work, (iii) schedule or reschedule Owner's Work, (iv) evaluate the progress of Owner's Work, or (v) provide quality control or quality assurance of Owner's Work; the description of the foregoing excluded services is not intended to be an exhaustive list, and is provided for purposes of example, and shall not create any implication that services not specifically excluded in this Agreement are therefore included. In the event that Owner shall request services from the Technical Advisor that are not required to be provided hereunder, Seller shall not be obligated to provide such services unless and until Seller and Owner agree in writing in an amendment of this Agreement upon the scope of such services and the compensation therefore. The Technical Advisor shall rely exclusively upon the communications and notices provided by Owner's Representative appointed pursuant to Section 7.7.2. Seller reserves the right to evacuate the Technical Advisor upon the occurrence of, and for so long as, any event or condition exists that threatens the health or safety of the Technical Advisor or that unreasonably hinders the Technical Advisor in providing technical advice.

                (b)   Request for Technical Advise. If Owner has any doubt in respect of, or does not know how to proceed regarding, its assembly, installation and erection work, Owner's representative may notify Seller and, should Owner elect to do so, obtain technical advice from Seller's Technical Advisor prior to taking any further action. In the event that Owner or Owner's employees, or employees of Owner's contractors fail to comply with any advice given by Seller's Technical Advisor, Seller shall have no liability or responsibility arising from such failure, including, without limitation, with respect to any subsequent malfunction of that WTG to the extent attributable to such failure.

                (c)   Fee for Technical Advisory Service. The fee for the services described in Section 7.3.2 above shall be calculated pursuant to the Technical Advisor Fee Schedule attached hereto as Exhibit L (from time to time, the "Technical Advisory Fee"), which shall be payable in accordance with Section 5.2.8.

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  7.4
  Commissioning.

                (A)  Provided that Owner has confirmed to Seller in writing that Energization has occurred pursuant to Section 4.8 (or sufficient and reliable electricity is otherwise available from a temporary transformer or generator before grid connection), Seller shall commence the Commissioning of each WTG promptly following the date of achievement of Mechanical Completion as provided in Section 7.3 for such WTG. Subject to Section 4.1, Seller shall make commercially reasonable efforts to complete the Commissioning of one (1) WTG per three (3) days, provided that Energization has occurred in a timely manner, and at least one (1) WTG which has achieved Mechanical Completion, is available at the beginning of each three (3) days. Seller shall complete the Commissioning no later than Guaranteed Project Commissioning Date. For the avoidance of doubt, and without limitation of the definition of Excusable Delay, wind speed below five (5) meters per second or in excess of 15 meters per second (both in 10 minute averages) which occurs in total for more than four hours per day during the hours of 9:00 a.m. and 5:00 p.m. with respect to any Wind Turbine shall be considered Excusable Delay (and result in an extension on a hour by hour basis) in performing Commissioning of that Wind Turbine.

                (B)  In the event that Seller discovers during Commissioning that any part of the Mechanical Completion work was not performed satisfactorily notwithstanding Section 7.3.1(d), Seller shall promptly inform Owner of the same and if Owner agrees, upon Owner's election and with Seller's consent, either (i) Seller will correct, or will cause Commissioning Subcontractor to correct, at the Owner's expense, the part of the Mechanical Completion that was not satisfactorily performed, or (ii) Owner shall direct BOP Contractor to correct the part of the Mechanical Completion that was not satisfactorily performed. Any time spent by Seller or BOP Contractor correcting, pursuant to the foregoing sentence, any part of the Mechanical Completion that was not satisfactorily performed shall be considered Excusable Delay in performing Commissioning to the extent it actually delays Commissioning. In the event of a disagreement between Seller and Owner as to whether an actual delay in Commissioning will result, Owner shall notify Independent Engineer of the same and, within one day following notification thereof, Independent Engineer shall report in writing his non-binding opinion on whether or not an actual delay in Commissioning will result from such corrective work.

                (C)  When Seller has completed the procedures as to a particular Wind Turbine outlined in the Commissioning Procedures and believes that it has achieved Commissioning as to that particular Wind Turbine, Seller shall so notify Owner in writing (which notice shall be accompanied by the completed Commissioning Procedures for such Wind Turbine indicating successful achievement of such items listed thereon). Immediately thereafter, Owner shall conduct those investigations and inspections as it deems necessary or appropriate to determine if Commissioning of such Wind Turbine has in fact been achieved. Within three (3) days after the receipt of Seller's notice by Owner, Owner shall either (i) notify Seller that Commissioning of the Wind Turbine has been achieved, or (ii) notify Seller that Commissioning of the Wind Turbine has not been achieved and stating the detailed justifiable reasons therefore, other than minor items which do not prevent the safe operation of the WTG in accordance with the operating parameters specified in the Specifications. Should Owner fail to respond to Seller's notice within three (3) Business Days, the corresponding Wind Turbine shall be deemed to have achieved Commissioning (provided that synchronization has occurred and such WTG is otherwise capable of continuous operation). Such deemed Commissioning shall, however, apply only for purposes of calculating the liquidated damages set forth in Section 8.3, and determining whether or not Project Substantial Completion as set forth in Section 7.5.2 has been achieved. Further, such deemed Commissioning shall not excuse Seller from performing its obligations under this Agreement (other than those obligations described in the immediately preceding sentence), including, to the extent

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possible, finalizing the Punch List and completing other work necessary in order for such WTG to achieve WTG Substantial Completion and Project Substantial Completion. Once a Wind Turbine has achieved Commissioning, Seller and Owner shall thereafter mutually prepare and execute a Certificate of Commissioning in the form attached hereto as Exhibit N establishing and identifying the Commissioning date of such Wind Turbine, which date shall be the date Seller delivered the last notice to Owner indicating achievement of Commissioning. In the event Owner provides written notice that Commissioning of the Wind Turbine has not been achieved, including detailed justifiable reasons thereof, Seller shall, at its sole cost and expense, immediately correct and/or remedy the conditions which so prevent Commissioning of the Wind Turbine. Upon completion of such corrective and/or remedial actions, Seller shall resubmit its notice stating that it believes Commissioning of the Wind Turbine has been achieved (which notice shall be accompanied by the completed Commissioning Procedures for such Wind Turbine indicating successful achievement of such items listed thereon) and the foregoing procedures shall be repeated until Commissioning of the Wind Turbine has in fact been achieved.

                (D)  Concurrently with the achievement of Commissioning for the last of the Wind Turbines at the Site ("Project Commercial Operation"), and with the execution of the Certificate of Commissioning therefore, Seller shall prepare and deliver to Owner a Certificate of Project Commercial Operation in the form attached hereto as Exhibit P to be dated with the date of the Commercial Operation Certificate for such last Wind Turbine at the Site (the "Project Commercial Operation Date").

                (E)  Upon the achievement of Commissioning of a Wind Turbine, Seller acknowledges and agrees that Owner may operate the Wind Turbine. Seller covenants to carry out all of the Wind Turbine Work remaining after Commissioning with as minimal amount of interference with the operation of the Wind Turbines as possible; provided, however, that Seller may direct Owner to shut down any Wind Turbine prior to WTG Substantial Completion if (i) Seller desires to undertake at its cost any repairs or adjustments to such Wind Turbine that Seller believes are necessary or appropriate to perform its obligations under this Agreement or (ii) Seller believes such action is necessary or desirable to protect the Wind Turbine from damage.

  7.5
  WTG Substantial Completion

                7.5.1    WTG Substantial Completion. WTG Substantial Completion for each WTG shall be achieved when all of the following criteria have been satisfied with respect to such WTG by Seller:

                (a)   Commissioning of the WTG has been achieved in accordance with Commissioning Procedures in the form attached hereto as Exhibit O;

                (b)   All Wind Turbine Work (excluding items described in the Punch List) required to be performed hereunder or under any Change Orders prior to the achievement of WTG Substantial Completion has been completed in accordance with the requirements hereof;

                (c)   Seller and Owner agree on the Punch List items for such WTG.

                        (A)    Notice of WTG Substantial Completion. Following a determination by Seller that WTG Substantial Completion has been achieved, Seller shall deliver a WTG Substantial Completion Certificate to Owner identifying the date on which WTG Substantial Completion occurred, in the form of Exhibit Q.

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                        (B)    Within three (3) Business Days following the date on which a WTG Substantial Completion Certificate is received by Owner, and if reasonable cause exists for doing so, Owner may notify Seller of Owner's belief that WTG Substantial Completion has not been achieved. Any notice issued pursuant to this Section shall state in detail Owner's justifiable reasons for believing that WTG Substantial Completion has not occurred, other than minor items which do not prevent the safe operation of the WTG in accordance with the operating parameters specified in the Specification, and advise Seller of the actions required to achieve WTG Substantial Completion ("Owner's Non-completion Notice").

                        (C)    If Seller reasonably agrees with such advice in Owner's Non-completion Notice, Seller shall diligently complete the same in accordance with the Requirements, at its sole cost and expense. Upon completing such actions, Seller shall issue a new Certificate of Substantial Completion for reconsideration by Owner.

                        (D)    If Seller does not agree with the advice in Owner's Non-completion Notice, Seller shall notify Owner and Independent Engineer of the same and, within five (5) days following receipt thereof, Independent Engineer shall report in writing whether Substantial Completion has been achieved. If the Independent Engineer shall report that Substantial Completion has been achieved, such report shall constitute the Certificate of Substantial Completion for all purposes, and the fees and expense of Independent Engineer in preparing such report shall be for the sole account of Owner. If the Independent Engineer shall report that Substantial Completion has not been achieved, such report shall identify those actions remaining to be achieved, and the fees and expense of Independent Engineer in preparing such report shall be for the sole account of Seller. Seller shall thereupon diligently complete the actions in accordance with the Requirements. Upon completing such actions, Seller shall issue a new Certificate of Substantial Completion for reconsideration by Owner.

                        (E)    The procedures described in subsections 7.5.1(B) through 7.5.1(D) above shall be repeated as necessary until WTG Substantial Completion has been achieved. For the purpose of this Agreement, the date of achievement of WTG Substantial Completion shall be the first to occur of (i) the date on which Owner and Seller agree that WTG Substantial Completion was achieved, (ii) the date that the WTG Substantial Completion Certificate is fully signed by Seller and Owner, (iii) the date that Seller delivers to Owner a WTG Substantial Completion Certificate if Owner does not timely issue an Owner's Non-completion Notice, or (iv) the date that the Independent Engineer certifies that WTG Substantial Completion was achieved.

                7.5.2    Project Substantial Completion. Substantial Completion of the Project shall occur upon the date (the "Project Substantial Completion Date") (i) in which all of the WTGs at Site have achieved WTG Substantial Completion ("Project Substantial Completion"), (ii) receipt by Owner of a conditional waiver and release, in the form specified in Exhibit K, upon progress payment of all liens, security interests or encumbrances that Seller or any of its subcontractors may have against Owner, the Project and the Site, to the extent that payments have been received by Seller for Wind Turbine Work performed and goods furnished; provided, however, in the event less than ten (10) percent of WTGs are delayed for more than fourteen (14) days in achieving WTG Substantial Completion for any reason (the "Delayed WTGs"), the Project Substantial Completion Date shall be the date of WTG Substantial Completion of the last of the WTGs which are not delayed; provided, however, that the Parties agree to use commercially reasonable efforts to achieve WTG Substantial Completion for the Delayed WTGs concurrently; and provided, further, in the event ten (10) percent or more WTGs are materially delayed in achieving WTG Substantial Completion for any reason, the Parties shall use commercially reasonable efforts to achieve WTG Substantial Completion for such WTGs concurrently and shall make equitable

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accommodation to reflect the same in the provision of Warranty, Major Defect and Availability Guaranty and in the Service Agreement with respect to Quarterly Fees. Notwithstanding the foregoing, in the event that any WTG has achieved Commissioning, then Owner shall have the option to operate (for commercial purposes) such WTG provided that Owner provides written notice to Seller identifying the WTG(s) which it intends to operate. Owner acknowledges that any WTG which it operates for commercial purposes prior to Project Substantial Completion shall not qualify for the Warranty, Major Defect and Availability Guaranty provisions set forth in Articles 10 and 11 and shall instead be subject solely to special warranty provisions set forth in the Service Agreement.

                        (A)    Seller shall give Owner written notice at least ten (10) Business Days prior to the date by which Seller expects that it will achieve Project Substantial Completion and shall provide on such date the written Punch List. The Punch List shall not exceed the amount equal to $*** multiplied by the number of WTGs in the aggregate (on a Project by Project basis) on the date of Project Substantial Completion. Owner shall be entitled to verify and, if necessary, correct or add to, the Punch List provided by Seller, within five (5) Business Days after receipt of Seller's notice. In the event that Owner and Seller fail to reach an agreement on the Punch List by the expected occurrence of the Project Substantial Completion so notified by Seller, either Party shall notify Independent Engineer of the same and request a written non-binding opinion on the items in dispute. Notwithstanding the achievement of Project Substantial Completion, Seller shall remain obligated to complete the items on the Punch List in accordance with this Agreement.

                        (B)    In the event that Project Substantial Completion is not achieved due to reasons not attributable to Seller or its Affiliates by the Scheduled Substantial Completion Date, and such failure to achieve Project Substantial Completion continues for a period of 60 days from the Scheduled Substantial Completion Date (or such longer period as may be mutually agreed by Owner and Seller), and Seller has otherwise satisfied all requirements for Project Substantial Completion required to be satisfied by it, then Project Substantial Completion will be deemed to have occurred ("Deemed Project Substantial Completion") for all purposes of this Agreement, and a deemed Project Substantial Completion Certificate shall be issued and accepted.

  7.6
  Final Completion

                        (A)    Seller shall cause Final Completion to occur following the achievement of the Project Substantial Completion. By no later than the Scheduled Final Completion Date, Seller shall deliver to Owner a signed Final Completion Certificate in the form of Exhibit R to this Agreement certifying that the Project has achieved Final Completion. Upon receipt by Owner from Seller of a Final Completion Certificate, Owner shall within three (3) Business Days countersign the same and deliver it to Seller, except as provided in Section 7.6(B).

                        (B)    Within three (3) Business Days following the date on which a Final Completion Certificate is received by Owner, and if reasonable cause exists for doing so, Owner may notify Seller of Owner's belief that Final Completion has not been achieved. Any notice issued pursuant to this subparagraph (b) shall state in detail Owner's justifiable reasons for believing that Final Completion has not occurred and advise Seller of the actions required to achieve Final Completion ("Owner's Non-finalization Notice").

                        (C)    If Seller agrees with such advice in Owner's Non-finalization Notice, Seller shall diligently complete the same at its cost in accordance with the Requirements. Upon completing such actions, Seller shall issue a new Final Completion Certificate for reconsideration by Owner.

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                        (D)    If Seller does not agree with the advice in Owner's Non-finalization Notice, Seller shall notify Owner and Independent Engineer of the same and, within five (5) Business Days following receipt thereof, Independent Engineer shall report in writing whether Final Completion has been achieved. If the Independent Engineer shall report that Final Completion has been achieved, such report shall constitute the Final Completion Certificate for all purposes, and the fees and expense of Independent Engineer in preparing such report shall be for the sole account of Owner. If the Independent Engineer shall report that Final Completion has not been achieved, such report shall identify those actions remaining to be achieved, and the fees and expense of Independent Engineer in preparing such report shall be for the sole account of Seller; Seller shall thereupon diligently complete at its cost the actions in accordance with the Requirements. Upon completing such actions, Seller shall issue a new Final Completion Certificate for reconsideration by Owner.

                        (E)    The procedures described in subsections (B) through (D) above shall be repeated as necessary until Final Completion has been achieved. For the purpose of this Agreement, the date of achievement of Final Completion shall be the first to occur of (i) the date on which Owner and Seller agree that Final Completion was achieved, (ii) the date that the Certificate of Final Completion is fully signed by Seller and Owner, (iii) the date that Seller delivers to Owner a Final Completion Certificate if Owner does not timely issue an Owner's Non-finalization Notice, or (iv) the date that the Independent Engineer certifies that Final Completion was achieved.

                        (F)    "Final Completion" means the achievement of the following milestones: (a) Substantial Completion has occurred; (b) Owner has received a final waiver, in the form specified in Exhibit K-1, of all contractual liens and mechanics liens, materialmen's liens and similar liens available under Applicable Law that Seller or any of its subcontractors may have against Owner, the Project or the Site for work performed and/or goods furnished; (c) Owner has received from Seller either (i) final waivers of mechanics' and materialmen's liens, in the form specified in Exhibit K-1, from Seller and, if Seller shall have used any subcontractors, all subcontractors, for work performed and/or goods furnished, or (ii) if Seller is unable to obtain all such waivers described in clause (c) of this subsection (F), a certificate or undertaking letter (subject to approval of the Financing Parties) indemnifying Owner, the Project and the Site from any and all claims made by Seller's subcontractors or vendors on account of such liens for work performed and/or goods furnished; (d) all of Seller's supplies, personnel, rubbish and waste have been removed from the Site; (e) all Punch List items have been corrected or performed to Owner's reasonable satisfaction; and (f) Seller has issued and Owner has countersigned a Final Completion Certificate substantially in the form attached as Exhibit R, or achievement of Final Completion can be evidenced by an alternative method provided under Section 7.6(E) and WTG Substantial Completion for all WTGs (including any delayed WTGs referenced in Section 7.5 above).

                        (G)    In the event that Final Completion is not achieved due to reasons not attributable to Seller, and such failure to achieve Final Completion continues for a period of 180 days from the Scheduled Substantial Completion Date (or such longer period as may be mutually agreed by Owner and Seller), and Seller has otherwise satisfied all requirements for Final Completion required to be satisfied by it, then Final Completion will be deemed to have occurred, and a deemed Final Completion Certificate shall be issued and accepted.

                        (H)    If any certificate described in Sections 7.3 through 7.6, inclusive, is not issued timely due to the breach of this Agreement by the party assigned to issue the certificate (a "Certification Default"), the parties shall immediately begin discussions in good faith for a period up to seven (7) Business Days to endeavor to reach a mutually acceptable agreement with respect to such

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Certification Default. If no mutually acceptable agreement is reached during such period, such disagreement will be referred to dispute resolution in accordance with Article 20.

  7.7
  Representatives.

                7.7.1    Seller's Representative.

        Seller shall appoint an individual to act as the representative and coordinator with respect to this Agreement on Seller's behalf (the "Seller's Representative") and shall so notify Owner in writing. The Seller's Representative shall act as the liaison for Seller's communications with Owner. The Seller's Representative shall be present at the Site during the erection and installation of each WTG by Owner. Seller's Representative shall not have the power or authority to amend or modify this Agreement.

                7.7.2    Owner's Representative.

        Owner shall appoint an individual to act as the representative and coordinator with respect to this Agreement and the Site on Owner's behalf (the "Owner's Representative") and shall so notify Seller in writing. The Owner's Representative shall act as the liaison for Owner's communications with Seller. Owner's Representative shall not have the power or authority to amend or modify this Agreement.

  7.8
  Coordination with SCADA Contractor.

        Seller hereby acknowledges and agrees that the Computer Monitoring System will be supplied and installed by the SCADA Contractor or the BOP Contractor on behalf of Owner. Without limitation of Sections 6.1 and 6.2, Seller hereby agrees to cooperate with the SCADA Contractor in the installation of the Computer Monitoring System, including, without limitation, providing such information as shall be reasonably required to complete the interface between the Computer Monitoring System and the WTGs and the testing of the Computer Monitoring System on a timely basis; provided that (i) the SCADA Contractor has executed such confidentiality and restricted use undertaking to Seller as Seller may reasonably request, and (ii) Seller shall not be required to deviate from the Requirements. Seller shall notify Owner, within forty-five (45) days after the NTP Date, of the contact information for Seller's Representative to assist the SCADA Contractor with such questions as the SCADA Contractor shall reasonably make concerning the interface of the Computer Monitoring System with the WTGs.

Article 8. Delays and Delay Damages

  8.1
  ***.

        Seller shall not be responsible or assume any liability for ***, in any event or for any reason other than the remedies pursuant to ***.

  8.2
  Delivery Delay Damages.

                8.2.1    If Delivery of any Wind Turbine is not achieved by such Wind Turbine's Guaranteed Delivery Date, including any grace periods in accordance with the Delivery Schedule attached hereto as Exhibit D, Seller shall compensate Owner for the actual additional incremental costs incurred by Owner due to such delay up to an amount not to exceed *** US Dollars (US $***) per Wind Turbine ("WTG Delivery Delay Damages") per day, multiplied by the number of Wind Turbines so delayed. Owner's actual damages shall equal Owner's increased incremental costs resulting from such delay (if

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no such increased incremental costs arise, Seller shall not owe Owner any actual damages, as Owner shall have experienced a "no harm—no foul" situation).

                8.2.2    After the last delivery of Wind Turbines for a Project, all WTG Delivery Delay Damages shall be due and payable. Payment of such WTG Delivery Delay Damages shall constitute the sole liability of Seller and the exclusive remedy of Owner for Seller's failure to meet the Guaranteed Delivery Date for such Wind Turbines.

  8.3
  Commissioning Delay Liquidated Damages.

                8.3.1    Seller agrees to commence Commissioning of each WTG as soon as possible pursuant to Section 7.4 (A). Seller shall complete Commissioning of each WTG no later than its respective Guaranteed WTG Commissioning Completion Date. For purposes of this Agreement, the "Guaranteed WTG Commissioning Completion Date" for a particular WTG shall be an average of (i) *** days after the commencement date of Commissioning for such WTG which doesn't start in December 2008 or (ii) *** days after the commencement date of Commissioning for such WTG during December 2008, provided, however, that (x) Seller shall (i) during months other than December 2008, commence Commissioning of another WTG within one (1) Business Day after the completion of Commissioning of the previous WTG or (ii) during December 2008, commence Commissioning of another WTG within one (1) day, except for a holiday, after the completion of Commissioning of the previous WTG and (y) the Guaranteed WTG Commissioning Date shall be extended, hour by hour, upon the occurrence of, and for so long as any of the following event or condition exists (a) wind speed below five (5) meters per second or in excess of 15 meters per second (both in 10 minutes average) occurs in total for more than four (4) hours per day during the hours of 9:00 a.m. and 5:00 p.m., (b) any other events set forth in this Agreement, which prevent Seller from performing the Wind Turbine Work including but not limited to the event of Force Majeure, Cancellation and Termination, Change Orders, Change in Law, Owner's Delay, and site condition that threatens the health and/or safety of Seller's employees, or (c) unless otherwise mutually agreed. If Commissioning of WTGs is not achieved by the Guaranteed WTG Commissioning Completion Date calculated by the sum of the actual completion days for Commissioning of all WTGs divided by the number of WTGs with the consideration of Excusable Delay applicable herein, Seller shall pay as liquidated damages to Buyer an amount equal to *** US Dollars (US $***) per WTG ("WTG Commissioning Delay Liquidated Damages") for each day multiplied by the number of WTGs.

                8.3.2    Payment and Treatment of Commissioning Delay Liquidated Damages. Concurrently with the Project Substantial Completion, all WTG Commissioning Delay Liquidated Damages shall be due and payable and payment of such liquidated damages shall constitute the sole liability of Seller and the exclusive remedy of the Owner for Seller's failure to meet the Guaranteed WTG Commissioning Completion Date.

  8.4
  Delay Damages Not Penalty.

        The Parties acknowledge and agree that because of the unique nature of the Turbine Equipment and the unavailability of a substitute facility, it is difficult or impossible to determine with precision the amount of damages that would or might be incurred by Owner as a result of Seller's failure to achieve Delivery of the Wind Turbines by the Guaranteed Delivery Date and Commissioning of the WTGs by the applicable Guaranteed WTG Commissioning Completion Dates. It is understood and agreed by the Parties that (i) Owner shall be damaged by the failure of Seller to meet such obligations, (ii) it would be impracticable or extremely difficult to fix the actual damages resulting therefrom, (iii) any sums

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which would be payable under this Article 8 are in the nature of liquidated damages, and not a penalty, and are fair and reasonable under the circumstances and (iv) each payment represents a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from such failure, and shall, without duplication, be the sole and exclusive measure of damages with respect to any such failure by Seller. Once payment of such liquidated damages has been paid or the limits with respect to liquidated damages set forth in this Article 8 have been reached, Seller shall be relieved of any further liability in respect thereof; provided, however such relief with respect to further payments to Owner shall not relieve Seller of its obligation to achieve WTG Substantial Completion or perform other Wind Turbine Work as and when required by this Agreement, or prevent Owner from seeking recovery for any other default by Seller under this Agreement to which liquidated damages to not apply. Seller hereby waives any rights or defenses that any liquidated damage provided for herein is a penalty or otherwise void.

Article 9. [RESERVED]

Article 10. Limited Mechanical Warranty of Seller

  10.1
  Limited Mechanical Warranty.

        Seller warrants that each Wind Turbine:

  (i)
  shall be free of defects in design (including, without limitation, selection of materials);

  (ii)
  shall be free of defects in materials;

  (iii)
  shall be free of defects in workmanship, including, without limitation, the process of manufacture and pre-delivery assembly;

        The warranty set forth in this Section 10.1 shall be collectively referred to hereinafter as the "Warranty."

  10.2
  Warranty Period.

        The initial term of the obligations under this Article 10 shall begin on the Project Substantial Completion Date and continue through the first to occur of (a) the *** anniversary of the date that the first of the Wind Turbines was delivered to the Site or storage, or (b) *** years from the Project Substantial Completion Date (the "Initial Warranty Period"). Concurrently with the election of Owner to extend the term of the Service Agreement pursuant to the terms thereof, the term of the obligations pursuant to this Article 10 may be extended to commence upon the expiration of the Initial Warranty Period and continue through the first to occur of (y) the *** anniversary of the date that the first of the Wind Turbines was delivered to the Site or storage, or (z) *** years from the Project Substantial Completion Date (the "Extended Warranty Period"). As used herein the term "Warranty Period" shall refer to the Initial Warranty Period and, if in effect, the Extended Warranty Period.

  10.3
  LIMITED WARRANTY, NO IMPLIED WARRANTIES.

        THE LIMITED WARRANTIES OF SELLER SET FORTH IN ARTICLE 10 OF THIS AGREEMENT, AND THE GUARANTEES SET FORTH IN SECTIONS 11.1, 11.2 AND 11.3 OF

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THIS AGREEMENT, ARE SELLER'S SOLE WARRANTIES AND GUARANTEES UNDER THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE WIND TURBINES AND THE WIND TURBINE WORK, AND ARE MADE IN LIEU OF ALL OTHER WARRANTIES AND GUARANTEES, EXPRESS OR IMPLIED. SELLER MAKES NO OTHER WARRANTIES OR GUARANTEES UNDER THIS AGREEMENT TO OWNER OR ANY OTHER PERSON WITH RESPECT TO THE DESIGN, MATERIALS, WORKMANSHIP, OR PERFORMANCE, OF THE WIND TURBINES, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES AND WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTY IN SECTION 10.1 IS FOR THE WARRANTY PERIOD AND GUARANTEES SPECIFIED SHALL BE OWNER'S SOLE AND EXCLUSIVE REMEDIES FOR THE WARRANTY PERIOD SPECIFIED.

  10.4
  Remedies.

        If a breach of any Warranty contained in Section 10.1 becomes apparent during the Warranty Period, Owner's sole and exclusive remedy for such breach of the Warranty, and Seller's sole liability to remedy such breach of the Warranty, shall be as follows:

                10.4.1    Repair or Replace. For each Wind Turbine for which a breach of the Warranty becomes apparent during the Warranty Period, Seller shall, at its sole cost and expense (including the cost of transportation, labor, cranes, equipment, parts and the like), promptly cure such breach, whether by repair or replacement (a "Warranty Repair"); provided, however, that Seller shall not be required to perform Warranty Repair so long as there exists circumstances that endanger the health or safety of any persons or property. Seller shall not be excused from performing Warranty Repair after the end of the Warranty Period for a breach of Warranty which becomes apparent during the Warranty Period. Warranty Repair shall survive the termination (other than the termination as a result of or caused by Owner's failure or default hereunder) or expiration of the Warranty Period. Warranty Repair shall be completed promptly and pursuant to the Service Agreement.

                10.4.2    Major Defect.

                (a)   Owner may deliver written notice to Seller at any time and from time to time prior to the expiration or other termination of the Warranty Period that in not less than ***percent (***%) of the number of Wind Turbines, sold pursuant to this Agreement (such product rounded up to the nearest whole number) a similar major operational problem has actually occurred in the same Major Components installed at the Site, and each such major operational problem was caused by the same defect in design, materials or workmanship that has become apparent in each of such Wind Turbines in breach of the Warranty ("Major Defect"). Within one hundred twenty (120) days of receipt of such Owner's notice Seller shall investigate the major operational problem and provide in writing a report to Owner describing in reasonable detail such major operational problem by investigating and analyzing the affected Wind Turbines and whether or not each such major operational problem was the result of the same or similar defect in design, materials or workmanship in breach of the Warranty or other cause. During the period that Seller is investigating the malfunctions and preparing its report on the same, Seller shall periodically inform Owner of the status of such investigation and reporting, and when requested by Owner, Seller shall consult with Owner in good faith regarding the same provided, however, that Seller shall not be required to disclose preliminary working hypotheses or analyses.

                (b)   If (1) within one hundred twenty (120) days after the delivery of Owner's notice Seller fails to deliver a report as required by Section 10.4.2 (a), or (2) Seller and Owner fail to agree on

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whether or not a Major Defect exist, each of Seller and Owner will have the right to refer the matter for dispute resolution pursuant to Article 20.

                (c)   If Seller acknowledges in its report delivered pursuant to Section 10.4.2(a) that the major operational problem were the result of a Major Defect, or if a final arbitral award or judgment upon dispute resolution authorized pursuant to Section 10.4.2(b) declares the existence of a Major Defect, then solely for the purpose of this Section 10.4.2 and for no other purpose (such as, for example, calculating the period for which Seller may be obligated pursuant to Article 11), the Warranty Period shall be deemed to be extended with respect to such Major Component only for each and every Wind Turbine for a period of one (1) year from completion of the Warranty Retrofit, but in no event for more than one (1) years following the expiration or termination of the Warranty Period as defined in Section 10.2 (such one year period being referred to herein as the "Major Defect Extension"). Notwithstanding the foregoing, in the event that a Major Defect is the result of a defect in materials and/or workmanship (and not a design defect), then the Major Defect Extension shall not apply and instead Seller shall be obligated to promptly repair and/or replace all affected Wind Turbines as provided in subsection 10.4.1 below in order to cure such Major Defect.

                (d)   Following the determination of the existence of a Major Defect either by Seller's report acknowledging the same pursuant to Section 10.4.2(a) or following a final arbitral award or judgment upon dispute resolution authorized pursuant to Section 10.4.2(b), and at no charge to Owner, Seller shall repair, redesign, remanufacture and/or retrofit the Major Component in question to address the defect including, at Seller's sole discretion, by the application of technology, designs, processes and materials that were not customarily applied in the design, material or workmanship of wind turbine generators at the time that the Wind Turbines were originally designed (a "Warranty Retrofit"); provided, however, that no Warranty Retrofit may adversely affect Owner's rights or benefits under the Availability Guaranty or the Noise Guaranty or materially adversely change the Power Curve, or increase the operating cost of the WTGs.

                (e)   For the avoidance of doubt, it is expressly agreed that the provisions of this Section 10.4.2 shall not change, affect or reduce Seller's obligations under Section 10.4.1.

  10.5
  Access.

        Seller and Seller's subcontractors, agents and employees shall have reasonable access to the Site with reasonable prior notice at all times during the Warranty Period, for the purpose of conducting repair, maintenance and service, and any other inspection or work provided for in this Agreement, and for the purpose of making periodic inspections of the Wind Turbines and their maintenance records, at Seller's cost, to ensure compliance with Seller's Warranty obligations and compliance by Owner with any conditions to the Warranty.

  10.6
  Quality of Repairs Etc.

        All Warranty Repair and Warranty Retrofit, including materials, Parts and components incorporated into the Wind Turbines as part of Warranty Repair and Warranty Retrofit by Seller or any of its subcontractors shall (A) conform to the Requirements; (B) be performed in a good and workmanlike manner and be of a quality equal or better to that of the Wind Turbines originally supplied by Seller and not in breach of the Warranty; (C) with respect to Major Components and Parts, be free from defects in design, materials and workmanship when delivered to the Site; (D) and all Major Components and/or Parts used in Warranty Repair and Warranty Retrofit shall be new or shall

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be fully refurbished at the time of installation to have an estimated design life span equal to new parts; provided, however, that nothing in the foregoing shall be deemed to create a longer warranty by Seller with respect to any repairs or replacement Parts or Major Components employed in such work; and (E) be free of all liens and security interests of any kind. If any new Part purchased from a component subvendor comes with the subvendor's standard warranty, the same shall be assigned, nonexclusively, by Seller to Owner and the stated term of such warranty shall govern with respect to any claims which may thereafter be made by Owner against such subvendor, and if the stated term of any such subvendor warranty is less than the unexpired term of the Warranty Period, the Warranty Period shall not be diminished thereby.

  10.7
  Warranty Conditions and Exclusions.

        Seller's Warranty contained in Section 10.1 and Seller's Power Curve Threshold Guaranty under Section 11.3, and the Availability Guaranty set forth in Section 11.1 hereof, are subject to the following conditions subject to any qualifications stated therein:

                10.7.1    Modifications. In no event shall any of the Wind Turbines be materially altered or modified without the prior written consent of the Owner. If Seller proposes to make any alteration or modification to the Wind Turbines which involves a material change to the Specifications, Seller shall provide to Owner a detailed written description of the proposed alteration or modification at least fifteen (15) Business Days prior to making the alteration or modification, and shall provide a detailed description including drawings, specifications, and if approved, Seller shall provide to Owner all design parameters of the modification actually made, if different in any way from the proposed alteration or modification, no later than fifteen (15) days after the alteration or modification is made. In the event that the parties are unable to agree on any such alternation or modification, the dispute shall be resolved in accordance with the dispute resolution procedures set forth in Article 20.

                10.7.2    Service Agreement. In the event of the early expiration or other termination of the Service Agreement in accordance with its terms as a result of a material default by Owner, the Seller's obligations pursuant to Section 10.1 through 10.8, and including, without limitation, the Warranty, Noise Guaranty, Power Curve Threshold Guaranty and the Availability Guaranty, shall also terminate. In the event of the early expiration or other termination of the Service Agreement in accordance with its terms for a material breach of the Service Agreement by Servicer, this Agreement, the Warranty, the Noise Guaranty, Power Curve Threshold Guaranty and the Availability Guaranty shall remain in full force and effect provided that, at Owner's election, (i) Owner enters into a substitute agreement for the maintenance and service of the Wind Turbines on substantially the same terms (including, without limitation, compliance with all service recommendations contained in the O&M Procedures Manual for Wind Turbines) with a service company that is not a Seller's competitor reasonably acceptable to Seller, and for this purpose Seller hereby approves any substitute service company which is controlled, directly or indirectly, by Owner or an Affiliate of Owner, and (ii) Owner pays to Seller a warranty fee for the remainder of the term of the warranties, in an amount equal to one half (1/2) of the amount of the service fee which would have been payable by Owner under the Service Agreement but for its termination, in the same manner and at the same times the service fee would have been payable under the Service Agreement.

                10.7.3    Exclusions. The Warranty, the Noise Guaranty, the Power Curve Threshold Guaranty, the Availability Guaranty provided pursuant to this Agreement shall not include, and Seller shall not be liable under this Agreement in the event of, (i) loss or damage caused by misuse or abuse of a Wind Turbine by Owner or its Contractors, the material alteration or modification of a Wind Turbine by

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Owner without the prior written consent of the Seller, its Affiliates or Subcontractors, or the operation of a Wind Turbine by Owner in a manner other than that specified in Seller's instructions including that specified in the O&M Procedures Manual; (ii) loss or damage occasioned by a Force Majeure Event; (iii) loss or damage as a result of the enforcement of any Applicable Law enacted after the Effective Date; (iv) loss or damage as a result of the lapse or cancellation of lease, license, contract or right-of-way, or other impairment of Owner's right to locate or operate Wind Turbines but only to the extent that such loss or damage could have been reasonably avoided by Seller and/or Owner with such access to the WTGs; except that if such lapse, cancellation, impairment or other inability or impediment to locating or operating the Wind Turbines is cured, then the Warranty and the Noise Guaranty shall continue in full force for the benefit of Owner (but in any case not beyond the Warranty Period), except for loss or damage that occurred during the period when access to the WTGs was not granted to Seller; (v) loss or damage to Owner's property or equipment, including interconnection facilities, other than the Wind Turbines, except as caused by a result of actions by Seller, its Affiliates or their Subcontractors; (vi) loss of damage caused by modification of the Wind Turbines whether in terms of output or reliability or otherwise without the prior consent of Seller, (vii) cosmetic refinishing which is not essential to the proper functioning of the Wind Turbines; (viii) loss or damage occasioned directly or indirectly from nuclear reaction, nuclear radiation, or radioactive contamination, however such nuclear reaction, nuclear radiation or radioactive contamination may have been caused; (ix) loss or damage proximately resulting from any failure of the Project's grid system to conform with the Project grid specifications attached hereto, (x) loss or damage occurring for so long as, and to the extent that, Seller's obligations under this Article 10 become impossible or unsafe to perform due to an event of Excusable Delay; (xi) loss or damage arising out of or in connection with Owner's failure to provide prompt notification to Seller as and when required under this Agreement; (xii) loss or damage arising out of a failure to unload, store, erect, and operate a WTG in accordance with Prudent Wind Industry Practices and in accordance with any specific recommendations of the Seller; and (xiii) the effects of normal corrosion, erosion, wear and tear, each of which are specifically excluded from the Warranty and Noise Guaranty. Notwithstanding any provision of this Agreement to the contrary, an Excusable Delay or Force Majeure Event shall not relieve either Party of its obligation to make any payments.

  10.8
  Limitations on Warranty Exclusions.

        Notwithstanding any express condition on or exclusion from the validity or effectiveness of any warranty provided for in this Agreement, in no event shall any such warranty condition or exclusion apply to any action (or any failure to act where a duty or obligation to act is imposed by Contract Documents) by Seller or any of its agents, employees, affiliates or subcontractors, or to any action or failure to act by Owner or BOP Contractor acting under the written supervision or at the written instruction of Seller or any of its respective agents, employees, affiliates or subcontractors. Seller shall immediately advise Owner in writing of any misuse, abuse, or improper operation of a Wind Turbine of which Seller or any of its agents, employees or any of its subcontractors becomes aware. If any damage is caused to the Wind Turbines by any act or event which is excluded from Seller's warranties and guarantees, and the affected Wind Turbines are thereafter repaired or modified by or on behalf of Seller, or by Owner to Seller's specifications and to Seller's reasonable satisfaction, the Warranty, Noise Guaranty and Availability Guarantee of such Wind Turbines shall resume upon the completion of such repair or modification; provided, however, that nothing herein shall extend the Warranty Period.

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  10.9
  Reserved Rights.

        Seller reserves the right (i) to make changes and improvements in its products without incurring, solely by the act of making such changes or improvements, any obligations to make the same changes and improvements to products previously supplied, and (ii) to change the terms of the warranties and guarantees it provides to other buyers in the future, other than with respect to any Wind Turbines to be included in the Project, without incurring any obligations to make the changed terms applicable under this Agreement.

Article 11. Availability Guaranty; Noise Guaranty

  11.1
  Availability Guaranty.

                11.1.1    Adjustment Period Time Availability. During the Adjustment Period, if the Measured AP Time Availability is less than the Guaranteed AP Time Availability, Seller shall pay to Owner an amount (the "AP Availability Guaranty Liquidated Damages") equal to the quotient of the Guaranteed AP Time Availability divided by the Measured AP Time Availability, from which quotient is subtracted one (1) and the resulting sum multiplied by the Actual Output of all Wind Turbines during the Adjustment Period multiplied by the Applicable Penalty Rate. The sum can be expressed as a formula as follows:

    [Actual Output of all WTGs during Adjustment Period × Applicable Penalty Rate] × [(Guaranteed AP Time Availability ÷ Measured AP Time Availability) less 1] = AP Availability Guarantee Liquidated Damages

        Owner shall not make a demand for a AP Availability Guaranty Liquidated Damages until the expiration of the Adjustment Period. As used herein, "Measured AP Time Availability" shall mean the aggregate Time Availability for all Wind Turbines during the Adjustment Period divided by the number of Wind Turbines and "Guaranteed AP Time Availability" shall mean *** percent (***%) of all calendar hours during the Adjustment Period. Payment of such liquidated damages shall constitute the sole liability of the Seller and the exclusive remedy of the Owner for Seller's failure to meet the Guaranteed AP Time Availability.

                11.1.2    Annual Time Availability. During the period commencing with the termination of the Adjustment Period and ending on the first anniversary of the Substantial Completion Date, and during each annual period thereafter ending on the next anniversary of the Substantial Completion Date through the expiration of the Warranty Period (and Extended Warranty Period), if the Measured Annual Time Availability is less than the Guaranteed Annual Time Availability, Seller shall pay to Owner an amount (the "Annual Availability Guaranty Liquidated Damages") equal to the quotient of the Guaranteed Annual Time Availability divided by the Measured Annual Time Availability, from which quotient is subtracted one (1) and the resulting sum multiplied by the Actual Output of all Wind Turbines during the applicable annual period multiplied by the Applicable Penalty Rate. The sum can be expressed as a formula as follows:

    [Actual Output of all WTGs during the applicable period × Applicable Penalty Rate] × [(Guaranteed Annual Time Availability ÷ Measured Annual Time Availability) less 1] = Annual Availability Guarantee Liquidated Damages

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        Owner shall not make a demand for an Annual Availability Guaranty Liquidated Damages until the expiration of the applicable period. As used herein, "Measured Annual Time Availability" shall mean the aggregate Time Availability for all Wind Turbines during the applicable period divided by the number of Wind Turbines and "Guaranteed Annual Time Availability" shall mean *** percent (***%) or such other applicable percent calculated pursuant to Section 3.1.(b) of all calendar hours during the applicable period. Payment of such liquidated damages shall constitute the sole liability of the Seller and the exclusive remedy of the Owner for Seller's failure to meet the Guaranteed Annual Time Availability. For the avoidance of doubt and clarity, if an adjacent or close site is designated by the Owner, as per Section 3.1.(b).5(b), this section and the above LD calculation will need to be clarified to reflect the specifics of that adjacent site (number of units, rating, etc.) and be included in the specific contract for this new site.

                11.1.3    Liquidated Damages. For the purpose of calculation of AP Availability Guaranty Liquidated Damages and Annual Availability Guaranty Liquidated Damages, any hour whenever the Wind Turbine is in the condition of "off-line" due to the wind condition which is not within the operating parameters of Wind Turbine (less than cut-in wind speed/more than cut-out wind speed, and any shutdown by high wind, column wind, etc.) as set forth in the Specifications shall be added to the Operational Hour in case of calculation of Measured AP Time Availability and Measured Annual Time Availability.

                11.1.4    Warranty Suspension. Notwithstanding anything to the contrary hereunder, in the event that any payments due Seller under the Contract Documents are not received within thirty (30) days from the date payment is due, and provided that the unpaid amounts are not the subject of a good faith dispute, Seller may suspend performance of its obligations under Article 10 of this Agreement upon seven (7) Business Days written notice to Owner. Seller will resume performance promptly after all outstanding amounts due are received. Upon doing so, Seller shall be entitled to an equitable adjustment in the time for performance of any remaining obligations.

                11.1.5    Time of Payments. Within thirty (30) calendar days after Seller's receipt of each demand for payment of penalties pursuant to Sections 11.1.1 or 11.1.2 accompanied by appropriate documentation substantiating the amount invoiced, Seller shall either (i) pay the amount shown in Owner's demand, or (ii) deliver to Owner written notice of its disagreement with the amount calculated, the basis for such disagreement, and the amount, if any, Seller acknowledges that it owes, together with Seller's payment for such undisputed and acknowledged amount.

                11.1.6    Resolution of Amounts in Dispute; Interest. If the parties are unable to resolve the dispute amicably within ten (10) calendar days after written notice of Seller's disagreement with the amount calculated by Owner, then either party may elect dispute resolution under Article 20 after the end of such ten (10) day negotiation period. In the event any sum due and owing as provided herein is not paid on a timely basis, interest shall accrue on such outstanding amount from the date due until the date paid in full at the annual interest rate equal to the LIBOR for loans of three months duration as of the date the payment was due, plus two percent (2%) (but in no event greater than the maximum rate permitted by Applicable Law).

                11.1.7    Access to SCADA. Owner shall provide Seller with reasonable on-line access to the SCADA system, without charge to Seller, during the Warranty Period. Such access shall include (a) data access for analytical purposes and (b) control software access for monitoring and parametric verification or modification, subject to prior written notification to Owner and Owner's consent to such modification, such consent not to be unreasonably withheld, conditioned or delayed. All such access by

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Seller to the SCADA system shall be considered strictly confidential and solely utilized for the benefit of the Project.

                11.1.8    Availability Guaranty Damages. As used herein the term "Availability Guaranty Damages" shall mean and refer to the Annual Availability Guaranty Liquidated Damages and the AP Availability Guaranty Liquidated Damages, collectively.

  11.2
  Noise Guaranty.

                11.2.1    Performance of Noise Level Tests. At any time after the Substantial Completion Date but not later than six (6) months prior to the end of the Initial Warranty Period for a Project, Owner may have the right to cause a Noise Level Test to be conducted at its expense on a representative sampling of one (1) Wind Turbine at the Project mutually selected by Owner and Seller, and in accordance with Exhibit I-1 (the "Noise Level Test Procedures") by a qualified engineer selected by Owner and reasonably acceptable to Seller, in order to check whether or not the noise level exceeds the noise requirements set forth in Exhibit I (the "Noise Requirement"). Seller shall have the right to be present at each Noise Level Test and Owner shall notify Seller in writing fourteen (14) days in advance of the commencement of a Noise Level Test. If the actual climate conditions at the Project do not satisfy the conditions set forth in Exhibit I-1, such Noise Level Test period shall be extended day-to-day until such time as such conditions are satisfied. Within fourteen (14) days following completion of the Noise Level Test, Owner shall provide Seller with a detailed written report setting forth the results of such Noise Level Test. Notwithstanding anything to the contrary in any other provision of the Contract Documents, Seller's sole obligation with respect to noise is satisfying the Noise Requirement during a Noise Level Test at the Reference Turbines (the "Noise Guaranty"), and if the Wind Turbine selected for the Noise Level Test meets the Noise Guaranty as determined in the Noise Level Test, then Seller shall have satisfied its obligations with respect to the Noise Guaranty.

                11.2.2    Procedures on Noise Level Test Failure. If the Wind Turbine selected for the Noise Level Test fails to meet the Noise Guaranty as determined in the Noise Level Test, Seller shall perform such adjustments or repairs to some or all of the Wind Turbines at the Project as are required to meet the Noise Guaranty within ninety (90) days after Seller has been notified by Owner that the tested Wind Turbine has failed to meet the Noise Level Test. No later than ninety (90) days following the completion of such ninety-day repair period, Owner shall, in accordance with Section 11.2.1, notify Seller of the date during such 90-day period on which it will cause a new Noise Level Test to be conducted, such additional Noise Level Test to be performed at Seller's sole cost and expense. Such testing and repair procedure shall be repeated until such time as the selected Wind Turbine meets the Noise Guaranty and no further adjustments are made to the Wind Turbines as a result of the failure to meet the Noise Level Test. Seller shall have the right to take its own data, to have copies of all data resulting from each Noise Level Test, and to verify the calculated Noise Level Test results.

                11.2.3    Noise Level Damages and Remedies. If the Wind Turbine selected for the Noise Level Test fails the Noise Level Test, (a) Owner shall be entitled to shutdown any part or all of the Wind Turbines by providing notice to Seller if any of the Owner's Permits is breached as a result of such failed Noise Level Test and only if any Governmental Authority requests or orders all or part of the Wind Turbines to be shutdown; then (b) Seller shall be liable for any and all reasonable direct expenses suffered by Owner arising out of or related to the failed Noise Level Test in the form of and as part of the Availability Guaranty Damages. This Section 11.2.3 shall be Owner's sole and exclusive remedy for Seller's breach of the Noise Guaranty.

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  11.3
  Power Curve Threshold Guaranty.

                11.3.1    Power Curve Threshold. Subject to Section 11.3.2, Seller guarantees that if the Reference Turbines are installed in accordance with the Turbine Installation and Erection Manual, and operated in accordance with the Operation Manual, the Reference Turbines will achieve the Power Curve Threshold when tested under the Site Conditions during the Power Curve Test (the "Power Curve Threshold Guaranty").

                11.3.2    Performance of Power Curve Test.

                (a)   Nomination of Reference Turbines. Prior to commencement of erection of any Wind Turbine at the Site, Owner shall nominate, in accordance with IEC 61400-12-1, two (2) locations where the Wind Turbines which are to serve as the subject of a Power Curve Test (the "Reference Turbines"), will be erected. Owner shall promptly notify Seller of Owner's nomination of the Reference Turbines. Owner's nomination of the Reference Turbines shall be subject to the consent of Seller, which consent shall not be unreasonably withheld, delayed or conditioned.

                (b)   Site Calibration. At least sixty (60) days prior to commencement of erection of any Wind Turbine at the Site, Owner shall cause, at its sole cost and expense, a third party engineer with significant experience in power curve testing of wind turbines who is mutually acceptable to Owner and Seller (the "Test Engineer") to complete Site Calibration pursuant to the Site Calibration Procedures described in Exhibit F. If Owner commences erection of a Wind Turbine prior to completion of the Site Calibration, the Power Curve Test shall be waived. The report and data of the Test Engineer on the Site Calibration shall be promptly delivered to Seller for its review and comment. In the event the parties cannot agree on a Test Engineer, then the Independent Engineer shall choose between the Owner's candidate and the Seller's candidate. The report and data of the Test Engineer on the Site Calibration shall be promptly delivered to Owner and Seller for their review and comment.

                (c)   Purpose of Power Curve Test. Owner may elect to cause one Power Curve Test to be commenced by the Test Engineer at any time prior to the first anniversary of commencement of the Warranty Period. The cost and expense of such Power Curve Test shall be borne by Owner. Owner shall deliver to Seller notice of its election to perform the Power Curve Test no later than seven (7) Business Days prior to the scheduled commencement of the Power Curve Test. In the event that Owner does not commence a Power Curve Test during the 12-month period after commencement of the Warranty Period, Owner shall not thereafter claim, and shall be deemed to have released Seller from any liability for, PCT Liquidated Damages and all other remedies on account of the failure of the Wind Turbines to comply with the Power Curve.

                (d)   Power Curve Test Procedures. The Power Curve Test shall be conducted by the Test Engineer or, at Owner's election, a qualified engineer (which qualified engineer has been approved by Seller, such approval not to be unreasonably withheld, delayed or conditioned). The Power Curve Test shall be performed under normal operating conditions in accordance with Exhibit H (the "Power Curve Test Procedures"). When conducting the Power Curve Test, such tests shall be performed on the Reference Turbines only. No later than thirty (30) days following the completed administration of the Power Curve Test, Owner shall provide Seller with the results of the Power Curve Test, including whether the Reference Turbines passed or failed to pass the Power Curve Test. The Power Curve does not consider any terrain effect due to complex terrain conditions including, without limitation, up flow angle, negative wind shear, and turbulence intensity greater than the criteria defined in Exhibit H. In the event that any such terrain effect is detected during the administration of the Power Curve Test at

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any time pursuant to this Section 11.3.2, such data and/or the period in which such elements or conditions are detected shall be invalid and shall be eliminated from the remaining data during the Power Curve Test.

                (e)   Conduct of the Power Curve Test.

  (i)
  PCT Committee. The representatives of Owner, Seller and the Test Engineer shall comprise the Power Curve Test Committee (the "PCT Committee") and shall be appointed pursuant to the Power Curve Test Procedures. The PCT Committee shall review, consider and approve those commercially reasonable efforts of Seller and Owner to cause the Reference Turbines to achieve the Power Curve Threshold. A meeting (which may take place telephonically) of the PCT Committee may be called by any member at any time upon two (2) Business Days notice. All actions of the PCT Committee pursuant to this Section 11.3.2(e)(i) shall require the vote of a majority of its members.

  (ii)
  Implementation of Power Curve Test. Owner shall use commercially reasonable efforts to cause the Test Engineer to perform its duties, including calculating and analyzing the data from the Power Curve Test in order to achieve the Power Curve Threshold during the administration of the Power Curve Test and to cause all instrumentation equipment to be used in the Power Curve Test to be in good working order and free from defects in design, material or workmanship. Owner shall undertake at its expense any adjustment or modification or calibration of all instrumentation equipment owned by Owner as approved by the PCT Committee for the purpose of achieving the Power Curve Threshold. Owner shall notify the PCT Committee of the completion of such adjustments or modifications promptly following completion of the same.

                (f)    Passage of Power Curve Test. In the event that upon the completion of the Power Curve Test pursuant to the Power Curve Test Procedure, the measured energy yield of the Reference Turbines are equal to or greater than the Power Curve Threshold, then (i) the Power Curve Test shall be deemed to be passed, (ii) the Power Curve Test shall be stopped and no further Power Curve Tests shall be administered, (iii) Seller's responsibility with respect to the Power Curve Threshold Guaranty shall be considered fulfilled and extinguished, (iv) Seller and the Test Engineer shall sign and deliver to Owner the Power Curve Test Certificate in the form attached hereto as Exhibit H-1, which Owner shall promptly sign and return to the Seller and Test Engineer, and (v) Seller shall not be liable for PCT Liquidated Damages thereafter, and (vi) Owner shall make no claim, and shall be deemed to waive any and all claims, against Seller and its Affiliates for all other remedies on account of the failure of the Wind Turbines to comply with the Power Curve.

                (g)   Failure of Power Curve Test. If the Reference Turbines fail the Power Curve Test, Seller and Owner shall comply with the following:

  (i)
  At their sole respective cost and expense, Seller and Owner shall reasonably cooperate to determine the cause for the failure to pass the Power Curve Test. Owner and Seller will cooperate and perform an in depth investigation of Seller's Equipment, to determine the cause of the failure. The investigation shall be made using best efforts, in good faith, and all initial findings of the Parties shall be fully disclosed to the other. If, as a result of the investigation, Seller makes a determination that the failure to pass the Power Curve Test is not attributable to Seller, then Owner shall fully investigate all other potential causes with Owner's other subcontractors, using Owner's best efforts, and disclose such findings to Seller. In the event that the failure was caused by the noncompliance with IEC 61400-12-1 and the

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    Power Curve Test Procedures, due to the inaccuracy of the instrument calibrated for the test or any other reason arising out of the Owner's Work, Owner shall cause such condition to be corrected and the Power Curve Test to be re-administered at its own cost and expense (which retest may be commenced after expiration of the one-year period). Any such adjustment, repair or replacement shall be commenced within thirty (30) days after the determination that the Reference Turbines failed to pass the Power Curve Test (the "Repair Period").

  (ii)
  In the event that failure to pass the Power Curve Test was not due to the act or omission of a third party (not under Seller's control) then, subject to Section 11.3.2(g)(v) below, Seller shall, at its sole cost and expense, within 120 days adjust, repair or replace, as Seller may judge in its discretion to be most appropriate, the Reference Turbines so as to cause the Reference Turbines to pass the Power Curve Test prior to the end of the Warranty Period. Any such adjustment, repair or replacement shall be commenced within the Repair Period. Upon completion of such adjustments, repairs and replacements, then Seller shall cause the Independent Engineer or other qualified engineer who had administered the initial Power Curve Test to perform a subsequent Power Curve Test of the Reference Turbines so adjusted, repaired or replaced to demonstrate that the Power Curve Test has been passed; such subsequent Power Curve Test shall be performed at Seller's own cost and expense. Such Power Curve Test shall be performed under normal operating conditions in accordance with IEC 61400-12-1 and the Power Curve Test Procedures. Notwithstanding the foregoing, if during such Repair Period, it is determined that the failure to pass the Power Curve Test was not due to Seller's failure, then Owner shall reimburse Seller for the costs of any adjustments, repairs and replacements under pursuant to this subsection, and immediately following any such determination, Seller shall obtain the approval of Owner prior to undertaking any remaining adjustments.

  (iii)
  Subject to Section 11.3.2(g)(v), if the Power Curve Test is not passed in the subsequent administration, the foregoing process under Section 11.3.2(g)(i) and/or Section 11.3.2(g)(ii), as the case may be, shall be repeated as many times as necessary until the Power Curve Test is passed.

  (iv)
  Modifications or improvements performed on the Reference Turbines in order to pass the Power Curve Test must also be performed on all of the Wind Turbines, as required and upon mutual agreement between Seller and Owner with respect to such modification and improvements, within a reasonable period, but not later than the expiration of the Warranty Period, and certified by Seller and delivered to Owner for reasonable approval.

  (v)
  If the Reference Turbines do not pass the Power Curve Test prior to the end of the Warranty Period, then Seller shall pay to Owner as liquidated damages for such failure, and not as a penalty, in an amount equal to the present value of lost economic value of the Project (based on Owner's financial pro forma for a 20 year period from the Project Substantial Completion Date, which, in turn, shall be based on the projected output of the Project in the P50 scenario established by an independent wind study, the applicable power and/or renewable energy credit sales rates for the Project included in the Project's power purchase agreement(s), and the lost PTCs grossed-up on an after tax basis, discounted back to the Project Substantial Completion Date at an annual discount rate of ***%, and then grossed up by ***% per year from the Project Substantial Completion Date until the end of the Warranty Period for each percentage that the applicable measured energy yield is below the corresponding Power Curve Threshold or a fraction of such amount for every fractional percentage below the

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    corresponding Power Curve Threshold (the "PCT Liquidated Damages"). The PCT Liquidated Damages shall be due and payable in arrears within thirty (30) days after the end of the initial Warranty Period. Payment of the PCT Liquidated Damages shall be in full settlement of all liabilities of the Seller for failure to meet the Power Curve Threshold Guaranty and failure of the Wind Turbines to comply with the Power Curve. Upon payment of the PCT Liquidated Damages, (i) the Power Curve Test shall be deemed to be passed, (ii) the Power Curve Test shall be stopped and no further Power Curve Tests shall be administered, (iii) Seller's responsibility with respect to the Power Curve Threshold Guaranty shall be considered fulfilled and extinguished, (iv) Seller and the Test Engineer shall sign and deliver to Owner the Power Curve Test Certificate in the form attached hereto as Exhibit H-1, which Owner shall promptly sign and return to the Seller and Test Engineer; and (v) Owner shall make no claim, and shall be deemed to waive any and all claims, against Seller and its Affiliates for all other remedies on account of the failure of the Wind Turbines to comply with the Power Curve. If Seller and Owner agree that Seller has made commercially reasonable efforts to remediate, or, alternatively, if Owner and Seller have made a determination that further remediation is not possible or practicable, then, in lieu of undertaking the measures described in Section 11.3.2(g)(ii), Seller may, at any time prior to the expiration of the Warranty Period, elect to pay the PCT Liquidated Damages, as provided above, as the sole and exclusive remedy for failure to meet the Power Curve Threshold Guaranty. Seller's aggregate liability to Owner for PCT Liquidated Damages shall in no event exceed *** percent (***%) of the Contract Price.

        11.4    Maximum Design Output. Seller intends, and shall use commercially reasonable efforts, to maximize the design output of each WTG. The foregoing sentence shall not be construed as a basis for damages or any other remedy arising from a failure or inability to maximize the design output beyond the guaranteed levels in this Section 11. Nothing in this subsection is intended to expand, limit or otherwise modify the Parties obligations under this Agreement.

Article 12. Limitation of Liability

  12.1
  No Consequential Damages.

        Neither (i) the Seller and its parent, subcontractors and vendors, nor (ii) the Owner and its parent shall be liable for any indirect, special, incidental or consequential damages, including loss of profit, loss of revenue, loss of use, loss of power, cost of replacement power, or cost of capital, claims of customers for loss of power or production, or for punitive damages, arising out of or in relation to the performance of this Agreement whether or not such liability is claimed in contract, tort (including negligence and strict liability), warranty, or any other legal or equitable theory.

  12.2
  Consequential Damages Exclusion, Subcap of Certain Liquidated Damages.

        The following shall not be considered as consequential damages: (i) recovery, where applicable, of WTG Commissioning Completion Delay Damages and the WTG Delivery Delay Damages which in the aggregate shall in no event exceed *** percent (***%) of the Contract Price; (ii) recovery, where applicable, of PCT Liquidated Damages which in the aggregate shall in no event exceed *** percent (***%) of the Contract Price; and (iii) recovery, where applicable, of Availability Guaranty Damages (including Seller's liability under Noise Guaranty in Section 11.2.3) which in the aggregate shall in no event exceed *** percent (***%) of the Contract Price.

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  12.3
  Total Cap of Liquidated Damages.

        The entire liability of the Seller and its parent, subcontractors and vendors to Owner under this Agreement for WTG Commissioning Delay Liquidated Damages, the WTG Delivery Delay Damages, PCT Liquidated Damages, Availability Guaranty Damages and Seller's liability under Noise Guaranty in Section 11.2.3, combined whether or not such liability is claimed in contract, tort (including negligence and strict liability), warranty, or any other legal or equitable theory, shall in no event exceed *** (***%) of the Contract Price (as adjusted from time to time), for whatever and all reasons whatsoever.

  12.4
  Total Limitation of Liability of Seller.

        Notwithstanding anything to the contrary, it is further agreed and understood that the total liability of Seller and its parent, subcontractors and vendors to Owner under this Agreement, combined, shall not in the aggregate exceed *** percent (***%) of the Contract Price (as adjusted from time to time) whether or not such liability is claimed in contract, tort (including negligence and strict liability), warranty, or any other legal or equitable theory; provided, however, the foregoing limitations shall not apply to, and no credit shall be issued against such liability for, (i) indemnity obligations under Section 17.1 (other than property damage or loss), or Section 17.2, (ii) claims arising from the intentional tortious misconduct of either Party or its Affiliates or contractors, and (iii) Seller's obligations to remove liens under Section 14.1.

Article 13. Force Majeure

  13.1
  Excusable Delay.

        If Buyer or Seller is rendered wholly or partially unable to perform its obligations (other than any payment obligations) under this Agreement because of the occurrence of a Force Majeure Event, that Party shall be excused from whatever obligations (other than payment obligations) that are affected by the Force Majeure Event to the extent so affected, provided that:

                (a)   The affected Party gives the other Party written notice describing the particulars of the occurrence known to such affected Party, including an estimation of its duration (or if applicable, its expected duration) and probable impact on the performance of such Party's obligations hereunder;

                (b)   the notice described in clause (a) above shall be given promptly after the occurrence of the Force Majeure Event, and in no event more than five (5) Business Days after the affected Party becomes aware of such occurrence;

                (c)   such affected Party shall periodically furnish reports of new developments with respect to the Force Majeure Event during the continuation of the such Force Majeure Event;

                (d)   the suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event;

                (e)   the affected Party shall use all reasonable efforts to continue to perform all of its other obligations hereunder, the performance of which is not excused;

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                (f)    the affected Party shall exercise all commercially reasonable efforts to mitigate or limit damages to the other Party; and

                (g)   when the affected Party is able to resume performance of the affected obligations under this Agreement, that Party shall give the other Party written notice to that effect and the affected Party promptly shall resume performance of the affected obligations under this Agreement.

  13.2
  Mitigation.

        The Party affected by the occurrence of a Force Majeure Event shall exercise all commercially reasonable efforts, to mitigate the damages to the other Party and any delay in the achievement of the WTG Substantial Completion.

  13.3
  Termination Due to Force Majeure.

        Either Party shall have the right to terminate this Agreement upon not less than thirty (30) days prior written notice to the other Party, if the occurrence of a Force Majeure Event affecting such Party's performance hereunder continues for six (6) consecutive months; provided, however, that such Party has complied in all respects with the terms and conditions specified in this Article 13.

                (a)   In the event that this Agreement is terminated by Owner pursuant to this Section 13.3, a termination payment to Seller or a refund to Owner shall be promptly and mutually agreed to by Owner and Seller based on all relevant factors, including (i) whether or not Owner has taken Delivery of the Wind Turbines and risk of loss has transferred to Owner prior to the date of such termination; (ii) the payment amounts due to Seller (for that portion of the Work completed and transferred to Owner) to the date of such termination in accordance with the requirements of this Agreement, reduced by any amounts previously paid by Owner; and (iii) the reasonable and documented demobilization costs of Seller, including cancellation charges from suppliers and subcontractors.

                (b)   In the event that this Agreement is terminated by Seller pursuant to this Section 13.3, a termination payment to Seller or a refund to Owner shall be promptly and mutually agreed to by Owner and Seller based on all relevant factors, including (i) whether or not Owner has taken Delivery of the Wind Turbines and risk of loss has transferred to Owner prior to the date of such termination; (ii) the payment amounts due to Seller (for that portion of the Work completed and transferred to Owner) to the date of such termination in accordance with the requirements of this Agreement, reduced by any amounts previously paid by Owner; and (iii) the reasonable and documented demobilization costs of Seller, including cancellation charges from suppliers and subcontractors.

                (c)   Upon making a termination payment pursuant to Section 13.3(a) or (b), Owner shall take title to all Wind Turbine Work located at the Site or when delivered to the Site with respect to Wind Turbine Work in the process of shipment to the Site, and, thereafter, may finish the Wind Turbine Work and complete the Project. Any such Wind Turbine Work performed by or on behalf of Owner shall be excluded from any warranties given hereunder. Simultaneously with making such termination payment required hereunder, Owner shall have the right to take an assignment of all subcontracts and purchase orders (including transportation contracts) entered into by Seller in connection with the Wind Turbine Work, subject to Owner assuming the obligations of Seller under such subcontracts and purchase orders arising after the date of assignment.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

                (d)   In the event that the Parties are unable to agree upon the "termination payment to Seller" or the "refund to Owner," as the case may be, contemplated in this Section 13.3 within sixty (60) days following the receipt of the notice of termination provided for in this Section 13.3, the amount of such termination payment or refund shall be determined in accordance with the dispute resolution procedures of Article 20.

Article 14. Title

  14.1
  Clean Title.

        To the extent that payment is received by Seller for work performed and goods furnished, Seller shall not directly or indirectly create, incur, assume or suffer to be created by any of its Affiliates, subcontractors, employees, laborers, mechanics or materialmen of goods or services, any lien, security interest or encumbrance on the Site, the Project, the Wind Turbines or any part of, or interest in, any thereof which is not extinguished or released within ten (10) days of its attachment, except Permitted Liens. As used herein, "Permitted Liens" shall mean carrier's, warehousemen's, mechanics', materialmen's, repairmen's and other like liens permitted by Applicable Law, but only to the extent and so long as no action is taken to enforce or foreclose on any such lien. Upon the payment by Seller to any of its subcontractors or materialmen for any portion of the Wind Turbine Work, Seller shall obtain unconditional, final payment or conditional, progress payment, as the case may be, waivers of mechanics' and materialmen's liens, security interests or encumbrances from all such persons for the Wind Turbine Work and shall provide such waivers to Owner at such time and to the extent that payment is received by Seller for such work performed and goods furnished. To the extent that payment is received for work performed and goods furnished, Seller shall immediately pay or discharge, and discharge of record, any such lien, security interest or encumbrance (other than Permitted Liens) for labor, materials, supplies or other charges which, if unpaid, might be or become a lien, security interest or encumbrance upon the Site, the Project, the Wind Turbines or any part or component thereof. Seller shall notify Owner of the assertion of any lien, security interest or encumbrance against the Site, the Project, the Wind Turbines or any part or component thereof promptly upon learning of such lien, security interest or encumbrance, and shall notify Owner whether it intends to pay the amounts asserted in the lien claim or otherwise obtain its discharge, or to obtain a bond or other security for such lien claim that effectively removes such lien from the Project, the Site and the Wind Turbines (and any part or component thereof). Upon the failure of Seller promptly to pay, discharge or bond against any lien, security interest or encumbrance as required hereby within thirty (30) days of notice of the existence thereof, and to provide written evidence of such action to Owner prior to the applicable subcontractor or vendor of Seller taking any action against the Project, Owner may, but shall not be obligated to, pay, discharge or obtain a bond or security for such lien, security interest or encumbrance and, upon such payment, discharge or posting of security therefor, shall be entitled immediately to recover from Seller the amount thereof, together with all expenses incurred by Owner in connection with such payment or discharge or posting of security, or to set off all such amounts against any sums owed by Owner to Seller under this Agreement. Notwithstanding anything to the contrary, Seller shall have no obligation to discharge, release or satisfy any liens based on amounts due.

  14.2
  Transfer of Title; Risk of Loss.

        Risk of Loss of and damage to, and custody of, each Wind Turbine shall be transferred to Owner when it has been delivered to the Site, not unloaded, in accordance with Section 7.2. Title to each Wind Turbine shall be transferred to Owner upon Seller's receipt of payment of the full Unit Price for

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

such Wind Turbine. Title to the Special Tools shall be transferred to Owner upon Seller's receipt of the full Contract Price.

  14.3
  Title.

        When the title of the Wind Turbines is transferred to Owner from Seller under Section 14.2, (i) Owner shall have good title to the Wind Turbines free and clear of all claims, liens or other encumbrances, other than any such liens or other encumbrances arising in connection with the performance of the Owner's Work, or which may subsequently arise in connection Owner's failure to make payments as they become payable under the Agreement, (ii) no instrument or other document shall be required to be delivered to Owner in order to effect the sale of the Wind Turbines from Seller to Owner, or if any such instrument or other document is so required, then Seller shall have delivered such instrument or other document to Owner, and (iii) no component Part or the whole of any Wind Turbine shall be the subject of any retention of title in favor of Seller or any supplier thereof.

Article 15. Insurance

  15.1
  Insurance.

                (a)   Seller shall maintain the insurance policies set forth in Exhibit J and Owner shall maintain the insurance policies set forth in Exhibit J, in each case to the extent such insurance policies are then available at commercially reasonable rates and on commercially reasonable terms. If Owner elects to self insure all or part of its obligation to provide insurance herein, then Owner shall agree to defend and indemnify Seller from property damage to Owner's property. Each of Seller and Owner shall comply with the terms of any policy required to be maintained by such party in connection with this Agreement and shall whenever required by the other party produce the certificates of insurance and the receipts for the payments of the current premiums.

                (b)   Additional Insured Provisions for Owner.

  (i)
  With the exception of the coverage provided in Sections 1.3.6(b) of Exhibit J, Owner, its respective officers, directors, agents and employees, as well as Owner's parents and their officers, directors, agents and employees and, where required by Contract Documents, any other contractor of the Owner performing work at the Site, as requested by Owner, shall be identified as an additional insured with respect to the insurances maintained by Seller under Exhibit J.

  (ii)
  With the exception of the coverage provided in Sections 1.3.6(b) of Exhibit J, Seller and its subcontractors and vendors and their respective officers, directors, agents and employees, as well as Seller's parent, its officers, directors, agents and employees, shall be identified as named additional insured with respect to the insurances maintained by Owner under Exhibit J.

                (c)   Waiver of Subrogation.

  (i)
  Insurers, as respects Section 1.3.6(c) of Exhibit J (excluding the worker's compensation insurance), shall waive all rights of subrogation against Owner and its respective officers, directors, agents and employees, as well as Owner's parents and their officers, directors, agents and employees and, where required by contract, any other contractor of the Owner performing work at the Site, as requested by Owner. In addition, insurers shall waive any right

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

    of set off and counterclaim and any other right to deduction whether by attachment or otherwise.

  (ii)
  Insurers, as respects Section 1.3.6(c) of Exhibit J, shall waive all rights of subrogation against Seller, Seller's subcontractors, and vendors their respective officers, directors, agents and employees, as well as their respective parents and their officers, directors, agents and employees. In addition, insurers shall waive any right of set off and counterclaim and any other right to deduction whether by attachment or otherwise.

Article 16. Default/Termination

  16.1
  Default.

                (a)   Event of Default. If during the term of this Agreement either party materially breaches any of the material covenants or conditions of this Agreement, or if MHI or the guarantor under the Owner Parent Guaranty materially breaches any of its material obligations under their respective guaranty agreement, then the other party shall give notice to such breaching party thereof, specifying in detail the nature thereof, and the amount thereof if it is a default which may be cured by the payment of money.

                (b)   Bankruptcy Event of Default. It shall be an event of default hereunder with respect to a party hereto if such party, or if (with respect to Seller) MHI, or if (with respect to Owner) the guarantor under the Owner Parent Guaranty, becomes insolvent, or generally does not pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors, or if insolvency, receivership, reorganization or bankruptcy proceedings are commenced by or against such party.

                (c)   Cure Rights. In the case of an event of default under Section 16.7(a) and 16.7(b), if, after the expiration of a grace period of thirty (30) days after the service of such notice, the event of default upon which such notice was based shall continue to exist (or in the case of an event of default which cannot with all diligence be remedied within a period of thirty (30) days, the breaching party fails to commence within a period of thirty (30) days after the service of such notice to remedy such event of default and to proceed with all diligence thereafter to remedy such event of default within a reasonable period of time not to exceed an additional 90 days), then the breaching party shall be in default under this Agreement, and the non-breaching party shall be entitled to the remedies set forth in Section 16.1(d). There shall be no cure period with respect to a event of default under Section 16.1(b).

                (d)   Remedies. After any applicable cure period pursuant to Section 16.1(c) in the case of an event of default pursuant to Section 16.1(a), and immediately upon an event of default pursuant to Section 16.1(b), the non-breaching party shall be entitled to all remedies at law or in equity on account of such event of default (but subject nevertheless to (i) the provisions of Article 12, "Limitation of Liability," and (ii) any provision of this Agreement expressly providing that a stated remedy is exclusive), including the right, in the non-breaching party's sole discretion, to either continue its rights and obligations under this Agreement in full force and effect or, by providing five (5) Business Days prior written notice to the breaching party, to terminate this Agreement. The foregoing to the contrary notwithstanding, any failure or delay in giving a default notice by a non-breaching party under Section 16.1(a) shall not be construed as a waiver or admission by the non-breaching party with respect to such default.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

  16.2
  Cancellation and Termination; Deferral of Purchase Obligations.

                16.2.1    Termination by Owner for Convenience. At any time prior to the shipment of the first Wind Turbine nacelle for the First 2008 Units, the Last 2008 Units or the 2009 delivery units, as applicable, from manufacturer in Japan, the Owner may terminate this Agreement with respect to the applicable Wind Turbines for its convenience by providing three (3) Business Days prior written notice to Seller; provided, however, that concurrent with such notice Owner pays to Seller a fee for such termination (the "Cancellation Fee") in accordance with the following schedule by wire transfer to such account as may be directed by Seller in writing; and provided, further, that any installment of the Contract Price previously paid for such Wind Turbines shall be credited to the amounts required in the table below:

        Cancellation Fee Schedule

Time of Cancellation (from the applicable NTP Date)	Cancellation Fee (as percentage of the Contract Price) First 2008 Units	Cancellation Fee (as a percentage of Contract Price) Last 2008 Units	Cancellation Fee (as a percentage of Contract Price) 2009 Delivery Units

Within one (1) month	***%	***%	***%

Within two (2) months	***%	***%	***%

Within three (3) months	***%	***%	***%

Within four (4) months	***%	***%	***%

Within five (5) months	***%	***%	***%

Within six (6) months	***%	***%	***%

Within seven (7) months	***%	***%	***%

There after	***%	***%	***%

        Upon Seller's receipt of the applicable Cancellation Fee, this Agreement (as well as all other Contract Documents) shall be deemed terminated with respect to the applicable Wind Turbines and, except for the obligations of the Parties, which pursuant to this Agreement expressly survive termination, there shall be no further obligation under this Agreement and the Contract Documents on the part of either Party with respect to the applicable Wind Turbines.

                16.2.2    Deferral of Purchase Obligations. Notwithstanding Sections 3.1(b) and 7.1.2.3 with respect to Project designation, Owner shall have the right to defer, transfer or redirect its obligation to purchase the Wind Turbines on reasonable terms and conditions as may be agreed to by Owner and Seller.

                16.2.3    Termination by Seller with Cause. If Owner is the breaching Party under Section 16.1(d) and if Seller elects to terminate this Agreement, Seller shall immediately discontinue the Wind Turbine Work and remove all Seller's equipment and personnel from the Site, and Owner shall, within fifteen (15) days after such termination, pay to Seller the sum of (i) the value of the Wind Turbine Work performed by Seller to the date of termination, and (ii) any and all other reasonable

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

costs incurred and damages suffered by Seller as of the date of termination, including, but not limited to:

                (a)   the cost and expenses of materials, goods or services ordered for the Wind Turbine Work;

                (b)   any cancellation fee that Seller is liable for under any contracts which is entered into, in connection with and for the performance of the Wind Turbine Work, between the Seller and Seller's subcontractors or suppliers;

                (c)   demobilization cost incurred by Seller, Seller's subcontractors or Seller's suppliers.

                Seller shall have a duty to mitigate all such costs, including reallocating materials, goods or services to other projects, as appropriate, minimizing cancellation fees, etc.

                16.2.4    Termination by Owner with Cause. If Seller is the breaching party under Section 16.1(d) and if Owner elects to terminate this Agreement, Owner may either complete the remaining Wind Turbine Work (himself or by any other contractor), or reject the Wind Turbine Work.

                (a)   In the event that Owner elects to complete the Wind Turbine Work, the Owner shall not be liable to make any further payments (other than any payment for which an invoice was already submitted to Owner) to Seller until the remaining Wind Turbine Work has been completed and all costs ascertained, then Seller shall:

  (i)
  cease all further work, except for such work as the Owner may specify in the notice of termination for the sole purpose of securing, preserving and protecting that part of the Wind Turbine Work already executed and any work required to leave the Site and the equipment in a clean and safe condition;

  (ii)
  terminate all subcontracts, except those to be assigned or novated to the Owner pursuant to this Agreement;

  (iii)
  permit the Owner to use the Seller's equipment on the Site as at the date of termination, for the purposes of completing the remaining Wind Turbine Work;

  (iv)
  deliver possession to the Owner of those parts of the Wind Turbine Work executed by the Seller up to the date of termination of this Agreement; and

  (v)
  deliver to the Owner all drawings, specifications and other documents prepared by the Seller or its subcontractors as at the date of termination, in connection with the Wind Turbine Work, other than to the extent that it is not required for the completion of the Wind Turbine Work or is proprietary.

        Owner shall be entitled to recover from Seller all reasonable costs and expenses incurred in completing the remaining Wind Turbine Work (the "Completion Cost").

        After completion of all remaining Wind Turbine Work, the Completion Cost shall be compared with the Contract Price minus the payments made to Seller to the date of termination.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

        If the Completion Cost is in excess, Seller shall pay to Owner such excess within fourteen (14) days after Owner's demand.

        If the Completion Cost is less, Owner shall pay to Seller the balance (Contract Price minus Completion Cost minus the payments made to seller as of the date of termination) within fourteen (14) days after completion of the remaining Wind Turbine Work.

                (b)   In the event that Owner rejects the Wind Turbine Work, Seller shall (i) discontinue the Wind Turbine Work, (ii) remove all Seller's equipment and personnel from the Site, and (iii) return to Owner all the payments made to Seller to the date of termination.

Article 17. Indemnification

  17.1
  General Indemnity.

                (a)   Seller shall indemnify Owner and its officers, directors, shareholders, managers, members, partners, agents, employees, successors and permitted assigns (each, an "Owner Indemnified Party," or collectively, the "Owner Indemnified Parties"), and shall defend, save and hold them harmless from and against all claims, demands, proceedings, damages, liabilities, costs, charges and expenses of any nature whatsoever (including reasonable legal fees) for bodily injury to or death of any individual or damage to any tangible property of a third party (but only if and to the extent that the Owner Indemnified Party suffers loss in an amount greater than the amounts collected under applicable policies of insurance of which the Owner Indemnified Party is an additional insured) asserted against any of them arising out of or in consequence of negligent acts or omissions or willful misconduct of Seller, or Seller's or its Affiliates' employees, agents or subcontractors on the Site. Seller shall owe no indemnity and shall be reimbursed for all sums paid and incurred under this Section 17.1(a) to the extent that the losses, claims, demands, proceedings, damages, liabilities, costs, charges, expenses or liens for which indemnity is claimed are caused by or arise from the sole negligence or willful misconduct of such Owner Indemnified Party or others. For avoidance of doubt, the parties agree that the obligations of Seller relating to the time of completion of the Wind Turbine Work and obligations giving rise to the payment of liquidated damages under this Agreement shall not give rise to a claim of indemnity under this Section 17.1. For purpose of this Section it is agreed and understood that an Owner Indemnified Party shall in no event be construed to fall within the meaning of a "third party," but that employees of contractors or subcontractors of Owner (other than Seller or its Affiliates) working at or near the Site shall be considered "third parties" for the purpose of this provision.

                (b)   Owner shall indemnify Seller and it subcontractors and vendors and their officers, directors, shareholders, managers, members, partners, agents, employees, successors and permitted assigns (each a "Seller Indemnified Party," or collectively, the "Seller Indemnified Parties") and shall defend, save and hold them harmless from and against all (i) claims, demands, proceedings, damages, liabilities, costs, charges and expenses of any nature whatsoever (including reasonable legal fees) for bodily injury to or death of any individual or damage to any tangible property of a third party (but only if and to the extent that the indemnified party suffers loss in an amount greater than amounts collected under applicable policies of insurance of which the indemnified party is an additional insured) incurred by or asserted against any of them arising out of or in consequence of negligent acts or omissions or willful misconduct of Owner, or Owner's or its Affiliates' employees, agents or subcontractors on the Site, and (ii) claims, demands, proceedings, damages, liabilities, costs, charges and expenses of any nature whatsoever (including reasonable legal fees) in respect of any sales tax, use tax, value added taxes, property tax, excise or similar taxes payable within the United States imposed on or for which

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

the Owner is responsible under this Agreement. Owner shall owe no indemnity and shall be reimbursed for all sums paid and incurred under this Section 17.1(b) to the extent that the losses, claims, demands, proceedings, damages, liabilities, costs, charges, expenses or liens for which indemnity is claimed are caused by or arise from the sole negligence or willful misconduct of such Seller Indemnified Party or others. For purpose of this Section it is agreed and understood that a Seller Indemnified Party shall in no event be construed to fall within the meaning of a "third party."

  17.2
  Indemnity Against Infringement.

        Seller shall indemnify and keep indemnified and hold harmless each Owner Indemnified Party from and against all claims, liabilities, losses and damages asserted by any third party person, together with all costs and expenses relating thereto (including reasonable legal fees), based upon any claim of infringement or misappropriation of any patent or other license or right to intellectual property (whether by way of patent, copyright, mask work right, trade secret, trademark or otherwise) resulting directly or indirectly from the manufacture, sale, supply, or importation of the Wind Turbines, or any part or component thereof, or their use by Owner as set forth in this Agreement. Each party agrees to notify the other as soon as possible of any material matters with respect to which the foregoing indemnity may apply and of which the notifying party has knowledge. If notified in writing of any action or claim for which Seller is to provide an indemnity, Seller shall, without limitation, defend such action or claim at its expense and pay the cost and damages and attorneys' fees awarded against Owner in such action or claim; provided, that Seller shall have the right to control the defense and settlement of all such actions or claims.

  17.3
  Treatment of Infringing Equipment.

        If an order by any court of competent jurisdiction shall be obtained against sale or delivery to Owner, or Owner's use or operation of, the Wind Turbines or any part or component thereof or process that is within Seller's scope used herein by reason of any alleged infringement of any intellectual property right of any party (whether by reason of a patent, copyright, mask work right, trade secret, trademark or other license or right), Seller shall first be afforded a reasonable opportunity, at its expense but without limiting its indemnification obligations under Section 17.2, to diligently seek the discharge of any such order as aforesaid, and at Seller's election to forthwith:

  (i)
  modify the Wind Turbines so that they become non-infringing;

  (ii)
  procure for Owner the right to use, or continue to use, the Wind Turbines and the infringing equipment, component or process that is within Seller's scope; or

  (iii)
  substitute for any infringing equipment, component or process that is within Seller's scope, other non-infringing equipment, component or process having the capabilities equivalent to the infringing equipment, component or process and being of equal quality, utility and workmanship as the infringing equipment, component or process.

Any such replacement or modification must conform to the terms of this Agreement, and may not reduce the power rating of the WTGs, increase the operating costs of the WTGs, or otherwise reduce the energy output or availability of the WTGs.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

  17.4
  Indemnification Procedure.

        When a Party hereunder (the "Indemnifying Party") is required to indemnify the other Party and its officers, directors, shareholders, managers, members, partners, agents, employees, lenders, successors, and permitted assigns (collectively the "Indemnified Parties") in accordance with this Article 17, the Indemnifying Party shall assume on behalf of such Indemnified Parties, and conduct with due diligence and in good faith, the defense of any claim against such Indemnified Parties, whether or not the Indemnifying Party shall be joined therein, and the Indemnified Parties shall cooperate with the Indemnifying Party in such defense. The Indemnifying Party shall be in charge of the defense and settlement of such claim; provided, however, that without relieving the Indemnifying Party of its obligations hereunder or impairing the Indemnifying Party's right to control the defense or settlement thereof, the Indemnified Parties may elect to participate through separate counsel in the defense of any such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Parties. In the event that the Indemnified Parties shall have reasonably concluded that there exists a material conflict of interest between the Indemnifying Party and the Indemnified Parties in the conduct of the defense of such claim, then each Party shall retain their separate counsel and shall have the right to control the defense and/or settlement of such claim. In the event that the Indemnifying Party does not employ counsel to assume the defense of such claim asserted against the Indemnified Party within a reasonable time after the Indemnifying Party's receipt of notice of the commencement of an action thereon, the indemnified Parties may retain counsel for the defense thereof, upon five (5) Business Days written notice, in which case the fees and expenses of counsel shall be paid by the Indemnifying Party. No Indemnifying Party shall settle any such claims or actions in a manner which would require any action or forbearance from action by any Indemnified Parties without the written consent of the Indemnified Parties, which consent shall not be unreasonably withheld or delayed.

  17.5
  Survival of Indemnities.

        The indemnities set forth in this Article 17 shall survive the termination or expiration of this Supply Agreement.

Article 18. Representations And Warranties

  18.1
  Representations and Warranties by Seller.

        Seller hereby represents and warrants to Owner as follows:

                (A)    Due Organization; Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in California and where failure to so qualify would have a material adverse effect on its ability to perform this Agreement and the Service Agreement and in respect of which no action relating to insolvency, liquidation or suspension of payments has, to the knowledge of Seller, been taken.

                (B)    Due Authorization. The execution, delivery and performance of this Agreement and each of the Contract Documents by Seller have been duly authorized by all necessary corporate action on the part of Seller and do not and will not require the consent of any trustee or holder of any indebtedness or other obligation of Seller or any other party to any other agreement with Seller.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

                (C)    Execution and Delivery. This Agreement and each of the Contract Documents has been duly executed and delivered by Seller. This Agreement and each of the Contract Documents constitutes the legal, valid, binding and enforceable obligation of Seller.

                (D)    Governmental Approvals. No governmental authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any Governmental Authority is required on the part of Seller in connection with the execution, delivery and performance of this Agreement and the Service Agreement except those which have already been obtained or which Seller anticipates will be timely obtained in the ordinary course of performance of this Agreement.

                (E)    Documents. Each document delivered pursuant to Section 3.2.2 shall be accurate and complete, and shall conform to the Requirements.

                (F)    Patents, Licenses, Franchises. Notwithstanding that certain inquiries have been made regarding certain of Seller's patents and/or Seller's potential use of intellectual property covered by third-party patents, (i) Seller is the holder of all patents, trademarks, service marks, trade names, copyrights, franchises, governmental consents, licenses, permits or other authorizations required in Seller's name to permit it to perform the work, and operate or conduct its business, contemplated by this Agreement; (ii) Seller has and will continue to have all rights and licenses necessary to allow Owner and its subcontractors to directly and indirectly assemble, use, operate, service, maintain and repair the Wind Turbines (and each component, part and process thereof) without restriction or additional charge; and (iii) neither the Wind Turbines, including any component or part thereof or the processes used therein, nor the process used to manufacture the Wind Turbines, or any component or part thereof, infringe or misappropriate, or will infringe or misappropriate, any patent, copyright, mask work right, trade secret or other intellectual property and/or proprietary right of any third party. Any breach of this Section 18.1(F) shall provide Owner with the remedies set forth in Section 17.2 and/or Section 17.3 herein, as appropriate.

  18.2
  Representations and Warranties of Owner.

        Owner represents and warrants to Seller as follows:

                (A)    Due Organization; Good Standing. Owner is a Delaware corporation duly organized, validly existing and is currently registered and able to conduct its business legally; that Owner has all Permits required under this Agreement for the Project and complete and necessary funds to pay Seller and complete and satisfy all of its obligations under this Agreement and in respect of which no action relating to insolvency, liquidation or suspension of payments has, to the knowledge of Owner, been taken.

                (B)    Due Authorization. The execution, delivery and performance of this Agreement and each of the Contract Documents by Owner have been duly authorized by all necessary action on the part of Owner in accordance with Owner's charter documents and do not and will not require the consent of any trustee or holder of any indebtedness or other obligation of Owner or any other party to any other agreement with Owner.

                (C)    Execution and Delivery. This Agreement and each of the Contract Documents has been duly executed and delivered by Owner. This Agreement and each of the Contract Documents constitutes the legal, valid, binding and enforceable obligation of Owner.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

                (D)    Governmental Approvals. No governmental authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any Governmental Authority is required on the part of Owner in connection with the execution, delivery and performance of this Agreement except those which have already been obtained or which Owner anticipates will be timely obtained in the ordinary course of performance of this Agreement.

Article 19. Confidentiality

  19.1
  Confidentiality.

                (a)   Seller hereby undertakes to keep confidential, except as may be explicitly approved by Owner, or as may be necessary for the proper discharge by Seller of its duties under this Agreement, or as may be necessary to be disclosed to taxing authorities and accountants preparing Seller's tax reports and filings or as may be necessary to respond to legal process, (i) the terms and provisions of this Agreement and all Contract Documents, (ii) any and all wind data for the Site provided to Seller by Garrad Hassan and/or by or on behalf of Owner and (iii) all details of Owner's business, the location and identification of the Project and the Site or any potential Site, and the progress of any development, permitting, financing and construction activities.

                (b)   Owner hereby undertakes to keep confidential, except as may be explicitly approved by Seller, or as may be necessary for the proper discharge by Owner of its duties under this Agreement, or as may be necessary to be disclosed to taxing authorities and accountants preparing Owner's tax reports and filings or as may be necessary to respond to legal process, (i) all written proprietary and technical data of Seller, (ii) all data clearly marked as being confidential, (iii) the contents of any document captioned "Engineering Sheet," (iv) the Specifications, (v) MHI technical drawings bearing an MHI "Drawing Number," (vi) the terms and provisions of this Agreement and all Contract Documents, (vii) all details of Seller's business, and (viii) any information that may be derived by reverse engineering MHI-designed or supplied equipment, parts or improvements, know-how, written documents or instruments related to inventions, patent applications, any information or data which may be derived from any part, study, inspection or test of the equipment, and any photograph, model, impression, evaluation, analysis, calculation, abstract, notes, summary and/or report made in connection with the equipment supplied by Seller or MHI (collectively, "Proprietary Data"). Notwithstanding the foregoing, Owner may also use Proprietary Data for the assembly, installation, erection, repair, operation and maintenance of the Wind Turbines and in addition, Owner may disclose Proprietary Data to prospective purchasers of the Project, the Operator or any prospective Operator, the Financing Parties and any other Persons expressing interest in providing debt financing or refinancing or other credit support to Owner, and the agent or trustee of any of them; provided, however, that none of such foregoing persons are an MPS Competitor and provided, further, that in each case such disclosures shall be subject to the written agreement of such Persons to keep Proprietary Data confidential, not disclose the same to any third party without the prior written consent of the Seller, and not use any Proprietary Data for any purpose other than for evaluation purposes to determine whether to invest equity or extend the Project financing. Such confidentiality agreements shall be in writing and governed by terms and conditions substantially similar to those in this Agreement.

                (c)   Notwithstanding the provisions of subsections (a) and (b) above, Seller and Owner shall be entitled to the extent necessary for the performance of its respective duties hereunder to allow access to details relating to the business of the other Party exclusively to such of its employees, consultants and contractors who are directly concerned with the carrying out of its duties under this Agreement (so long as such Persons are not MPS Competitors); provided, that each Party shall inform

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each of such Persons of the confidential nature of such information and of that Party's obligations of confidentiality in respect thereof and such Party shall be responsible for any breach of such obligations by any of its employees or consultants.

                (d)   All public announcements in relation to the business of Seller or Owner shall, if they are to be made by the other Party, be fully discussed in advance with, and approved by, the first Party, except that approval shall not be required for any public announcement or public filing which a Party is required to make under any laws applicable to such Party.

                (e)   The provisions of this Section 19.1 shall survive the expiration or earlier termination of this Agreement.

Article 20. Dispute Resolution

  20.1
  Dispute Resolution; Consent to Non-Exclusive Jurisdiction.

                (a)   In the event a dispute arises between Owner and Seller relating to this Agreement, the aggrieved Party shall provide written notification of the dispute to the other Party. A meeting shall be held promptly between the Parties, attended by representatives of the Parties with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If, within twenty-one (21) days after such meeting, the Parties have not succeeded in negotiating a resolution of the dispute, either Party may refer the dispute to a court pursuant to subsection (b) below, which shall be the sole legally binding forum available to the Parties for resolution of a dispute hereunder.

                (b)   Each of the Parties hereby irrevocably consents and agrees that any legal action or proceedings brought with respect to any dispute arising out of this Agreement, shall be brought in, and each Party submits to the jurisdiction and venue of a United States District Court, of competent jurisdiction or, if not available, then a state court of the State of California, and by execution and delivery of this Agreement, each of the Parties hereby (i) accepts the non-exclusive jurisdiction of the foregoing courts for purposes resolving any dispute, and (ii) irrevocably agrees to be bound by any final judgment (subject to any appeal) of any such court with respect thereto. The Parties further agree, to the extent permitted by law, that any final and unappealable judgment against any of them in any dispute or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

                (c)   Each Party hereto waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any dispute arising out of or relating to this Agreement. Each Party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth in this Article 20.

Article 21. General Provisions

  21.1
  Waiver.

        Unless expressly provided herein no delay or omission by the parties hereto in exercising any right or remedy provided for herein shall constitute a waiver of such right or remedy nor shall it be construed as a bar to or waiver of any such right or remedy on any future occasion.

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  21.2
  Successors and Assigns.

                (a)   This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of Seller and Owner. This Agreement may be assigned, in whole or in part, without Seller's prior written consent, by Owner to any Affiliate of the Owner, provided that (i) the Owner Parent Guaranty Agreement (or the Owner's letter of credit, as the case may be) shall remain in full force and effect, and the guarantor thereunder shall consent in writing to such assignment and confirm the continuing validity of such guaranty (or, if it is a transfer by Edison Mission Energy as Owner, Edison Mission Energy concurrently signs and delivers to Seller an Owner Parent Guaranty), and (ii) the Service Agreement is concurrently assigned to the same person. Seller agrees that Owner may assign this Agreement to a lender or other financing entity at any time. Except as expressly provided in this Section 21.2, no party may assign or transfer this Agreement, in whole or in part, except upon the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. It shall be deemed reasonable for Seller to withhold consent to an assignment of this Agreement by Owner to any MPS Competitor. It shall be deemed reasonable for Owner to withhold consent to an assignment of this Agreement by Seller absent an agreement by MHI to guarantee performance by Seller's assignee. In connection with any permitted assignment or grant of security interest under this Section 21.2, the parties agree to execute one or more consents to assignment with terms and conditions as may be reasonably requested by such assignee; provided, that each such assignee of the Agreement (i) shall assume all of the assigning party's obligations under this Agreement, and (ii) shall agree to be bound to all of the terms and conditions of the Contract Documents. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee; any other assignment shall be void and without force or effect.

                (b)   Resale of Wind Turbines. Notwithstanding anything to the contrary, it is agreed and understood that (i) Owner will not sell the WTGs to an MPS Competitor; and (ii) if the WTGs are at any time sold, Owner agrees that such sale shall be made on an "AS IS" basis and Owner shall represent to Seller that the purchase and use of the WTGs, and/or the use of any information or documentation received with such purchase, shall be without recourse to the Seller or any of its subcontractors or vendors of every tier whether in contract, tort (including negligence), warranty, strict liability or by reason of any other theory at law, in equity or otherwise. The provisions of this Section 21.2 shall survive Final Completion or the earlier termination of this Agreement.

  21.3
  Notices.

        Any notice required or authorized to be given hereunder or any other communications between the parties provided for under the terms of this Agreement shall be in writing (unless otherwise provided) and shall be served personally or by reputable express courier service or by facsimile transmission addressed to the relevant party at the address stated below or at any other address notified by that party to the other as its address for service. Any notice so given personally shall be deemed to have been served on delivery, any notice so given by express courier service shall be deemed to have been served on delivery, and any notice so given by facsimile transmission shall be deemed to have been served on dispatch. As proof of such service it shall be sufficient to produce a receipt showing personal service, the receipt of a reputable courier company showing such delivery or an activity report of the sender's facsimile machine showing the correct facsimile number of the party on whom notice is served and the correct number of pages transmitted.

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        The parties' addresses for service are:

    To Owner:

        Edison Mission Energy
        18101 Von Karman Avenue, Suite 1700
        Irvine, CA 92612
        Attention: General Counsel
        Telephone: (949) 757-2411
        Facsimile: (949) 757-4787

      With a copy to:

        Edison Mission Energy
        18101 Von Karman Avenue, Suite 1700
        Irvine, CA 92612
        Attn: Managing Director, Development
        Telephone: (949) 757-2404
        Facsimile: (949) 757-4888

      To Seller:

        Mitsubishi Power Systems Americas, Inc.
        100 Bayview Circle, Suite 4000
        Newport Beach, CA 92660
        Attn: Mr. I. Itoh
        Senior Vice President and General Manager
        Facsimile: (949) 856-4481
        Telephone: (949) 856-8400

      With a copy to:

        Mitsubishi Heavy Industries, Ltd.
        Nagasaki Shipyard & Machinery Works
        1-1 Akunoura-Machi, Nagasaki
        Nagasaki, 850-8610, Japan
        Manager,
        Wind Turbine Export Group
        Attn: Mr. R. Kimura
        Facsimile: +81 95 834 3393
        Telephone: +81 95 834 3473

  21.4
  [Reserved].

  21.5
  Governing Law.

        This Agreement and all matters arising hereunder or in connection herewith shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflicts of laws or choice of laws principles (other than Section 5-1401 of the General Obligations Law).

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  21.6
  Amendments.

        This Agreement may be modified or amended only by an instrument in writing signed by the parties hereto.

  21.7
  Attachments Incorporated.

        The Exhibits attached hereto are hereby incorporated and made a part of this Agreement.

  21.8
  Entire Agreement.

        The terms and conditions set forth herein, together with those set forth on all Exhibits attached hereto and in the Contract Documents, constitute the complete statement of the agreement between Owner and Seller relating to the subject matter hereof, including the Term Sheet dated December 7, 2006. No prior statement, correspondence or parole evidence shall modify or affect the terms and conditions hereof or thereof nor shall such prior statements, correspondence or parole evidence be introduced or considered in any judicial or arbitral proceeding. Prior representations, promises, warranties or statements by any agent or employee of Seller or Owner that differ in any way from the terms and conditions hereof or thereof shall be given no effect.

  21.9
  Survival.

        Notwithstanding the achievement of Final Completion or the earlier termination of this Agreement, or the expiration or earlier termination of the Warranty Period, the parties hereto shall continue to be bound by the provisions of Article 18.1, "Representations and Warranties of Seller," Article 17, "Indemnification," Article 18.2, "Representations and Warranties of Owner," Article 20, "Dispute Resolution," Section 21.2, "Successors and Assigns," Section 21.5 "Governing Law," Section 19, "Confidentiality," Section 21.13, "Intellectual Property," Section 10.3, "No Implied Warranties," Article 12, "Limitation of Liability," Section 21.15, "Time for Claims," and Section 21.16, "Late Payment." Provisions of this Agreement which expressly so provide shall also survive the expiration or termination of this Agreement.

  21.10
  Attorneys' Fees and Costs.

        In the event of any arbitration or litigation to enforce the provisions of this Agreement, each Party shall bear and pay its own cost (including its own attorneys' fees).

  21.11
  Site Regulations.

        All pertinent regulations and rules of Owner which may be in effect at the Site regarding passes, badges, safety and proper conduct on the Site shall be observed by Seller, Servicer, and agents and employees of each.

  21.12
  Wind Speed Projections.

        Seller shall have no responsibility or liability for any purposes hereunder or under any other Contract Document for the collection or evaluation of wind data, or for the accuracy of the wind speed projections and financial projections.

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  21.13
  Intellectual Property.

        Seller shall retain ownership of all intellectual property rights in the design and manufacture of the Wind Turbines. Notwithstanding anything in the foregoing sentence to the contrary, Owner and each of its successors and permitted assigns shall have a continuing, non-exclusive right and license, for so long as any of them has any rights of ownership in or to the Wind Turbines, and on a royalty-free basis, to import, buy, sell, use, operate and otherwise work the Wind Turbines, to the fullest extent necessary for it to enjoy the exercise, vis-à-vis Seller, of complete and unfettered rights of ownership and dominion over the Wind Turbines.

  21.14
  Counterparts.

        This Agreement may be executed by the parties in one or more counterparts, all of which taken together, shall constitute one and the same instrument.

  21.15
  Time for Claims.

        Any action or notice of arbitration by a party hereto arising under any Article of this Agreement other than Article 10captioned "Limited Mechanical Warranty," shall be filed by no later than 180 days from the date of Final Completion. Any action or notice of arbitration by a party hereto arising under Article 10 of this Agreement captioned "Limited Mechanical Warranty," shall be filed by no later than 180 days from the date of expiration or earlier termination of the Warranty Period. The parties hereto hereby waive, to the extent permitted by Applicable Law, any longer period available under Applicable Law, including any laws relating to statutes of limitation, in which to file an action or notice of arbitration.

  21.16
  Late Payments; Right to Withhold Disputed Amounts.

        In the event any sum due and owing as provided herein is not paid on a timely basis, interest shall accrue on such outstanding amount from the date due until the date paid in full at the annual interest rate equal to the LIBOR for loans of three months duration as of the date the payment was due, plus two percent (2%) (but in no event greater than the maximum rate permitted by Applicable Law). In the event that either Party disputes the amount due and owing as provided herein, then such Party may withhold such disputed amount until a final determination is made. Any disputed amount which is determined to be due and owing shall accrue interest at the rate provided above from the date due until the date paid in full.

  21.17
  Financier's Cure Rights.

        In the event that any entity is providing financing to Owner for the Project, such financing entity, shall in addition to the rights granted to Owner under this Agreement, have the right to cure any breach by Owner of this Agreement and/or the Service Agreement within the time set forth therein for cure by Owner and the right, upon notice to Seller, to receive a copy of any notice of default by Owner under this Agreement.

  21.18
  Modification to Standards.

        To the extent Seller has the right under this Agreement to modify or add any standards, specifications, requirements or procedures that would be applicable to the Project, the Wind Turbines,

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Seller or Owner, Owner shall have a reasonable time to implement the same (to the extent implementation is required by Owner). In addition, notwithstanding anything to the contrary in this Agreement, no such modifications or additions may (i) materially increase the costs of operating the Wind Turbines, (ii) materially reduce the energy output or availability of the Wind Turbines, (iii) require Owner to make any physical modifications to the Wind Turbines (unless the cost thereof is paid by Seller) or (iv) lessen the performance standards or requirements applicable to Seller.

                21.19    English Language Documents. Any document, manual, certificate or notice given or provided in connection with this Agreement or for the assembly, installation, operation or repair of the Wind Turbines shall be provided in the English language.

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        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the duly authorized representatives of Owner and Seller as of the date of the first written above.

EDISON MISSION ENERGY a Delaware corporation		MITSUBISHI POWER SYSTEMS AMERICAS, INC., a Delaware corporation
By:	/s/ Gerard P. Loughman	By:	/s/ Ichiro Itoh
Name:	Gerard P. Loughman	Name:	Ichiro Itoh
Title:	Senior Vice President	Title:	SVP & General Manager

S-1

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APPENDIX I

DEFINITIONS

        "Actual Output" means the total energy produced by all Wind Turbines in a Project which shall be measured at the Project Meter.

        "Additional Project" shall have the meaning ascribed to such term in the Recitals of the Supply Agreement.

        "Additional Supply Agreement" shall have the meaning ascribed to such term in the Recitals of the Supply Agreement.

        "Adjustment Period" means the period of forty-five (45) days from the date on which Commissioning is achieved on the last WTG in a Project.

        "Affiliate" means any Person who (whether through one or more intermediaries) directly or indirectly controls, is controlled by, or is under common control with, any other Person.

        "Annual Availability Guaranty Liquidated Damages" shall have the meaning ascribed to such term in Section 11.1.2 of the Supply Agreement.

        "AP Availability Guaranty Liquidated Damages" shall have the meaning ascribed to such term in Section 11.1.1 of the Supply Agreement.

        "Applicable Laws" or "Applicable Law" means any or all law(s), treaty(ies), ordinance(s), code(s), judgment(s), decree(s), directive(s), guideline(s), procedure(s), policy(ies), injunction(s), writ(s), order(s), rule(s), regulation(s), interpretation(s), Permit(s), and all similar forms of decisions of any Governmental Authority having jurisdiction over the Wind Turbines, the Site, transmission of electricity, performance of the obligations of Seller and Servicer under the Contract Documents and each other document, instrument and agreement delivered hereunder or in connection herewith, testing, Commissioning, operation and maintenance of the Wind Turbines, health and safety, or the environmental condition of the Wind Turbines or the Site. Notwithstanding the foregoing, when the issuance of a Permit is the obligation of one party, the foregoing definition of Applicable Laws when applied to the obligations of the other party shall not include such Permits unless the other party is advised in writing of the issuance of such Permit and is given a copy on request.

        "Applicable Penalty Rate" means the price per kWh established from time to time ***.

        "Availability Guaranty" means the obligations of Seller pursuant to Section 11.1 of the Supply Agreement.

        "Availability Guaranty Damages" shall have the meaning ascribed to such term in Section 11.1.8 of the Supply Agreement.

        "Balance of Plant" or "BOP" means all procurement, design, equipment, materials and other items incorporated (or to be incorporated) in a Project, and construction, except for the Wind Turbine Work described in the Supply Agreement and Special Tools. Balance of Plant includes, but is not limited to, the engineering, design, civil and mechanical construction works, principally site preparation,

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roads, crane pads, gates, culverts, and foundations for transformers and Wind Turbines, the SCADA system, meteorological towers, and the Project Interconnection Facilities.

        "Basic WTG Model" shall have the meaning ascribed to such term in Section 5.1.6 of the Supply Agreement.

        "BOP Contract" means with respect to a Project, the contract to be entered into by and between Owner (or an affiliate) and the BOP Contractor, pursuant to which the BOP Contractor will erect the WTG and supply, construct, install and test the Balance of Plant.

        "BOP Contractor" means the contractor retained by Owner (or its Affiliate) to perform the obligations under the BOP Contract.

        "Business Day" means every day other than a Saturday, Sunday or a day on which banks are permitted or required to remain closed in California or the state in which a Project is located.

        "Cancellation Fee" shall have the meaning ascribed to such term in Section 16.2.1 of the Supply Agreement.

        "Certificate of Commissioning" means the certificate to be to be signed by the Owner and Seller pursuant to Section 7.4 of the Supply Agreement in the form of Exhibit N to the Supply Agreement.

        "Certificate of Design Approval" means the certification issued by Germanischer Lloyd pursuant to Section 3.5 of the Supply Agreement, or equivalent, for the Wind Turbines.

        "Certification Default" shall have the meaning ascribed to such term in Section 7.6(H) of the Supply Agreement.

        "Change in Law" means (A) the enactment, adoption, promulgation, modification or repeal, after the Effective Date, of any Applicable Law or (B) the imposition of any material conditions on the issuance or renewal of any Permit after the Effective Date (notwithstanding the general requirements contained in any Permit at the time of application or issuance to comply with future laws, ordinances, codes, rules, regulations or similar legislation) that, in the case of either (A) or (B), (x) establishes requirements that have an adverse impact on Seller's costs or the schedule for performing the Wind Turbine Work, (y) could not be reasonably anticipated on the date of execution of the Supply Agreement and (z) do not apply generally to Seller and similarly situated turbine suppliers.

        "Change Order" is a written instrument signed by Owner and Seller stating their mutual agreement upon all of the following: (i) a change in the Wind Turbine Work, if any; (ii) the amount of the adjustment in the Contract Price, if any; and/or (iii) the extent of the adjustment in the Delivery Schedule, the Guaranteed WTG Commissioning Completion Date and/or any other guaranteed date of completion under the Supply Agreement, if any.

        "Columnar Control Strategy" means the Columnar Control Strategy, if any, delivered pursuant to Section 3.2.2(k) of the Supply Agreement.

        "Commission" or "Commissioning" means, with respect to each WTG, (a) Mechanical Completion for such WTG has occurred, (b) the Commissioning Procedures have been successfully completed and the Commissioning Check Sheet has been completed and signed by Seller, (c) the Wind Turbine is

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ready for initial operation in accordance with the O&M Procedures Manual, and (d) Owner or Owner's representative has countersigned the Certificate of Commissioning for such WTG.

        "Commissioning Check Sheet" means the Commissioning check sheet attached to the Commissioning Procedures.

        "Commissioning Engineers" shall have the meaning ascribed to such tem in Section 5.1.5 of the Supply Agreement.

        "Commissioning Fee" shall have the meaning ascribed to such term in Section 5.1.5 of the Supply Agreement.

        "Commissioning Procedures" means the Commissioning Procedures set forth in Exhibit O to the Supply Agreement.

        "Commissioning Subcontractor" means the contractor retained by Seller to perform the Commissioning.

        "Communications Protocol" shall have the meaning ascribed to such term in Section 3.2.2(f) of the Supply Agreement.

        "Completion Cost" shall have the meaning ascribed to such term in Section 16.2.4 of the Supply Agreement.

        "Component Shipping List" shall have the meaning ascribed to such term in Section 5.2.6 of the Supply Agreement and means the Component Shipping List set forth in Exhibit E of the Supply Agreement.

        "Consumable Parts" shall mean all consumable parts and consumable supplies including, without limitation, lubricating oil, other lubricants, seals, rods, bolts, nuts and washers (other than bolts, nuts and washers for the foundation anchors), bushings, gaskets, filters, and other items normally consumed in the assembly, installation, erection, Commissioning and/or operation of the Wind Turbines.

        "Contract Documents" means the Supply Agreement, the Service Agreement and each of the other appendices, exhibits, schedules, annexes and documents attached to, or delivered under, any of such documents.

        "Contract Price" shall have the meaning ascribed to such term in Section 5.1 of the Supply Agreement.

        "Deemed Project Substantial Completion" shall have the meaning ascribed to such term in Section 7.5.2(B) of the Supply Agreement.

        "Defect Repair and Replacement" shall have the meaning ascribed to such term in Section 2.1(b) of the Service Agreement.

        "Delayed WTGs" shall have the meaning ascribed to such term in Section 7.5.2 of the Supply Agreement.

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        "Delivery" shall have the meaning ascribed to such term in Section 7.2.1 of the Supply Agreement.

        "Delivery Point" means the physical point at which electric interconnection is made between a Project and an Interconnection Utility's Interconnection Facilities.

        "Delivery Schedule" means the detailed Wind Turbine delivery shipment schedule set forth in Exhibit D to the Supply Agreement.

        "EDISON" means Edison Mission Energy, a Delaware corporation.

        "Effective Date" means March 20, 2007.

        "Elective Maintenance" shall mean maintenance and service work for the Wind Turbines (i) resulting from the conditions and exclusions provided in Section 10.7.3 of Supply Agreement, and/or (ii) such other maintenance or service work as may be identified by Owner or Servicer from time to time during the Service Agreement Term with respect to the WTGs (but not including Scheduled Maintenance, Unscheduled Maintenance, Defect Repair or Replacement, Warranty Repair or Warranty Retrofit), and, in the case of both items (i) and (ii), which Servicer is authorized to perform by Owner pursuant to Section 2.1(c) of the Service Agreement.

        "Elective Maintenance Notice" shall have the meaning provided in Section 2.1(c) of the Service Agreement.

        "Emergency" means an event occurring at a Site or any adjoining property that, with respect to a Wind Turbine, (a) poses actual or imminent risk of (i) serious personal injury or (ii) material physical damage to one or more Wind Turbines or to such Project and (b) requiring, in the good faith determination of the Servicer, Owner or Operator, immediate preventative or remedial action.

        "Energization" means the electrical energization of the control system of a Wind Turbine or the Wind Turbines, as the case may be, and the Project Interconnection Facilities from the Delivery Point, with the ability to receive or deliver electric energy to or from the Wind Turbines through the Delivery Point.

        "Escalation Adjustment Procedure" shall have the meaning ascribed to such term in Section 5.1.6 of the Supply Agreement.

        "Excusable Delay" shall mean those delays satisfying the conditions set forth in Section 13.1 of the Supply Agreement.

        "Extended Warranty Period" shall have the meaning ascribed to such term in Section 10.2 of the Supply Agreement.

        "Final Completion" shall have the meaning ascribed to such term in Section 7.6(F) of the Supply Agreement.

        "Final Completion Certificate" means the Final Completion Certificate to be issued pursuant to Section 7.6 of the Supply Agreement in the form of Exhibit R to the Supply Agreement.

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        "Financing Parties" shall have the meaning ascribed to such term in Section 7.4 of the Service Agreement.

        "First 2008 Units" shall have the meaning ascribed to such term in the Recitals of the Supply Agreement.

        "Force Majeure Event" or "Force Majeure" means, with respect to any Contract Document, any event (i) that is not within the reasonable control, directly or indirectly, of the party affected or its Affiliates, and is not the direct or indirect result of that party's (or its Affiliates') failure to perform its obligations under the Contract Documents and (ii) that could not have been avoided, prevented or removed by the exercise of reasonable diligence by the affected party or its Affiliates, including without limitation: acts of God, acts of war, sabotage, terrorism, rebellion, insurrection, civil commotion, acts of foreign or public enemies, military or usurped power or martial law, actions or inactions of a Governmental Authority, expropriation or confiscation of facilities or property by order of any Governmental Authority, fires, floods, hail, transportation incidents, explosions, negative wind shear, lightning, lightning-induced surges, unexpected high and low voltage, transmission outages or sudden or disruptive electrical events or disturbances on Interconnection Utility's side of the Delivery Point, extreme weather conditions and any materially adverse result therefrom, unusually inclement weather, extraordinary airborne debris, surface water, waves, tidal water or tidal wave, overflow of streams or other bodies of water, water below the surface of the ground, earth movement including, but not limited to, earthquake, landslide, mud flow, earth sinking, earth rising or shifting, strikes, crashing vehicles or aircraft, casualties, vandalism, malicious mischief, theft and attempted theft, and changes or enactments of Applicable Laws. Notwithstanding the foregoing, Force Majeure and Force Majeure Event shall not include any event or circumstance that is within the design parameters of the Wind Turbines.

        "GDPIPD" means the Gross Domestic Product Implicit Price Deflator, as published in the Survey of Current Business by the United States Bureau of Economic Analysis, Department of Commerce, or in any successor publication, or such substitute index as may be consented to by Owner and Servicer, which consent shall not be unreasonably withheld or delayed. A substitute index shall be used only as necessary to substitute for abandonment of the GDPIPD index by the Department of Commerce after the effective date of the Supply Agreement, in order to restore the measure of price escalation as contemplated herein.

        "Good Faith Fee" shall have the meaning ascribed to such term in the Recitals of the Supply Agreement.

        "Governmental Authority" means any federal, state, local or other governmental, judicial, public or statutory instrumentality, tribunal, agency, authority, body or entity, or any political subdivision thereof, having legal jurisdiction over the matter or person in question.

        "Grid" means the electrical transmission system beyond the Delivery Point inclusive of the Interconnection Utility's Interconnection Facilities.

        "Guaranteed Annual Time Availability" shall have the meaning ascribed to such term in Section 11.1.2 of the Supply Agreement.

        "Guaranteed AP Time Availability" shall have the meaning ascribed to such term in Section 11.1.1 of the Supply Agreement.

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        "Guaranteed Delivery Date" shall have the meaning ascribed to such term in Section 7.2.1(a) of the Supply Agreement.

        "Guaranteed WTG Commissioning Completion Date" shall have the meaning ascribed to such term in Section 8.3.1 of the Supply Agreement.

        "Hazardous Substances" means substances defined as "hazardous substances," "pollutants" or "contaminants" in Section 101 of the CERCLA (42 U.S.C. Section 9601; those substances defined as "hazardous waste," "hazardous materials" or "regulated substances" by the RCRA; those substances designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act (33 U.S.C. Section 1321); those substances defined as "hazardous materials" in Section 103 of the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq. at Section 1802); those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Sections 6 or 7 of the TSCA (15 U.S.C. Sections 2605, 2606); those substances defined as "contaminants" by Section 1401 of the SDWA (42 U.S.C. Section 300f), if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to Section 2(u) of the FIFRA (7 U.S.C. Section 136(u)); those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA (42 U.S.C. Section 2014); those substances defined as "residual radioactive material" by Section 101 of the UMTRCA (42 U.S.C. Section 7911); those substances defined as "toxic materials" or "harmful physical agents" pursuant to Section 6 of the Occupational Safety and Health Act (2 U.S.C. Section 651 et seq. at Section 655); those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R. Part 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R. Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances, or toxic substances in 40 C.F.R. Part 1910; and in the regulations adopted and publications promulgated pursuant to any Hazardous Substance Laws, whether or not such regulations or publications are specifically referenced herein.

        "Hazardous Substances Laws" means: (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"); (b) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.) ("Clean Water Act" or "CWA"); (c) the Resource Conversation and Recovery Act (42 U.S.C. Section 6901 et seq.)("RCRA"); (d) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.)("AEA"); (e) the Clean Air Act (42 U.S.C. Section 7401 et seq.)("CAA"); (f) the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.)("EPCRA"); (g) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.) ("FIFRA"); (h) the Oil Pollution Act of 1990 (P.L. 101-380, 104 State 486); (i) the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.)("SDWA"); (j) the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201 et seq.)("SMCRA"); (k) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.)("TSCA"); (l) the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901 et seq.)("UMTRCA"); and (m) all other Applicable Laws which govern Hazardous Substances, and the regulations adopted and publications promulgated pursuant to all such foregoing laws.

        "Indemnifying Party" and "Indemnified Parties" shall have the meaning ascribed to such terms in Section 5.2 of the Service Agreement or in Section 17.4 of the Supply Agreement, as applicable.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

        "Independent Engineer" or "IE" means an independent engineer to be mutually agreed by the parties from the following list of engineering consultants:

  (i)
  Garrad Hassan

  (ii)
  Risoe Test Station;

  (iii)
  Det Norske Veritas;

  (iv)
  Germanischer Lloyd;

  (v)
  Energy Research Center of the Netherlands;

  (vi)
  Deutsches Windenergie-Institute; and

  (vii)
  Any other independent engineer or engineering firm mutually agreed to by the Parties.

        "Initial Warranty Period" shall have the meaning ascribed to such term in Section 10.2 of the Supply Agreement.

        "Inland Transportation Costs" shall have the meaning ascribed to such term in Section 7.1.2.3 of the Supply Agreement.

        "Inland Transportation Quote" shall have the meaning ascribed to such term in Section 7.1.2.3 of the Supply Agreement.

        "Instruction Manual" means Seller's instruction manual to be delivered pursuant to Section 3.2.2(h) of the Supply Agreement, consisting of the O&M Procedures Manual, the Turbine Installation and Erection Manual and the Turbine Service and Maintenance Manual.

        "Interconnection Agreement" means a contract to be entered into by and between Owner and an Interconnection Utility, pursuant to which such Interconnection Utility will provide certain transmission facilities for a Project.

        "Interconnection Utility" means the applicable transmission provider under an Interconnection Agreement and its successors and assigns.

        "Interconnection Utility's Interconnection Facilities" means an Interconnection Utility's interconnection facilities.

        "Last 2008 Units" shall have the meaning ascribed to such term in the Recitals of the Supply Agreement

        "LIBOR" means, for any day, a rate per annum equal to the "London Interbank Offered Rate (Libor)" for a three (3) month period as set forth in the Money Rates section of The Wall Street Journal, Western Regional Edition ("The Wall Street Journal"), on such day (or, if The Wall Street Journal is not published on such day, the next preceding Business Day on which the Wall Street Journal is so published); provided that, if The Wall Street Journal is no longer published or the

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

applicable LIBOR rate is no longer quoted therein, then "LIBOR" shall be a reasonably comparable rate as shall be mutually agreed upon by Seller and Owner.

        "Maintenance Schedule" shall mean, during the Warranty Period, the frequency of maintenance and service tasks included in the Service & Maintenance Schedule Table attached as Exhibit A to the Service Agreement and as amended by Owner and Servicer pursuant to Section 2.1(a) of the Service Agreement. The Maintenance Schedule for the first year is set forth in Exhibit A of the Service Agreement.

        "Major Components" means the gearbox, generator, blade, rotor hub, Tower, nacelle, yaw gears, main shaft, pedestal for main shaft bearings, yaw motors, power and control panel, nacelle control panel, and nacelle bed plate, including with respect to each of such components its respective parts and components, but excluding Consumable Parts included in each of such components.

        "Major Defect" shall have the meaning ascribed to such tem in Section 10.4.2(a) of the Supply Agreement.

        "Major Defect Extension" shall have the meaning ascribed to such tem in Section 10.4.2(c) of the Supply Agreement.

        "MEASNET" means Measuring Institute Network of Europe.

        "Measured Annual Time Availability" shall have the meaning ascribed to such term in Section 11.1.2 of the Supply Agreement.

        "Measured AP Time Availability" shall have the meaning ascribed to such term in Section 11.1.1 of the Supply Agreement.

        "Mechanical Completion" means with respect to an individual WTG, that a Mechanical Completion Certificate has been issued in respect of such WTG by the Owner and confirmed by Seller without any outstanding work indicated pursuant to Section 7.3 of the Supply Agreement, and includes the achievement of the following for such Wind Turbine: (a) all turbine equipment associated in all material respects with such fully assembled Wind Turbine has been assembled, erected and installed in accordance, in all material respects, with the Specifications and the Requirements and is checked for adjustment; (b) such Wind Turbine is a single unit capable of generating electricity continuously for delivery to the service breaker in the Wind Turbine controller; (c) the Mechanical Completion Checklist provided as Exhibit M-1 of the Supply Agreement has been completed; (d) the Wind Turbine is ready, in all material respects, to commence Commissioning and (e) Seller has countersigned the Mechanical Completion Certificate or the Independent Engineer has issued a report pursuant to Section 7.3(c) of the Supply Agreement that Mechanical Completion has been achieved.

        "Mechanical Completion Certificate" means the certificate described in Exhibit M to the Supply Agreement to be issued by Owner pursuant to Section 7.3.1(b) of the Supply Agreement.

        "Mechanical Completion Checklist" means the checklist in the form of Exhibit M-1 of the Supply Agreement attached to the Mechanical Completion Certificate.

        "MHI" means Mitsubishi Heavy Industries, Ltd., a corporation organized and existing under the laws of Japan.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

        "MHI Guaranty Agreement" means the MHI Guaranty Agreement to be provided by MHI pursuant to Section 3.2.9 of the Supply Agreement in the form of Exhibit C-1 to the Supply Agreement.

        "Monthly Performance Report" shall have the meaning ascribed to such term in Section 2.6(c) of the Service Agreement.

        "MPS" means Mitsubishi Power Systems, Inc., a Delaware corporation.

        "MPS Competitor" means any Person and Affiliates thereof, that designs and/or manufactures, in whole or in part, wind turbine generators and/or components.

        "NIST" means National Institute of Standards and Technology.

        "Noise Guaranty" shall have the meaning ascribed to such term in Section 11.2.1 of the Supply Agreement.

        "Noise Level Test" means the tests conducted pursuant to the Noise Level Test Procedures.

        "Noise Level Test Procedures" means the procedures set forth in Exhibit I-1 to the Supply Agreement and used to determine whether the Wind Turbines satisfy the Noise Guaranty.

        "Noise Requirement" means the requirements listed in Exhibit I to the Supply Agreement.

        "Non-Manufacturer Downtime" means the period of time that a WTG is not in "RUN" or "STANDBY" mode due to (a) Force Majeure, (b) electrical outages or failures of the Balance Of Plant, Delivery Point or Interconnection Utility's Interconnection Facilities, (c) maintenance or repair of the Project's electrical infrastructure, grid system, transformers or any portions thereof to which the Wind Turbines are interconnected including, without limitation, the Balance Of Plant, Delivery Point or Interconnection Utility's Interconnection Facilities, (d) for purposes of determining Time Availability, Scheduled Maintenance; (e) electrical outages or failures of the Project not caused by the Wind Turbines, and (f) a shutdown of a Wind Turbine in accordance with Columnar Control Strategy, if any, (g) in the event of a Power Curve Test where Owner is responsible for the costs and expenses of such test, and a shutdown of a Wind Turbine affecting the measurement of a Reference Turbine as further described in Exhibit H to the Supply Agreement and (h) a shutdown (including but not limited to WTG trip) of a WTG which is caused by a deviation from the operating parameters of the WTG as set forth in the Specifications, and not caused by a breach of the Warranty. Notwithstanding the foregoing, Non-Manufacturer Downtime does not include the period of time that a WTG is not in "RUN" or "STANDBY" mode due to (i) Unscheduled Maintenance, or Defect Repair or Replacement (ii) breach of the Warranty, (iii) Warranty Repairs and Warranty Retrofits, (iv) alleged infringement pursuant to Sections 17.2 and 17.3 of the Supply Agreement, and (v) acts or omissions of Seller or its Affiliates, including Servicer.

        "Notice to Proceed" or "NTP" shall mean a written notice from Owner to Seller advising Seller to commence performance of Seller's obligations contemplated by the Supply Agreement.

        "NTP Date" shall have the meaning ascribed to such term in Section 4.10 of the Supply Agreement.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

        "NTP Deadline" shall have the meaning ascribed to such term in Section 4.10 of the Supply Agreement.

        "NTP Payment" shall have the meaning ascribed to such term in Section 5.2.2 of the Supply Agreement.

        "O&M Facility" shall have the meaning ascribed to such term in Section 2.11 of the Service Agreement.

        "O&M Procedures Manual" means the complete system instructions and procedures for the operation, service and maintenance of the Wind Turbines, including Seller's and any applicable subcontractors' recommended list of Parts, lubrication requirements, frequency of Scheduled Maintenance, and certain other safety information and precautionary measures for the Wind Turbines.

        "Operator" means the contractor retained by Owner to perform the day to day operation of the Wind Turbines and Project.

        "Operation Manual" shall mean the Wind Turbines Operation Manual attached to the Service Agreement as Exhibit B.

        "Owner" means Edison Mission Energy, Inc. a Delaware corporation, its successors and permitted assigns, in its capacity as Owner under the Supply Agreement.

        "Owner Delays" means any delay in the performance of the Wind Turbine Work by Seller, in whole or in part, that is caused by any failure, action or inaction, of Owner or BOP Contractor to fulfill its obligations under the Supply Agreement.

        "Owner Indemnified Party" and "Owner Indemnified Parties" have the meanings ascribed to such terms in Section 17.1(a) of the Supply Agreement.

        "Owner Parent Guaranty" or "Owner Parent Guaranty Agreement" means the Owner Parent Guaranty Agreement to be provided by Owner pursuant to Section 4.5 of the Supply Agreement in the form of Exhibit C-2 of the Supply Agreement.

        "Owner's Non-completion Notice" shall have the meaning ascribed to such term in Section 7.5.1(c)(B) of the Supply Agreement.

        "Owner's Non-finalization Notice" shall have the meaning ascribed to such term in Section 7.6(B) of the Supply Agreement.

        "Owner's Permits" means permits other than those which will be obtained and properly maintained by Seller pursuant to Section 3.2.7 of the Supply Agreement. Owner's Permits include, but are not limited to, building permits and environmental permits.

        "Owner's Representative" shall have the meaning ascribed to such term in Section 7.7.2 of the Supply Agreement.

        "Owner's Work" means (i) the design, engineering and construction obligations assigned to Owner, as opposed to Seller, pursuant to the Contract Documents pertaining to the civil and other works, Site

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

foundation design and construction (including access roads, layout design and preparation of a Site for the Wind Turbine delivery), and electrical works; (ii) obtaining the necessary Permits from Governmental Authorities in connection with such Owner's Work (but expressly excluding all Permits to be obtained by Seller pursuant to Section 3.2.7 of the Supply Agreement); (iii) obtaining the right to the use of the land constituting a Site from third parties, as required; and (iv) any other acts required to complete a Project at a Site that are not expressly allocated to Seller pursuant to the Contract Documents.

        "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings, materials and other equipment and components used in the WTGs.

        "Party" and "Parties" shall have the meanings ascribed to such terms in the Preamble to the Service Agreement or the Supply Agreement, as applicable.

        "PCT Committee" shall have the meaning ascribed to such term in Sections 11.3.2(e)(i) of the Supply Agreement.

        "PCT Liquidated Damages" shall have the meaning ascribed to such term in Section 11.3.2(g)(v) of the Supply Agreement.

        "Permits" means a waiver, exemption, variance, certificate, franchise, permit, authorization, license or similar order of or from, or filing or registration with, or notice to, any Governmental Authority having jurisdiction over the matter in question.

        "Permitted Liens" shall have the meaning ascribed to such term in Section 14.1 of the Supply Agreement.

        "Person" means any individual, corporation, association, partnership, limited liability company, joint stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof.

        "Port of Entry" shall have the meaning ascribed to such term in Section 5.1.3 of the Supply Agreement.

        "Power Curve" means Seller's specified output of a Wind Turbine at varying wind speeds, as set forth in an Appendix to the Specifications.

        "Power Curve Test" or "PCT" means the tests conducted pursuant to the Power Curve Test Procedures attached as Exhibit H to the Supply Agreement.

        "Power Curve Test Certificate" means the document, substantially in the form of Exhibit H-1 of the Supply Agreement, issued pursuant to Section 11.3.2(f) of the Supply Agreement.

        "Power Curve Test Procedures" means the procedures set forth in Exhibit H to the Supply Agreement.

        "Power Curve Threshold" means *** % of the CEY as defined and determined pursuant to Section 1.3.1 of Exhibit H to the Supply Agreement.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

        "Power Curve Threshold Guaranty" shall have the meaning ascribed to such term in Section 11.3.1 of the Supply Agreement.

        "Power Purchase Agreement" means an agreement for the purchase and sale of electrical energy produced by a Project to be entered into by and between a power purchaser and Owner, as the same may be amended, restated, or modified from time to time.

        "Price List" shall mean the list of Servicer's normal and standard prices for a Part, as initially set forth in Exhibit D to the Service Agreement and as updated from time to time after the date of the Service Agreement pursuant to Section 2.3(d) of the Service Agreement.

        "Prime Rate" shall have the meaning ascribed to such term in Section 3.6 of the Service Agreement.

        "Project" means an integrated wind-powered electricity generating plant utilizing MHI wind turbines to be located on a Site, consisting of all structures, facilities, appliances, lines, conductors, instruments, equipment, apparatus, components, roads and other property comprising and integrating the entire facility and all other equipment, labor, services and materials to be furnished under the Contract Documents, the relevant Interconnection Agreement and the relevant BOP Contract.

        "Project Commercial Operation" shall have the meaning ascribed to such term in Section 7.4(D) of the Supply Agreement.

        "Project Commercial Operation Date" shall have the meaning ascribed to such term in Section 7.4(D) of the Supply Agreement.

        "Project Designation" means Owner's written notice to Seller with respect to the location of the Project, which is to be issued in accordance with Section 7.1.2 of the Supply Agreement in the form of Exhibit T.

        "Project Interconnection Facilities" means all the land rights, materials, equipment, and facilities installed to permit the delivery of electrical energy generated by the Wind Turbines to the Delivery Point, and all electrical interconnection, switching, metering, relaying, and communication and safety equipment required under the Interconnection Agreement on the Project side of the Delivery Point, the pad-mount transformers, the electrical works, including the Substation, collection system between pad-mount transformers and the Substation, and all related cables, pipe ducting, control work, and equipment.

        "Project Meter" means a meter, or collection of meters, located within the Substation, which measure(s) the Actual Output.

        "Project Substantial Completion" shall have the meaning ascribed to such term in Section 7.5.2 of the Supply Agreement.

        "Project Substantial Completion Certificate" means the Project Substantial Completion Certificate issued pursuant to Section 7.5.2 of the Supply Agreement.

        "Project Substantial Completion Date" shall have the meaning ascribed to such term in Section 7.5.2 of the Supply Agreement.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

        "Proprietary Data" shall have the meaning ascribed to such term in Section 19.1(b) of the Supply Agreement and Section 10.15(b) of the Service Agreement, as applicable.

        "Prudent Wind Industry Practices" means those practices, methods, standards and acts that are generally accepted in the wind power industry in the United States that at a particular time in the exercise of reasonable judgment in light of the facts known at the time a decision was made, would have been expected to accomplish the specified result in a manner consistent with Applicable Laws, equipment manufacturers' recommendations, the Requirements, safety, environmental protection, expedition, including all requirements of the relevant portions of the O&M Procedures Manual.

        "PTC" means the renewable electricity production credits available under 26 U.S.C. Section 45, as amended.

        "Punch List" means the list of any minor items of work designated remaining to be performed or corrected after the occurrence of substantial completion pursuant to Section 7.5 of the Supply Agreement for each WTG, but no later than Final Completion, which are mutually agreed between the Owner and Seller and will not affect the safe and reliable operation of a Project as contemplated under the Contract Documents, which list shall include the date upon which Seller shall commence work on each such punch list item, a reasonable schedule for completion of each such item, and an estimated cost to complete such item that will be retained by Owner from the Contract Price and paid to Seller upon completion of the punch list.

        "Quarterly Fee" shall have the meaning ascribed to this term in Section 3.2(a) of the Service Agreement.

        "Reference Turbines" shall have the meaning ascribed to such term in Section 11.3.2(a) of the Supply Agreement.

        "Repair Period" shall have the meaning ascribed to such term in Section 11.3.2(g)(i) of the Supply Agreement.

        "Requirements" shall have the meaning ascribed to such term in Section 3.3 of the Supply Agreement.

        "Reservation Fee" shall have the meaning ascribed to such term in the Recitals of the Supply Agreement.

        "SCADA" means the automated remotely operated supervisory control and data acquisition and monitoring system for a Project to be provided by Owner, and that collects (i) availability and power generation data from each Wind Turbine, (ii) wind direction and speed data, and (iii) other operational parameters describing the status of a Project and its Project Interconnection Facilities.

        "SCADA Contractor" means the contractor or contractors selected by Owner to provide the SCADA.

        "Scheduled Final Completion Date" means the date which is 180 days following the Project Substantial Completion Date.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

        "Scheduled Maintenance" shall mean the maintenance and service tasks described in the Service & Maintenance Schedule Table attached as Exhibit A to the Service Agreement and scheduled to be performed pursuant to the Maintenance Schedule in effect from time to time.

        "Scheduled Substantial Completion Date" means the date which is seven (7) days following the date on which all WTGs in a Project have achieved (i) Mechanical Completion, and (ii) Energization; provided, however, that to the extent that any delay of the achievement of Project Substantial Completion is not caused by Seller, the Scheduled Substantial Completion Date shall be extended one day for each such day of delay.

        "Seller" means Mitsubishi Power Systems, Inc., a Delaware corporation, in its capacity as Seller under the Supply Agreement.

        "Seller Indemnified Party" and "Seller Indemnified Parties" shall have the meanings ascribed to such terms in Section 17.1(b) of the Supply Agreement.

        "Seller's Representative" shall have the meaning ascribed to such term in Section 7.7.1 of the Supply Agreement.

        "Service Agreement" means a Wind Turbine Maintenance and Service Agreement by and between Owner and Servicer, substantially in the form of Exhibit S to the Supply Agreement and as the same may be amended from time to time, with respect to a Project at a Site as determined pursuant to Section 10.7.2 of the Supply Agreement.

        "Service Agreement Term" shall have the meaning ascribed to such term in Section 4.1(a) of the Service Agreement.

        "Service Labor Rate" shall have the meaning ascribed to such term in Section 2.3(d) of the Service Agreement.

        "Servicer" means Mitsubishi Power Systems, Inc., a Delaware corporation, in its capacity as Servicer under the Service Agreement.

        "Servicer Indemnified Party" or "Servicer Indemnified Parties" shall have the meaning ascribed to such terms in Section 5.1(b) of the Service Agreement.

        "Site" means the location of a Project determined pursuant to Section 7.1.1(a) of the Supply Agreement.

        "Site Calibration" shall have the meaning ascribed to such term in the Site Calibration Procedures.

        "Site Calibration Procedures" means the procedures set forth in Exhibit F to the Supply Agreement, which shall be followed for the performance of the Site Calibration.

        "Site Conditions" means the information set forth on Exhibit G-1 to the Supply Agreement.

        "Site Description" means the information set forth on Exhibit B-1 to the Supply Agreement.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

        "Site Plan" means the Site layout and placement of crane pads as illustrated on Exhibit B-2 to the Supply Agreement.

        "Spare Parts" means the parts identified in the Spare Parts List.

        "Spare Parts Inventory" shall have the meaning ascribed to such term in Section 2.3(b) of the Service Agreement.

        "Spare Parts List" means the list to be delivered pursuant to Section 3.2.2(j) of the Supply Agreement.

        "Special Tools" means special tools described in the Turbine Installation & Erection Manual under the heading "Special Tools" consisting of special tools not readily available from third parties in the United States of America required for the construction, assembly, installation, and erection of the Wind Turbines and other turbine equipment.

        "Specifications" or "WTG Specifications" mean the technical design and manufacturing specifications for the Wind Turbines, as set forth in Exhibit A to the Supply Agreement.

        "Subcontractor" means any person, firm or corporation which performs work for, or provides or supplies goods, materials, equipment, services or advice to, a Party in connection with the work to be performed by such Party, and includes subcontractors and suppliers, or any tier, of any Subcontractors.

        "Substation" means the portion of the Project Interconnection Facilities (including, without limitation, the main transformer, breakers, structures, control building, metering, and other power conditioning components), where the voltage is transformed to meet the voltage requirements to connect to the Grid.

        "Supply Agreement" or "Agreement" means the Wind Turbine Supply Agreement, dated as of March    , 2007, by and between Seller and Owner.

        "Technical Advisor" shall have the meaning ascribed to such term in Section 7.3.2(a) of the Supply Agreement.

        "Technical Advisory Fee" shall have the meaning ascribed to such term in Section 7.3.2(c) of the Supply Agreement.

        "Test Engineer" shall have the meaning ascribed to such term in Section 11.3.2(b) of the Supply Agreement.

        "Time Availability" means, for purposes of Sections 11.1.1 and 11.1.2 of the Supply Agreement, the sum of (i) the aggregate time a Wind Turbine was in "RUN" or in "STANDBY" mode as indicated at the WTG control panel and was capable of operating in accordance with the Specifications, and (ii) Non-Manufacturer Downtime, such sum divided by all calendar hours within the measured period, and expressed as a percentage.

        "Tower" means each steel tubular tower with a hub on which a Wind Turbine's Turbine Nacelle shall be mounted, including all ladders, platforms, internal lighting, safety equipment and other parts and assemblies all as described in the Specifications.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

        "Tower Assembly Drawing" shall have the meaning ascribed to such term in Section 3.2.2(c) of the Supply Agreement.

        "Tower Base Flange Drawing" shall have the meaning ascribed to such term in Section 3.2.2(b) of the Supply Agreement.

        "Tower Load Data" shall have the meaning ascribed to such term in Section 3.2.2(a) of the Supply Agreement.

        "Transportation Adjustment" shall have the meaning ascribed to such term in Section 5.1.3 of the Supply Agreement.

        "Transportation Requirements" means the requirements for road improvements, and the like, set forth in Exhibit D-1 to the Supply Agreement.

        "Turbine Installation and Erection Manual" shall have the meaning ascribed to such term in Section 3.2.2(g) of the Supply Agreement.

        "Turbine Nacelle" means the turbine nacelle component of a Wind Turbine, including gearbox, generator and nacelle yaw controls, and associated control and ancillary equipment.

        "Turbine Service and Maintenance Manual" is part of the Instruction Manual to be prepared and delivered by Seller to Owner pursuant to Section 3.2.2(h) of the Supply Agreement.

        "2008 Basic Model" shall have the meaning ascribed to such term in Section 5.1 of the Supply Agreement.

        "2009 Basic Model" shall have the meaning ascribed to such term in Section 5.1 of the Supply Agreement.

        "Unit Price" shall have the meaning ascribed to such term in Section 5.1 of the Supply Agreement.

        "Unloading Check-sheet" shall have the meaning ascribed to such term in Section 7.2.1(b) of the Supply Agreement.

        "Unscheduled Maintenance" shall mean Warranty Repair and Warranty Retrofit performed by Servicer pursuant to Article 10 of the Supply Agreement.

        "Warranty" shall have the meaning ascribed to such term in Section 10.1 of the Supply Agreement.

        "Warranty Period" means the Initial Warranty Period and the Extended Warranty Period, collectively.

        "Warranty Repair" shall have the meaning ascribed to such term in Section 10.4.1 of the Supply Agreement.

        "Warranty Retrofit" shall have the meaning ascribed to such term in Section 10.4.2(d) of the Supply Agreement.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

        "Wind Turbine" and "WTG" means each of the one hundred sixty-six (166) units of either, at Owner's election, MHI MWT92/2.4 or MHI MWT95/2.4 wind turbine generators manufactured by MHI, including the Turbine Nacelle, turbine controller switchgear, Towers and WTG Anemometers for each such Wind Turbine, each with a nameplate capacity rating of 2400kW which are delivered to a Site, all as more particularly described in the Specifications.

        "Wind Turbine Anemometer" or "WTG Anemometer" means, with respect to each Wind Turbine, the anemometer located on such Wind Turbine's Turbine Nacelle.

        "Wind Turbine Work" means all the work and services required to be performed by Seller under the Supply Agreement, including, but not limited to, the work more particularly specified in Section 3.2.1 through 3.2.9 of the Supply Agreement.

        "WTG Commissioning Delay Liquidated Damages" shall have the meaning ascribed to such term in Section 8.3.1 of the Supply Agreement.

        "WTG Delivery Delay Damages" shall have the meaning ascribed to such term in Section 8.2.1 of the Supply Agreement.

        "WTG Substantial Completion" means satisfaction of all of the requirements set forth in Section 7.5.1 of the Supply Agreement.

        "WTG Substantial Completion Certificate" means a certificate in the form of Exhibit Q to the Supply Agreement and issued in accordance with Section 7.5.1(c)(A) of the Supply Agreement.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

QuickLinks

  Exhibit 10.1
TABLE OF CONTENTS
Article 1. Definitions
Article 2. Interpretation
Article 3. Seller's Obligation
Article 4. Owner's Obligations
Article 5. Contract Price and Payment
Article 6. Change Orders and Suspension
Article 7. Project Designation, Delivery, Mechanical Completion, Commissioning, Substantial Completion and Final Completion
Article 8. Delays and Delay Damages
Article 9. [RESERVED]
Article 10. Limited Mechanical Warranty of Seller
Article 11. Availability Guaranty; Noise Guaranty
Article 12. Limitation of Liability
Article 13. Force Majeure
Article 14. Title
Article 15. Insurance
Article 16. Default/Termination
Article 17. Indemnification
Article 18. Representations And Warranties
Article 19. Confidentiality
Article 20. Dispute Resolution
Article 21. General Provisions
APPENDIX I DEFINITIONS